                                                                    EXHIBIT 10.6


                   INFORMATION TECHNOLOGY SERVICES AGREEMENT

         This Agreement is between AMERICAN AIRLINES, INC., a Delaware corporation, acting for itself and the American Related Entities, and THE SABRE GROUP, INC., a Delaware corporation.

                                   BACKGROUND

         AMERICAN intends to engage TSG to perform for the Airline Group, and TSG intends to perform for the Airline Group, the TSG Services pursuant to this Agreement at market-based rates which take into account on an aggregate basis, among other things, the rights and obligations under this Agreement, the amounts charged by other providers of similar services, the Airline Group's size as a recipient of similar services, the SLA Standards required of TSG, the geographic factors involved in providing the TSG Services to the Airline Group, the exclusivity commitments made by the Airline Group, and the Retained Rights.

                                   AGREEMENT

              IN CONSIDERATION OF the terms and conditions of this Agreement, the receipt and sufficiency of which are hereby acknowledged, AMERICAN and TSG, intending to be legally bound, hereby agree as follows:


                  Article I -- Definitions and Interpretation

1.1. DEFINITIONS. All terms beginning with a capital letter in this Agreement are defined in Exhibit A: Definitions and Interpretations. Exhibit A also sets forth various interpretive matters for this Agreement.

1.2. EXHIBITS. When this Agreement refers to an Exhibit described in this Section, such Exhibit is deemed incorporated herein by reference for all purposes. All Exhibits, as are agreed to after the Effective Date, shall be deemed incorporated herein upon the Parties Consent.

          Exhibit                 Title
          -------                 -----
             A                    Definitions and Interpretation
             B                    TSG Services Description
             C                    Rate and Reset Schedule
             D                    Services Subject to SLA
             E                    Agreed SLAs
             F                    New/Out-of-scope Services Procedures





Information Technology Services Agreement

             G                    Response/Resolution Procedures for SLA Problems
             H                    SITA Relationship
             I                    Key Employees
             J                    Non-disclosure/Confidentiality Agreement
             K                    Termination Liquidated Damages Calculation
             L                    Transition Assistance Service Descriptions
             M                    Dispute Resolution Appendix
             N                    Non-disclosure/Non-competition Agreement
             O                    AG Self-performed Services
             P                    Electronic Travel Distribution System


                               Article II -- Term

2.1. TERM OF AGREEMENT. Unless earlier terminated pursuant to Article XXIV -- Termination or unless extended in accordance with Section "2.3. EXTENSIONS OF THE TERM," this Agreement shall be effective on the Effective Date and continue in effect until 11:59 p.m. June 30, 2006, except that this Agreement shall cease to be effective for:

          A.  The Three-year Services at 11:59 p.m. June 30, 1999; and

          B.  The Five-year Services at 11:59 p.m. June 30, 2001.

2.2. TERM FOR AN UNIDENTIFIED SERVICE. If a TSG Service is not identified as a Three-year Service, Five-year Service, or Ten-year Service, AMERICAN and TSG shall agree in writing the period of time such service is subject to this Agreement.

2.3. EXTENSIONS OF THE TERM. The term of this Agreement as applicable to the Three-year Services, Five-year Services, and Ten-year Services may be extended in accordance with this Section 2.3.

          A.  For Three-year Services:

                 (1) AMERICAN may extend the applicability of this Agreement to the Three-year Services until September 30, 1999; provided, AMERICAN gives TSG Notice prior to June 30, 1998.

                 (2) If AMERICAN fails to give TSG Notice, at least six months prior to the end of the term then applicable to the Three-year Services, that AMERICAN will not renew this Agreement for the Three-year Services, then the Three-year Services shall be subject to this Agreement for an additional six months beyond the end of the then current term applicable to the Three-year Services.





Information Technology Services Agreement

                 (3) If AMERICAN fails to give TSG Notice, at least six months prior to the end of the term then applicable to the Three-year Services, that AMERICAN will not renew this Agreement for the Three-year Services, and this Agreement has already been extended pursuant to Subsection A(2) of this Section 2.3, then the Three-year Services shall be subject to this Agreement for an additional three years beyond the end of the then current term applicable to the Three-year Services.

          B.  For Five-year Services:

                 (1) If AMERICAN fails to give TSG Notice, on or before January 1, 2001, that AMERICAN will not renew this Agreement for the Five-year Services, then the Five-year Services shall be subject to this Agreement until 11:59 p.m. June 30, 2002.

                 (2) If the applicability of this Agreement to the Five-year Services is extended to June 30, 2002 and AMERICAN fails to give TSG Notice, on or before January 1, 2002, that AMERICAN will not renew this Agreement for the Five-year Services, then the Five-year Services shall be subject to this Agreement until 11:59 p.m. June 30, 2005.

          C.  For Ten-year Services:

                 (1) If AMERICAN fails to give TSG Notice, on or before January 1, 2006, that AMERICAN will not renew this Agreement for the Ten-year Services, then this Agreement shall remain in effect and the Ten-year Services shall be subject to this Agreement until 11:59 p.m. June 30, 2007.

                 (2) If the term of this Agreement is extended to June 30, 2007 and AMERICAN fails to give TSG Notice, on or before January 1, 2007, that AMERICAN will not renew this Agreement for the Ten-year Services, then this Agreement shall remain in effect and the Ten-year Services shall be subject to this Agreement until 11:59 p.m. June 30, 2012.


                    Article III -- Services and Exclusivity

3.1. SERVICES IN GENERAL. Pursuant to this Agreement, TSG shall perform the TSG Services for the Airline Group.





Information Technology Services Agreement

3.2. ACCESS TO AND USE OF FACILITIES. The Airline Group shall provide such access to the Airline Group's facilities as is necessary to enable TSG to perform its obligations under this Agreement and to the extent that the Airline Group may grant TSG such access rights as an agent; provided that all rights of access granted to TSG at any airport locations are subject to Airport Regulations and at any Airline Group leased facilities are subject to any applicable lease restrictions.

          A. If a TSG employee is occupying space in an Airline Group facility at the Airline Group's request and primarily for the Airline Group's convenience, then the Airline Group will not charge TSG for any facility rent expense related to such TSG employee, but TSG shall be responsible for all significant out-of-pocket expenses of the Airline Group incurred because of the presence of such TSG employee, including Device Support and Voice Network Services.

                (1) Provided, however, if a TSG employee is occupying space at the System Operations Control Center or at AMERICAN's Capacity Planning Department, then the Airline Group will charge TSG the same amount for rent that a TSG employee would incur if occupying space at the Solana facility and TSG shall be responsible for all significant out-of-pocket expenses of the Airline Group incurred because of the presence of such TSG employee, including Device Support and Voice Network Services. For as long as the Solana facility is not essentially full, the Parties consider the cost of occupying space at the Solana facility to be zero. The cost of occupying space at the Solana facility in 1996 is zero.

          B. If a TSG employee is occupying space in an Airline Group facility not at the Airline Group's request, the Airline Group will charge TSG for a pro rata share of facility rent expense related to such TSG employee, and TSG shall be responsible for all significant out-of-pocket expenses of the Airline Group incurred because of the presence of such TSG employee, including Device Support and Voice Network Services.

          C. If an Airline Group employee is occupying space in an TSG facility at TSG's request and primarily for TSG's convenience, then TSG will not charge the Airline Group for any facility rent expense related to such employee of the Airline Group, but the Airline Group shall be responsible for all significant out-of-pocket expenses of TSG incurred because of the presence of such Airline Group employee, including Device Support and Voice Network Services.

          D. If an Airline Group employee is occupying space in a TSG facility not at TSG's request, then TSG will charge the Airline Group for a pro rata share of facility rent





Information Technology Services Agreement expense related to such employee of the Airline Group at the same rate that the Airline Group charges its departments occupying similar space, if any. Additionally, the Airline Group shall be responsible for all significant out-of-pocket expenses of TSG incurred because of the presence of such Airline Group employee at a TSG facility, including Device Support and Voice Network Services.

          E. Where one Party's employees are occupying space at the other Party's facilities, both Parties intend that their employees' usage of the other Party's LAN will be approximately equal. If the Airline Group's usage of TSG's LAN significantly exceeds TSG's usage of the Airline Group's LAN or TSG's usage of the Airline Group's LAN significantly exceeds the Airline Group's usage of TSG's LAN, the Account Managers shall meet to negotiate what, if any, compensation or remedial action is appropriate.


          [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE
          COMMISSION]


3.3.      NEW/OUT-OF-SCOPE SERVICES.   When TSG and AMERICAN expressly agree in
writing in accordance with Exhibit F: New/Out-of-scope Services Procedures, TSG shall perform a New/Out-of-scope Service.

3.4. TSG'S RIGHTS TO MANAGE ITS RESOURCES. Subject to the other provisions of this Agreement, including Article XVI -- Key Employees and Related Provisions and Section "4.1. TSG'S CHANGES TO LOCATIONS," TSG shall have the right, at TSG's cost and expense, so long as there is no Material Adverse Impact, to manage all resources used in providing the TSG Services as TSG deems appropriate, including relocating data centers, TSG equipment, TSG personnel, and other TSG resources. Nevertheless, if any such relocation effected with the reasonable belief that it would not have any Material Adverse Impact actually has a Material Adverse Impact, TSG shall reimburse the Airline Group for any increase in the Fees, any more than a de minimis increase in an expense incurred by the Airline Group, and any increase in the Taxes payable by the Airline Group.

3.5. KEEPING TECHNOLOGY CURRENT. TSG agrees to use reasonable efforts, without an increase in charges to the Airline Group or the costs the Airline Group would have to bear, to keep the technology used in providing the TSG Services to the Airline Group current, and at a level at least as high as the level that TSG uses for its internal operations and at least comparable to the level of technology generally used in the air transportation industry. Except as provided in Section "3.8. REFRESH FOR DEVICE SUPPORT," in the event that technology improvements would cause TSG to incur costs in addition to the costs TSG would otherwise have incurred in providing the TSG Services or would cause the Airline Group to incur costs it would not otherwise incur, the Airline Group and TSG shall meet to discuss whether to implement such improvements. At the Airline Group's sole option, TSG will (i) implement such improvements and charge the Airline Group for TSG's increased costs or (ii) not implement such improvements and continue to use TSG's then- existing technology. For the avoidance of doubt, nothing in this Section 3.5 shall be construed as relieving TSG of its





Information Technology Services Agreement obligation to provide, at no additional charge to the Airline Group, installation, support, and upgrades to the software identified in the "SG Commercial Software Product List" in Exhibit B: TSG Services Description.

3.6. ADDITIONAL TSG COSTS IN A SHARED ENVIRONMENT. Except as otherwise expressly provided in this Agreement, the Current Rates will not increase if TSG upgrades the hardware or software it uses to provide the TSG Services. If such an upgrade causes an increase in the Airline Group's Fees and if the increase in Fees is not commensurate with the benefits of such upgrade attainable in the reasonably foreseeable future, the Airline Group shall have no obligation to pay such increase in Fees.

3.7. EFFICIENCY AND COST EFFECTIVENESS. TSG shall use commercially reasonable efforts to use efficiently those resources chargeable to the Airline Group, and in so doing will (i) consider the Airline Group's needs, (ii) make schedule adjustments consistent with the Airline Group's priorities, (iii) delay the performance of non-critical functions within established limits, and
(iv) consider the needs of TSG's other contractual commitments.

3.8. REFRESH FOR DEVICE SUPPORT. The Airline Group shall receive, at TSG's expense (except for the expense of upgrading desktop hardware which is at the Airline Group's expense), the benefits of upgrades to Off-the-shelf Software included within Device Support as soon as reasonably practicable, but in any event within twelve months of such upgrades' becoming commercially available or when TSG implements such upgrades in production (which does not include any beta testing) for its own employees, whichever is sooner. The cost of such upgrades, including installation and license fees, shall be borne solely by TSG through the software charge included in the monthly Device Support charge.

          A. AMERICAN agrees to provide TSG with at least six months Notice of non-renewal of Device Support in accordance with Section "2.3. EXTENSIONS OF THE TERM."

          B. AMERICAN's Notice of non-renewal shall not affect the rights of the Airline Group under this Section 3.8 for the remainder of the term of the Three-year Services, including Device Support.

          C. If the Airline Group declines to permit TSG to install an upgrade to software necessary to provide Device Support and the Airline Group is the only Device Support customer of TSG to decline, and such declining causes TSG increased costs, the Airline Group shall reimburse TSG for such costs.

3.9. TSG SUPPORT FOR THIRD PARTY PRODUCTS. TSG shall arrange for and manage Third Party Standard Support for Third Party Supported Products. TSG and AMERICAN acknowledge that such products require TSG to obtain support services from





Information Technology Services Agreement certain third-party vendors, and that TSG's ability to provide any support to the Airline Group for such products may be impaired if TSG is unable to obtain the required support from such third-party vendors.

          A. When TSG learns that any Third Party Supported Product is an Unsupported Product, TSG shall, at TSG's expense:

                 (1)  Immediately give AMERICAN Notice;

                 (2)  Discuss with AMERICAN the options available; and

                 (3)  At AMERICAN's sole option:

                          a. Use reasonable efforts to obtain a replacement product for such Unsupported Product within twelve
                          (12) months of notification to AMERICAN pursuant to Subsection A(1) of this Section 3.9;


                          b. Use reasonable efforts to obtain services to substitute for Third Party Standard Support for such Unsupported Product, provided that TSG and AMERICAN negotiate new SLA Standards for such Unsupported Product, if necessary; or

                          c. Discontinue attempting to obtain services to substitute for Third Party Standard Support of such Unsupported Product after the first anniversary of the notification to AMERICAN.

          B. TSG and the Airline Group shall use reasonable efforts to minimize any costs required to transfer the Airline Group to a replacement product.

3.10. EXCLUSIVITY. Subject to Section "2.1. TERM OF AGREEMENT," TSG is the exclusive provider to the Airline Group of certain services as described in this Section 3.10.

          A.  TSG is the exclusive provider of the following services:

                 (1) Data Center Services, except for the operation of External Client Server Development;

                 (2)  Data Network Services;

                 (3)  Voice Network Services;

                 (4)  Distributed Systems Services;





Information Technology Services Agreement

                 (5) Providing Development, Maintenance, and Enhancement services for Real Time Applications; and

                 (6) Providing Maintenance and Enhancement services for Existing Applications.

          B. For any New/Out-of-scope Service or Significant Services that TSG performs that create software and for any TSG Development, TSG is the exclusive provider of Maintenance and Enhancement services for such TSG- created or TSG-developed software until the Expiration Date.

          C. Although Client Server Development is not an Exclusive Service, if the Airline Group selects TSG to perform Client Server Development, TSG has the exclusive right:

                 (1) To operate the client server application created by such Client Server Development until June 30, 2001 or until such later date as the Five-year Services are subject to this Agreement pursuant to Section "2.3. EXTENSIONS OF THE TERM," if such client server application requires an operator other than the end user; and

                 (2) To perform the Maintenance and Enhancement services for such client server application until the Expiration Date.

          D. Although acquiring Off-the-shelf Software to replace existing client server applications or to provide new client server applications is not an Exclusive Service, if the Airline Group acquires Off-the Shelf Software to replace existing client server applications or to provide new client server applications and such software requires Significant Services performed by TSG, and if such client server application requires an operator in addition to the end user, TSG has the exclusive right to operate such Off-the-shelf Software until June 30, 2001 or until such later date as the Five-year Services are subject to this Agreement pursuant to Section "2.3. EXTENSIONS OF THE TERM."

          E. AMERICAN's exercise of the Retained Rights are subject to the restrictions and limitations under this Agreement during the term of this Agreement.

3.11.     NON-EXCLUSIVE SERVICES.   Services that are not Exclusive Services
include the following:

          A.  Development other than Development of Real Time Applications.





Information Technology Services Agreement

          B.  Client Server Development services.

          C.  New/Out-of-scope Services.

          D.  AG Self-performed Services.

          E. Acquiring and using Off-the-shelf Software other than as described in Subsection F of this Section 3.11.

          F. Acquiring and using Off-the-shelf Software for incorporation into or integration with TSG Operated Software, if both of the following conditions are met:

                 (1) TSG does not offer services with comparable functionality for fees less than or equal to such Off- the-shelf Software's license fee; and

                 (2) TSG performs or approves related incorporation or integration of the Off-the-shelf Software with the TSG Operated Software.

          G. Acquiring and using Enhancements for Existing Applications requiring specific intellectual property or specific functions that TSG does not then possess; provided TSG performs or approves the related integration of such Enhancements with the Existing Applications.

          H. The Airline Group is not prohibited or restricted from entering into any agreement to receive, or from receiving, any royalty from the marketing by a third-party developer of software developed by that Person for any member of the Airline Group as permitted by this
          Section 3.11.

3.12. ENGAGING THIRD PARTIES FOR NON-EXCLUSIVE SERVICES. If the Airline Group solicits offers from third parties to perform Non-exclusive Services, the Airline Group shall also solicit an offer from TSG; provided, however, that if the Airline Group solicits an offer for maintenance or enhancement services from a third party for Development that such third party performed, the Airline Group shall have no obligation to solicit an offer from TSG. In such instances where required to solicit an offer from TSG, if the Airline Group makes such a solicitation in writing, including by issuing an RFP or an RFQ, the Airline Group shall promptly provide TSG with a copy.

          A. TSG shall have the opportunity to compete with third parties in any bidding for Non-exclusive Services; provided, however, the Airline Group is not obligated to accept TSG's offer or grant TSG any preferential treatment.





Information Technology Services Agreement

          B. The Airline Group may use third parties pursuant to Section "5.11. AUDITING CODE EFFICIENCY," subject to compliance with Section "14.8. CONFIDENTIALITY AND THIRD PARTIES."

3.13. EFFECT OF DIVESTITURES, MERGERS, AND ACQUISITIONS. If a member of the Airline Group creates a Spin-off Company and the Spin-off Company's declining to use the TSG Services would be likely to result in a decrease of more than ten percent of the Fees that were payable to TSG for the twelve months preceding the month in which the Spin-off Company became a Spin-off Company, then either the Airline Group shall cause such Spin-off Company to be obligated to use the TSG Services in accordance with this Agreement or the Airline Group shall pay Termination Liquidated Damages in accordance with Exhibit K: Termination Liquidated Damages Calculation.

          A. If the Airline Group acquires another carrier in the airline business and merges its airline operations with such other carrier, then such carrier's information technology operations shall possess all the rights and benefits and be subject to all of the obligations of the Airline Group under this Agreement on a date agreed to in writing by AMERICAN and TSG, and in any event as soon as reasonably practicable in light of the commercial circumstances, including the duration of such carrier's existing commitments and the extent of any termination penalties. If causing such carrier's information technology operations to be subject to this Agreement is not reasonably practicable within twelve months after the Airline Group begins to merge airline operations, then the Airline Group and TSG shall mutually determine appropriate compensation for TSG.

          B. If the Airline Group acquires another carrier in the airline business and does not merge its airline operations with such other carrier, then such carrier's information technology operations and services shall become subject to this Agreement at AMERICAN's sole discretion.

          C. If the Airline Group acquires any entity (including another carrier), AMERICAN may cause the information technology services of such entity to become subject to this Agreement upon Notice to TSG; provided TSG is given a reasonable period of time in which to transfer such entity's information technology operations and services to TSG. In such event, TSG shall provide TSG Services to the entity at the Current Rates; provided that if TSG incurs reasonable, necessary, and Extraordinary Costs for establishing TSG's ability to provide TSG Services to such entity and such costs will result in a lower profit margin to TSG than would have occurred if the additional volume or services were provided for the Airline Group's own use with the then current TSG facilities, AMERICAN shall reimburse TSG for such costs; provided further, however, that TSG has given AMERICAN Notice in advance of incurring such costs.





Information Technology Services Agreement

          D. If the Airline Group creates an Affiliated Spin-off Entity, such Affiliated Spin-off Entity shall possess all the rights and benefits and be subject to all of the obligations of the Airline Group under this Agreement, including the right to use the Existing Applications in accordance with this Agreement without payment of any license fees.

3.14. CHANGES IN DEMAND FOR TSG SERVICES. The Airline Group shall inform TSG within a reasonable time of material changes in the Airline Group's requirements for TSG Services to enable TSG to adjust its resources. The Parties acknowledge that changes in the Airline Group's requirements because of unforeseen circumstances, such as a labor strike against AMERICAN, may not be communicated in advance; but AMERICAN or the affected member of the Airline Group shall inform TSG of such material changes as soon as possible and shall periodically provide TSG updated information as to such material changes.

3.15. PREFERRED CUSTOMER FOR DEPLOYMENT OF SKILLED PERSONNEL. TSG shall provide necessary, skilled personnel to staff any and all Airline Group projects; provided AMERICAN gives TSG Notice of material changes in the Airline Group's requirements for TSG's personnel.

3.16.     SPECIAL PROVISIONS FOR RESERVATIONS 800 SERVICES.    TSG shall manage
Reservations 800 Services in accordance with this Section 3.16.

          A. TSG shall promptly provide AMERICAN with a copy of all information from prospective vendors of the Reservations 800 Services, including vendor-related performance and proposal information.

          B. AMERICAN may participate with TSG in all negotiations with such prospective vendors.

          C. AMERICAN, in its sole discretion, shall make all final decisions concerning the selection of vendors for providing Reservations 800 Services; provided, however, if AMERICAN does not follow TSG's recommendations concerning Reservations 800 Services, AMERICAN and TSG agree to amend the SLA Standards applicable to the Reservations 800 Services, if necessary.

          D. If AMERICAN, after consultation with TSG, decides that the Airline Group can perform 800 Decision Tree Support more efficiently than TSG, such services shall cease to be TSG Services, and the Airline Group shall perform 800 Decision Tree Support for itself. AMERICAN's election to perform 800 Decision Tree Support shall not change the Parties' other rights or obligations under this Section 3.16.





Information Technology Services Agreement

3.17. SPECIAL PROVISIONS CONCERNING SITA AND SITA SERVICES. The Parties' arrangement regarding SITA Services and the SITA Agreements is set forth in this Section 3.17.


          [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE
          COMMISSION]


          B. Although AMERICAN shall remain the contracting party under the SITA Agreements until they are assigned to TSG, TSG shall have all of the rights and benefits and all of the obligations and burdens under the SITA Agreements as if AMERICAN had assigned to TSG, and TSG had assumed, the SITA Agreements as of July 1, 1996.

                 (1) Those rights and benefits shall include the right of TSG to cause AMERICAN to purchase for TSG's own use and for the use of TSG's customers all services provided by the SITA Group pursuant to the SITA Agreements. Accordingly, AMERICAN hereby authorizes TSG to purchase as AMERICAN's agent, on the Airline Group's behalf and on behalf of TSG and its other customers, the SITA Services. TSG and AMERICAN agree that charges for the SITA Services shall be invoiced to AMERICAN and paid by TSG to AMERICAN and that, with respect to the SITA SABREnet Services, the special payment and other terms provided in Exhibit H: SITA Relationship shall apply.

                 (2) Those obligations and burdens, which TSG hereby accepts and agrees to perform, shall include the obligation to meet all of the commitments and obligations, financial and otherwise, that AMERICAN may incur under the SITA Agreements (other than obligations related to the SITA Services consumed by AMERICAN and its Affiliates other than TSG and its subsidiaries, except for any amount paid by AMERICAN and its Affiliates to TSG for SITA Services consumed by AMERICAN and its Affiliates other than TSG and its subsidiaries), including the obligations of payment (including any fees, penalties, or interest for late payment or nonpayment), indemnification obligations, and commitments to meet the financial minimums under the SITA Agreements.





Information Technology Services Agreement

                 (3) As long as AMERICAN remains responsible to SITA as the contracting party under the SITA Agreements, TSG shall purchase through AMERICAN at least the minimum volume of telecommunications services offered by the SITA Group that AMERICAN is obligated to purchase from the SITA Group pursuant to the SITA Agreements. The Parties' rights and obligations stated above in this Section 3.17 shall terminate upon AMERICAN's assignment to TSG, and TSG's assumption, of the SITA Agreements.

          C. Because AMERICAN will remain, on or after the Effective Date, the contracting party under the SITA Agreements, and therefore responsible to the SITA Group thereunder, AMERICAN shall have the benefit of the indemnification set forth in Section "20.8. SITA INDEMNIFICATION."

3.18. SPECIAL PROVISIONS CONCERNING CUSTOM SOFTWARE. TSG and the Airline Group acknowledge that software used and developed under this Agreement is custom software for specific uses.

3.19. ELECTRONIC TRAVEL DISTRIBUTION SYSTEM. The Parties' agreements regarding the use of PSS/FPC in connection with any Electronic Travel Distribution System for the benefit of the Airline Group are set forth in Exhibit P; Electronic Travel Distribution System.

                      Article IV -- Locations of Services

4.1. TSG'S CHANGES TO LOCATIONS. Nothing in this Agreement shall prevent TSG from changing, consolidating, eliminating or adding, after the Effective Date, its locations at which it provides the TSG Services so long as such changes, consolidations, eliminations or additions cause no Material Adverse Impact on the Airline Group and provided that if any TSG Services are performed on-site at the Airline Group's locations on the Effective Date, TSG may not change the location of such service without AMERICAN's Consent.

          A. TSG shall consult with AMERICAN concerning such changes, consolidations, eliminations or additions.

          B. TSG's application developers are not considered "on-site" unless expressly assigned as of the Effective Date to share an office area with the user department.

          C. TSG shall not move the TSG Operated Software or hardware for the Real Time Applications known as Passenger Services Systems (PSS) and Flight Operating Systems (FOS) located at the Secure Computer Center, located at 4000 N. Mingo Road, Tulsa, Oklahoma 74116-5020 as of the Effective Date, without the Airline Group's Consent.

4.2. AIRLINE GROUP'S REQUESTED CHANGES AT ITS LOCATIONS. If the Airline Group wishes TSG to change, consolidate, eliminate or add any functions that must be performed at the Airline Group's locations, it shall so notify TSG. TSG shall promptly





Information Technology Services Agreement provide AMERICAN with a good faith estimate of the cost, if any, of making such change, consolidation, elimination or addition. TSG will make such change, consolidation, elimination or addition upon AMERICAN's approval of such cost estimate, which approval will be given at AMERICAN's sole discretion.


                          Article V -- Service Levels

5.1. SERVICE LEVELS IN GENERAL. For each of the TSG Services or systems specified in Exhibit D: Services Subject to SLA, AMERICAN and TSG shall establish an SLA. It is the intention of TSG to provide good service to the Airline Group, to correct problems with any TSG Services, and to cooperate with the Airline Group to resolve any reasonable, remediable dissatisfaction with a TSG Service.

          A. The SLAs agreed to by the parties as of the Effective Date are specified in Exhibit E: Agreed SLAs.

          B. For SLAs not agreed to by the parties as of the Effective Date, TSG and AMERICAN shall use their reasonable best efforts to establish such SLAs before December 31, 1996 or as soon thereafter as practicable. Upon the Parties' Consent, an SLA established after the Effective Date shall be deemed incorporated into Exhibit E: Agreed SLAs for all purposes.

          C. TSG and AMERICAN intend that TSG perform the TSG Services at levels above the SLA Standards. Both Parties acknowledge that the actual levels of performance are likely to fluctuate.

          D. In general TSG shall strive to improve continually its actual performance and, subject to Subsections D(1) and D(2), shall not knowingly act in a manner that will reduce its level of performance.


                 [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]


                 (2) If TSG identifies cost-saving opportunities for itself that will reduce its levels of performance, but such reduction will be de minimis, AMERICAN and





Information Technology Services Agreement

                 TSG shall cooperate to enable TSG to take advantage of such cost-saving opportunities.

          E. Prior to engaging a subcontractor in accordance with Article VI -- Subcontracting, TSG and AMERICAN shall establish an SLA Standard for the service(s) to be subcontracted.

5.2. SLA REQUIREMENTS. All SLAs shall conform in substance to the requirements specified in this Section.

          A. Each SLA shall specify the SLA Standard for the services subject to such SLA.

          B. Each SLA shall specify one of the following categories in which the service is designated: "Critical TSG Service," "High Risk TSG Service," "Medium Risk TSG Service," or "Low Risk TSG Service." If no such category is specified, such service shall be deemed as designated "Low Risk TSG Service."

          C. Each SLA shall establish its Performance Increases and Performance Decreases, if any, with the intention that over the course of a calendar year the Performance Increases and Performance Decreases shall be equal. Further, in rare circumstances, the Parties may balance one SLA established to yield Performance Increases more than Performance Decreases with another SLA established to yield corresponding Performance Decreases more than Performance Increases, so that over the course of a calendar year the intended Performance Increases and Performance Decreases from the two SLAs shall be equal. Nevertheless, nothing in this Section 5.2 shall be construed as requiring the actual Performance Increases to equal the Performance Decreases while this Agreement is in effect.

          D. For services designated as Critical TSG Service or High Risk TSG Service, each SLA may specify Performance Increases for Exceptional Performance and Performance Decreases for Inadequate Performance; provided, however, that nothing in this Section 5.2 shall be construed as requiring both a Performance Increase and a Performance Decrease be applicable to the same measure of performance.

          E.  Each SLA may specify one or more SLA Service Termination Events.

5.3. HISTORICAL SLA STANDARDS. For each TSG Service, the SLA Standard shall be established at the Historical SLA Standard or the New Historical SLA Standard. If performance level information is unavailable for 1994 and 1995, the SLA Standard shall be established at the performance levels measured in 1996, excluding data points where performance levels are clearly unacceptable, and consequently, the 1996 performance levels are the Historical SLA Standard for such service.





Information Technology Services Agreement

          A. Nothing in this Section 5.3 shall be construed as preventing TSG and AMERICAN from agreeing to an SLA Standard that differs from the Historical SLA Standard or the New Historical SLA Standard.

          B. While this Agreement is in effect, TSG shall establish and maintain the SLA Database.

          C. TSG shall provide a query and report capability to the SLA Database as part of the TSG Services.

5.4. MONITORING. TSG shall capture and retain information, for storage in the SLA Database, and monitor its performance of the TSG Services in accordance with the SLAs. TSG's adherence to the SLA Standards shall be evaluated every month.


5.5.      [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE
          COMMISSION]


5.6. COSTS BORNE EXCLUSIVELY BY TSG. TSG shall bear all expenses and investments required to achieve performance to meet the Historical SLA Standards and New Historical SLA Standards. TSG shall bear all its own expenses of investigating and correcting Inadequate Performance.


5.7.      [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE
          COMMISSION]






Information Technology Services Agreement

5.8. PERFORMANCE REVIEWS. The Airline Group's Account Manager and TSG's Account Manager shall meet at least monthly to review TSG's adherence to the SLA Standards. TSG shall provide AMERICAN, at least ten days in advance of such meeting, with such performance reports as have been reasonably requested by AMERICAN.

5.9. CORRECTION OF PERFORMANCE. TSG is obligated to cure or correct its errors, mistakes, and deficiencies in service; and credit or repay the Airline Group for any excess Fees resulting from such errors, mistakes, or deficiencies as follows:

          A. TSG shall perform Re-runs subject to Section "7.10. PAYMENT FOR RE-RUNS."

          B. TSG shall cure all instances of Inadequate Performance. To effectuate such cure, AMERICAN and TSG shall proceed in accordance with Exhibit G: Response/Resolution Procedures for SLA Problems.

          C.  For TSG Services for which there is no SLA Standard:


                 (1) TSG shall cure or correct its errors, mistakes, and deficiencies in service and, [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]


                 (2) If in AMERICAN's sole discretion, TSG's performance of a service for which there is no SLA Standard becomes unacceptable, AMERICAN and TSG shall negotiate an SLA Standard within 30 days after AMERICAN requests such negotiation.


5.10. SLA STANDARDS, FORCE MAJEURE EVENT, AND TRANSITION ASSISTANCE. When TSG cannot meet an SLA Standard due to a cause reasonably under the Airline Group's control or due to a Force Majeure Event:


          A.  The Airline Group waives any associated Performance Decreases;
          and


          B. The Airline Group may not terminate this Agreement pursuant to Section "24.2. TERMINATION FOR INADEQUATE PERFORMANCE."



TSG shall continue to have the obligation to meet the SLA Standards during Transition Assistance (subject to the preceding provisions of this Section 5.10).


5.11. AUDITING CODE EFFICIENCY. Subject to Section "14.8. CONFIDENTIALITY AND THIRD PARTIES," AMERICAN may evaluate, or engage a third party to evaluate, the efficiency of software used by TSG to provide the TSG Services or software developed by TSG and funded by or licensed to the Airline Group. AMERICAN may require that TSG





Information Technology Services Agreement make reasonable changes to such software to improve its efficiency and charge AMERICAN at Current Rates for making such changes. If TSG fails to make such changes, the Airline Group may engage a third party to make such changes subject to Section "14.8. CONFIDENTIALITY AND THIRD PARTIES."

5.12. ANNUAL SURVEY. TSG will annually survey a representative sample of the Airline Group's personnel who use the TSG Services to evaluate their satisfaction relating to the TSG Services. TSG and AMERICAN will agree in writing to the survey's sample group, format, objectives, measures of satisfaction, and desired levels of satisfaction. If such survey reveals that satisfaction has fallen significantly below desired levels, TSG shall develop a plan to improve satisfaction in those areas where satisfaction has fallen below such levels. TSG shall present the plan to AMERICAN within six weeks following compilation of the survey results.


                          Article VI -- Subcontracting

6.1. NO SUBCONTRACTING PRIMARY RESPONSIBILITIES. TSG may not subcontract any of TSG's Primary Responsibilities without AMERICAN's Consent. Such Consent is at AMERICAN's sole discretion.

6.2. PERMITTED SUBCONTRACTING. The Airline Group hereby consents to all subcontracting of the TSG Services by TSG in effect on the Effective Date. TSG may subcontract TSG Services other than TSG's Primary Responsibilities, except that to subcontract any service which TSG then currently performs for the Airline Group and for which the total Fees typically charged to the Airline Group are in excess of $10,000,000 (ten million dollars) per year, TSG must obtain AMERICAN's Consent.

          A. TSG shall promptly Notify AMERICAN of its intent to enter into any subcontract. Prior to the time of subcontracting, AMERICAN and TSG shall document historical service levels in order to establish an SLA Standard if one does not already exist pursuant to Subsection E of Section "5.1. SERVICE LEVELS IN GENERAL."

          B. TSG is responsible for monitoring and managing the performance of all subcontractors.

          C. TSG shall remain responsible in accordance with this Agreement for the TSG Services subcontracted. If, as the result of TSG's subcontracting any TSG Service, the performance of that TSG Service falls below the level of TSG's previous actual, typical performance, then TSG shall work with the subcontractor to restore the performance of that TSG Service to such previous actual, typical performance level.





Information Technology Services Agreement

          D. Even if an inadequacy in a subcontractor's performance does not amount to a breach of this Agreement or Inadequate Performance, if AMERICAN is dissatisfied with the performance of any subcontractor, AMERICAN shall promptly notify TSG and TSG and AMERICAN shall discuss means to resolve AMERICAN's dissatisfaction.

          E. TSG shall provide in its agreements with subcontractors such written provisions as are sufficient to enable TSG to comply with the provisions of this Agreement.

          F. TSG shall reimburse the Airline Group for any increase in the Fees, any more than a de minimis increase in an expense incurred by the Airline Group, and any increase in the Taxes payable by the Airline Group due to TSG's subcontracting one or more TSG Services.


                               Article VII - Fees

7.1. RATE AND RESET SCHEDULE. The Fees charged by TSG to the Airline Group, and payable by the Airline Group to TSG, for the TSG Services shall be in accordance with the Rates set forth in the Rate and Reset Schedule applicable for each calendar year.

          A. The Rate and Reset Schedule for each calendar year states the Current Rates, which are applicable to the TSG Services rendered during that year, and the Reset Formulas according to which the Current Rates can be reset for the next year.

          B. If the Rate and Reset Schedule does not include a Current Rate corresponding to any TSG Service, then, unless the next sentence applies, the charge for that TSG Service shall be deemed included in other Current Rates. If TSG rendered a service substantially the same as any TSG Service without charge before the Effective Date, then it will continue to render that TSG Service without charge after the Effective Date, unless a Rate for that TSG Service is included in the Rate and Reset Schedule; provided, however, that this does not apply to prototypes which TSG provided without charge for the Airline Group's use before the Effective Date.

          C. The Rate and Reset Schedule in effect on the Effective Date states the Rates applicable during 1996 and the Reset Formulas to set Rates for 1997.

          D. The Rates included in the Rate and Reset Schedule will be recalculated or re-established by the Parties each calendar year, as described in Sections "7.2. ESTABLISHING RATES FOR EVEN-NUMBERED YEARS" and "7.3. ESTABLISHING RATES FOR ODD-NUMBERED YEARS." The Reset Formulas for the TSG Services Benchmarked in an Odd- numbered Year will be renegotiated





Information Technology Services Agreement and established as described in Subsection A of Section "7.3. ESTABLISHING RATES FOR ODD-NUMBERED YEARS." The Rate and Reset Schedule shall be deemed amended in each event described above in this Subsection D. The Reset Formulas for the TSG Services that are not Benchmarked will continue without adjustment as stated in the Rate and Reset Schedule.

7.2. ESTABLISHING RATES FOR EVEN-NUMBERED YEARS. For each Even-numbered Year, the Rates shall be calculated and established as follows:

          A.  In the preceding Odd-numbered Year, the Parties shall:

                 (1) Determine, by May 1 of that Odd-numbered Year, the Projected Annual Volume for the next Even- numbered Year;

                 (2) Determine the Projected Annual Reset Fees, in accordance with Section "7.4. PROJECTED ANNUAL RESET FEES," for the next Even-numbered Year;

                 (3) Conduct the Benchmarking Process in accordance with Section "7.5. BENCHMARKING" to obtain the Benchmark Results for the next Even-numbered Year; and

                 (4) Determine the Projected Negotiated Rates and the Projected Annual Negotiated Fees, in accordance with Section "7.6. PROJECTED ANNUAL NEGOTIATED FEES," for the next Even-numbered Year.

          B. The Projected Negotiated Rates corresponding to the Projected Annual Negotiated Fees shall be the applicable Rates for the TSG Services rendered during the next Even-numbered Year, unless the difference (expressed as an absolute value) between the Projected Annual Negotiated Fees and the Projected Annual Reset Fees is greater than the Adjustment Amount.

          C. If the Projected Annual Reset Fees exceed the Projected Annual Negotiated Fees by an amount greater than the Adjustment Amount, the annual Fees projected for the next Even-numbered Year shall be the result of subtracting the Adjustment Amount from the Projected Annual Reset Fees.

          D. If the Projected Annual Negotiated Fees exceed the Projected Annual Reset Fees by an amount greater than the Adjustment Amount, the annual Fees projected for the next Even-numbered Year shall be the result of adding the Adjustment Amount to the Projected Annual Reset Fees.





Information Technology Services Agreement

          E. If either Subsection C or Subsection D of this Section 7.2 applies, the Parties shall then negotiate the Rates applicable to the TSG Services that were Benchmarked so that all of the Rates (including those for TSG Services not Benchmarked) result, when applied to the Projected Annual Volume for the next Even-numbered Year, in the aggregate amount of the projected annual Fees, and those Rates shall apply to the TSG Services rendered during the next Even-numbered Year.

7.3. ESTABLISHING RATES FOR ODD-NUMBERED YEARS. The Rates applicable to the TSG Services rendered during 1997 shall be calculated and established by applying the Reset Formulas set forth in the Rate and Reset Schedule in effect on the Effective Date to the Current Rates (in effect during 1996). The Rates for each subsequent Odd-numbered Year shall be calculated and established as follows:

          A. In each Odd-numbered Year, for the TSG Services Benchmarked in that year, the Parties shall negotiate and establish, and set forth in the Rate and Reset Schedule, Reset Formulas for the next Odd-numbered Year.

          B. The Rates calculated and established by applying those new Reset Formulas, and by applying the continuing Reset Formulas for the TSG Services not so Benchmarked, to the Current Rates shall be the applicable Rates for the TSG Services rendered during the next Odd-numbered Year, unless Subsection C or Subsection D of Section "7.2. ESTABLISHING RATES FOR EVEN-NUMBERED YEARS" applied to the preceding Even-numbered Year.

          C. If Subsection C or Subsection D of Section "7.2. ESTABLISHING RATES FOR EVEN-NUMBERED YEARS" applied to the preceding Even-numbered Year, then the Parties shall determine the Projected Annual Reset Fees, in accordance with Section "7.4. PROJECTED ANNUAL RESET FEES," for the next Odd-numbered Year and adjust the Projected Annual Reset Fees by:

                 (1) If Subsection C of Section "7.2. ESTABLISHING RATES FOR EVEN-NUMBERED YEARS" applied, subtracting the Capped Adjustment, or

                 (2) If Subsection D of Section "7.2. ESTABLISHING RATES FOR EVEN-NUMBERED YEARS" applied, adding the Capped Adjustment.

          D. If Subsection C of this Section 7.3 applies, the Parties shall then negotiate the Rates applicable to the TSG Services that were most recently Benchmarked so that all of the Rates (including those for TSG Services not so Benchmarked) result, when applied to the Projected Annual Volume for the next Odd-numbered Year, in the aggregate amount of the Projected Annual Reset Fees as adjusted in accordance with





Information Technology Services Agreement

          Subsection C of this Section 7.3, and those Rates shall apply to the TSG Services rendered during the next Odd-numbered Year.

7.4. PROJECTED ANNUAL RESET FEES. The Parties shall determine the Projected Annual Reset Fees for the next calendar year by:

          A. Establishing Rates by applying the Reset Formulas to the Current Rates;

          B. Multiplying those reset Rates by the Projected Annual Volume for the next calendar year; and

          C. If the Projected Annual Reset Fees are being determined for an Even-numbered Year and Subsection C of Section "7.3. ESTABLISHING RATES FOR ODD-NUMBERED YEARS" applied to the preceding Odd-numbered Year, then:

                 (1) If Subsection C(1) of Section "7.3. ESTABLISHING RATES FOR ODD-NUMBERED YEARS" applied, subtracting any Unapplied Capped Adjustment from the product described in Subsection B of this Section 7.4, or

                 (2) If Subsection C(2) of Section "7.3. ESTABLISHING RATES FOR ODD-NUMBERED YEARS" applied, adding any Unapplied Capped Adjustment to the product described in Subsection B of this
                 Section 7.4.

The Projected Annual Reset Fees for the next calendar year must be determined by October 1 of the year in which the determination is being made.

7.5. BENCHMARKING. In each Odd-numbered Year, the Parties shall conduct the Benchmarking Process, with appropriate consideration to, among other things, the rights and obligations under this Agreement, the Airline Group's size as a recipient of data processing services, the SLA Standards required of TSG, the geographic factors involved in providing the TSG Services to the Airline Group, the exclusivity commitments made by the Airline Group for services, and the Retained Rights.

          A. On or before May 1 of each Odd-numbered Year, the Parties shall jointly select and engage one or more Benchmark Providers. The Parties agree that they are to mutually solicit and evaluate the qualifications and methodologies of prospective Benchmark Providers.

          B. The agreement with the Benchmark Provider or Benchmark Providers shall contain, at a minimum, provisions substantially similar to the following provisions:





Information Technology Services Agreement

                 (1) The Benchmark Provider or Benchmark Providers shall complete the Benchmarking Process and submit the Benchmark Report on or before September 1 of the Odd-numbered Year.

                 (2) The Benchmark Report shall contain sufficient information to demonstrate that the Benchmark Provider or Benchmark Providers have compared the TSG Services to those services offered by a representative group of providers of data processing services with reasonable consideration of, among other things, the various factors described in the first sentence of this Section 7.5.

                 (3) The Benchmark Report shall state the Benchmark Results and shall be delivered to both Parties.

                 (4) Each of the Parties shall pay one-half of the fees and reimbursable expenses (if any) of each Benchmark Provider.

          C. The Benchmark Provider shall evaluate all Current Rates, except Third-Party Pass-Through Charges, Hourly Labor Rates, and any Rates for which there is not a market that can serve as a reasonable comparison.

          D. The Parties may, but shall not be obligated to, accept all or any portion of the Benchmark Report or use in any manner any of the Benchmark Results. Nevertheless, the Parties intend that the Benchmark Results be available in each Odd-numbered Year as a guideline for their negotiations of Rates and Reset Formulas.

7.6. PROJECTED ANNUAL NEGOTIATED FEES. By October 1 of each Odd-numbered year, the Parties shall determine the Projected Annual Negotiated Fees for the next Even-numbered Year by multiplying the corresponding Projected Negotiated Rates by the corresponding Projected Annual Volume (though, if the Parties agree, this Projected Annual Volume need not be the same as the one submitted to the Benchmark Provider or Benchmark Providers for the Benchmarking Process).

7.7. LIMITED USE OF PROJECTED FEES. The determination of projected annual Fees of any kind in accordance with any preceding Section of this Article VII is solely for the purpose of establishing Rates. None of those projections of annual Fees is a target for or a limit on any actual annual Fees, and neither Party shall have any right or remedy because any actual annual Fees do not conform to or correspond with projected annual Fees.

7.8. RECOURSE TO DISPUTE RESOLUTION. If, because of any Dispute, the Parties fail to determine any essential component of the establishment of any Rate by the applicable date specified in a preceding Section of this Article VII, the Parties shall promptly resolve that





Information Technology Services Agreement

Dispute, as soon as practicable after the specified date, in accordance with
Article XXIII -- Dispute Resolution.

          A. If that Dispute is not resolved by January 1 of the year for which any Rate is to be effective, the preceding year's Rate for the corresponding TSG Service shall continue in effect pending resolution.

          B. The Rate determined by resolution of that Dispute shall be deemed effective January 1 as though the Parties had timely agreed. Accordingly, either on the due date of the first invoice due after that Dispute is resolved or the due date of the first invoice covering any period on or after January 1, whichever is later, either TSG shall credit the Airline Group any excess Fees received since January 1 or the Airline Group shall pay TSG any additional Fees due to TSG since January 1.

7.9. PERFORMANCE ADJUSTMENT OF FEES. The Fees shall increase in the event of Exceptional Performance and decrease in the event of Inadequate Performance.


          [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE
          COMMISSION]


          B. No later than December 20 of each year at a meeting of the Airline Group's CIO and the applicable TSG division president, AMERICAN and TSG shall agree to the net increase or decrease in Fees resulting from the Performance Increases and Performance Decreases for the prior twelve-month period ended November 30. The December invoice submitted to AMERICAN in the succeeding January shall reflect such agreed net increase or decrease.

          C. The final invoice after termination or Expiration of this Agreement shall reflect the net increase or decrease in Fees resulting from the Performance Increases and Performance Decreases for the period commencing on December 1 of the previous year to the date of termination or Expiration.


7.10.     PAYMENT FOR RE-RUNS.   [CONFIDENTIAL PORTION OMITTED AND FILED
          SEPARATELY WITH THE COMMISSION]






Information Technology Services Agreement

7.11. FEE REDUCTIONS FOR DROPPING CERTAIN MAINTENANCE. Upon Notice to TSG, for certain specified devices, AMERICAN may elect to terminate the TSG Services that provide maintenance as part of Device Support, subject to Section "3.10. EXCLUSIVITY." If AMERICAN so elects, TSG shall reduce Fees by an amount equal to the maintenance savings and AMERICAN and TSG shall mutually determine what, if any, modification there will be to the applicable SLA Standard.


7.12. MOST FAVORED CUSTOMER. [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]



7.13. PAYMENTS FOR THIRD PARTY SOFTWARE UPON DISAFFILIATION. If AMERICAN and TSG cease to be Affiliates, TSG shall pay such license fees, and any applicable or related Taxes, for the Transferred Third Party Software and the Other Third





Information Technology Services Agreement

Party Software as are required to enable the Airline Group to continue to receive the TSG Services.


                      Article VIII -- Invoices and Payment

8.1. INVOICES. The Airline Group is only required to pay for services provided by TSG pursuant to the prices and other terms and conditions of this Agreement or as otherwise expressly agreed in writing by the Parties. TSG shall use reasonable efforts to submit an invoice to the Airline Group for the prior month's Fees on or before the eighth Business Day of every month. Such invoice is due and payable and the Airline Group shall pay such invoice within thirty days after the Airline Group's receipt of such invoice, except as otherwise provided in Section "8.2. DISPUTED INVOICES."

8.2. DISPUTED INVOICES. If there is a Disputed Invoice, the Airline Group may withhold a portion of the amount stated in the Disputed Invoice in accordance with this Section 8.2.


          A. If the Disputed Invoice is greater than or equal to the prior month's invoice, the Airline Group shall pay TSG all undisputed amounts, [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] provided that the Airline Group may withhold the payment of taxes on disputed amounts without regard to the limitations specified in this Subsection and amounts calculated herein shall be net tax calculations.



          B. If the Disputed Invoice is less than the prior month's payment, the Airline Group shall pay TSG all undisputed amounts, [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] therefore, in such event and irrespective of the amount in dispute, the Airline Group may not, in respect to the Disputed Invoice, withhold payment of any amount in excess of [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] of the Disputed Invoice; provided, however, that the Airline Group may withhold payment of taxes on disputed amounts without regard to the limitations specified in this Subsection and amounts calculated herein shall be net tax calculations.


          C.  In no event shall a Party's adherence to the provisions of this
          Section 8.2 be construed as constituting a waiver by either Party of any claims against the other Party.

8.3. BILLING PROCEDURES. Each invoice submitted to the Airline Group shall be in accord with this Section 8.3.





Information Technology Services Agreement

          A. Each invoice shall indicate the Fees and, subject to changes made pursuant to Section "8.4. NEW BILLING SYSTEM" and Section "9.6. COOPERATION," will include separate sub-totals for taxable and nontaxable services and property.


          B. Along with every invoice TSG shall provide relevant written information to substantiate the Fees, including supporting documentation of resource usage, information concerning TSG Software Income, and information concerning any offset in Fees pursuant to Section "11.4. OFFSET OF FEES." TSG shall also concurrently provide information concerning the prospective annual increase or reduction in Fees pursuant to Section "7.9. PERFORMANCE ADJUSTMENT OF FEES."


          C. TSG shall promptly provide the Airline Group with such information as AMERICAN reasonably requests to understand or verify the contents of the invoice. TSG shall bear the cost of any TSG Services required to fulfill such requests.

          D. Without AMERICAN's Consent, TSG shall not make any changes to the procedures for producing invoices, the billing allocation methodology for any TSG Service, or to the form or format of invoices or substantiating information that is routinely provided to the Airline Group.

8.4.      NEW BILLING SYSTEM.   At its own expense, TSG shall design, develop,
and implement the New Billing System. TSG and AMERICAN shall mutually develop specifications for the New Billing System, and upon written acceptance of such specifications by both AMERICAN and TSG, TSG shall proceed with the development of the New Billing System.

          A. After written acceptance by both Parties, the specifications of the New Billing System may not change without both Parties' Consent.

          B. At a minimum the New Billing System shall possess the capability to account for and bill such Taxes as are applicable.

          C. If AMERICAN requests and agrees to pay for it, TSG shall provide additional capability to permit AMERICAN to accommodate additional functionality (e.g., to report the Airline Group's non-TSG information technology expenditures).


8.5. INTEREST ON OVERDUE AMOUNTS. [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]







Information Technology Services Agreement

                   Article IX -- Transfer and Property Taxes

9.1. ALLOCATION OF RESPONSIBILITY FOR CERTAIN TAXES. AMERICAN shall be responsible for (and shall indemnify TSG for) Taxes imposed on, based on, or measured by any consideration for, any transfer of services or property by TSG to the Airline Group pursuant to this Agreement; provided, however, that TSG shall be responsible for (and shall indemnify Airline Group for) all Taxes that are imposed on, based on or measured by TSG's acquisition, ownership, or use of property or services, or the provision of property or services to TSG. Neither Party shall be liable to the other Party for interest included in Taxes in excess of interest at the rate set forth in Section "8.5. INTEREST ON OVERDUE AMOUNTS" or penalties and additions to taxes to the extent such interest, penalties, and additions to taxes result from tax return positions taken by the other Party that are unrelated to this Agreement or from the willful misconduct or gross negligence of the other Party.



9.2. CLAIM OF EXEMPTION. The Airline Group shall pay any Taxes for which it is responsible which are invoiced by TSG to the Airline Group under Article VIII -- Invoices and Payment unless the Airline Group promptly provides TSG with an exemption certificate, resale certificate or letter explaining why the Airline Group believes the Tax is not applicable. Such certificate or letter does not relieve AMERICAN of ultimate liability under this Article IX to the extent the taxing authority disagrees with the Airline Group's position that no such Tax is due; provided, that AMERICAN shall have no liability for Taxes either not yet due and payable or Taxes being contested (unless payment is a condition to contest) in accordance with Section "9.4. CONTESTS OF TAX ASSESSMENTS." TSG may at any time require AMERICAN to deliver a letter of advice from outside counsel, selected by AMERICAN and reasonably acceptable to TSG, that AMERICAN's position is reasonable under the tax law. The cost of such a letter shall be split equally between the Parties. If such a letter is not delivered within 30 days of the request, AMERICAN must pay the Taxes invoiced.

9.3. PROPERTY TAXES. Subject to the terms of other leases or agreements, each of TSG and each member of the Airline Group is responsible for the reporting and payment of any ad valorem taxes due on property owned by it or leased by it from a third party.

9.4. CONTESTS OF TAX ASSESSMENTS. If TSG receives notice from any taxing authority with respect to an assessment or potential assessment or imposition of any Tax that AMERICAN would be responsible for paying pursuant to Section "9.1. ALLOCATION OF RESPONSIBILITY FOR CERTAIN TAXES," TSG shall promptly send Notice to AMERICAN of such notice, and shall, if AMERICAN requests, timely contest, or if AMERICAN so elects permit AMERICAN to contest, such proposed Tax, at AMERICAN's expense and in a forum and with counsel selected by AMERICAN and reasonably acceptable to TSG, until such assessment has been upheld by the decision of an appellate court; provided,





Information Technology Services Agreement however, that prior to any judicial contest TSG may require (as a condition to such judicial contest) a letter from counsel selected by AMERICAN and reasonably acceptable to TSG that there is a reasonable tax basis for such contest. Any Notice given to a Party under this Section 9.4 shall also be copied directly to the tax department of that Party, in care of the Director of Taxes, at the address indicated in Section "28.2. ADDRESSES," and such Notice must be given no fewer than five Business Days before any statutory deadline for filing the timely protest of the assessment identified in such Notice. TSG may compromise, settle, or resolve a Tax contest under this Section 9.4 without AMERICAN's consent (provided such compromise, settlement, or resolution is limited only to the Taxes for the tax period involved) if TSG waives its indemnity rights under this Article IX -- Transfer and Property Taxes with respect to the Taxes being contested. Otherwise, TSG may not compromise, settle, or resolve the Tax contest without AMERICAN's Consent.

9.5. REFUNDS. Either Party may, at its expense, require the other to choose and do one of the following:

          A. Apply for and diligently pursue a refund of Taxes otherwise payable by or subject to indemnification by the requiring Party under this Article IX,

          B. If permitted by law, assign its rights to a refund claim for such Taxes to the requiring Party,

          C. Pay to the requiring Party the amount of Taxes claimed by the refund claim with interest at the statutory refund rate, or

          D. Follow the Dispute Resolution Procedure and pay to the requiring Party the amount the arbitrator determines is reflective of the weighted probability of success of recovery of Taxes (with no reduction for attorneys' fees) had the claim been pursued at the judicial level until the result had been determined by the decision of an appellate court; provided, however, that before recourse to the Dispute Resolution Procedure, such other Party shall produce, if requested by the requiring Party, a letter of advice from outside counsel selected by such other Party and reasonably acceptable to the requiring Party (the cost of which letter is to be split equally between the Parties) that such other Party's refusal to pursue a refund claim is based on a reasonable tax position that the amounts are not refundable.

9.6. COOPERATION. Each Party shall provide the other with such cooperation as is reasonable, at the request of the other Party, to minimize Taxes incurred in connection with this Agreement. In the case of AMERICAN, such cooperation shall include providing TSG any applicable resale certificates; information regarding use of materials, services, or sales; or other exemption certificates. In the case of TSG, such cooperation shall include providing AMERICAN applicable information regarding delivery or use of materials, services, or sales;





Information Technology Services Agreement and at the request of AMERICAN, taking additional steps to minimize Taxes. Such steps shall also include:

          A.     Providing itemized (or non-itemized) invoices or billing;

          B.     Separating (or combining) any of the TSG Services;

          C. Changing the location at which services or property are delivered, provided, or used pursuant to this Agreement;

          D. Permitting any member or members of the Airline Group to assign to one of its or their Affiliates all or part of its or their rights under this Agreement, including the right to take delivery of services or property;

          E. Using reasonable efforts to require any third party to take steps reasonably available to such third party to minimize Taxes;

          F. Permitting TSG to assign to one of its Affiliates all or part of TSG's obligations under this Agreement; and

          G.     Amending this Agreement;

provided, however, that neither Party shall be required to take any step that would be materially disadvantageous to its business or operations or would require it to incur material additional costs unless the other Party agrees to reimburse it for that material disadvantages or those additional costs. In the case of either Party, such cooperation shall include maintaining records, as reasonably necessary for tax purposes (and in any event for at least six years from date of the transactions to which such records relate); making such records available to the other Party (or permitting the other Party to copy, at its expense, such records); and making information in its possession and employees with technical expertise available (at the providing Party's cost) as reasonably necessary in connection with the preparation of any tax returns or any audit or tax contest or refund claim. It is not intended that one Party is necessarily to share in any tax savings realized by the other Party through the actions or cooperation taken under this Section 9.6.

9.7. TAXES ON THIRD-PARTY PASS-THROUGH CHARGES. Notwithstanding anything to the contrary in this Agreement, to the extent any Taxes are imposed on or with respect to any Third-Party Pass-Through Charges, or on any mark-ups or fees related to the Third-Party Pass-Through Charges, which Taxes exceed the Taxes that would have applied to a transfer of services or property directly to any member of the Airline Group from the third-party vendor from which TSG acquires services or property, TSG shall be responsible for (and shall indemnify the Airline Group for) such additional Taxes, it being the intent of the Parties





Information Technology Services Agreement that the Airline Group's liability for Taxes imposed on or measured by any Third-Party Pass-Through Charges, or any mark-ups or fees related to the Third-Party Pass-Through Charges, shall be no greater than if the Airline Group had purchased directly from the third-party vendor, instead of through TSG, the services and/or property to which such Third-Party Pass-Through Charges relate. TSG may (with any necessary consent of the third-party vendor and with AMERICAN's Consent) assign to AMERICAN (or, as AMERICAN may direct, one or more of the American Related Entities) the rights of TSG under that agreement or those agreements necessary for the Airline Group to obtain such services or property directly from the third-party vendor or permit AMERICAN to otherwise obtain such services or property directly from the third-party vendor to minimize such additional Taxes.

9.8. ADDITIONAL TAX CONTESTS. If AMERICAN receives notice from any taxing authority with respect to an assessment or potential assessment or imposition of any Tax that TSG would be responsible for paying pursuant to Section "9.1. ALLOCATION OF RESPONSIBILITY FOR CERTAIN TAXES," AMERICAN shall promptly send Notice to TSG of such notice, and shall, if TSG requests, timely contest, or if TSG so elects permit TSG to contest, such proposed Tax, at TSG's expense and in a forum and with counsel selected by TSG and reasonably acceptable to AMERICAN, until such assessment has been upheld by the decision of an appellate court; provided, however, that prior to any judicial contest AMERICAN may require (as a condition to such judicial contest) a letter from counsel selected by TSG and reasonably acceptable to AMERICAN that there is a reasonable tax basis for such contest. Any Notice given to a Party under this Section 9.8 shall also be copied directly to the tax department of that Party, in care of the Director of Taxes, at the address indicated in Section "28.2. ADDRESSES," and such Notice must be given no fewer than five Business Days before any statutory deadline for filing the timely protest of the assessment identified in such Notice. AMERICAN may compromise, settle, or resolve a Tax contest under this Section
9.8 without TSG's consent (provided such compromise, settlement, or resolution is limited only to the Taxes for the tax period involved) if AMERICAN waives its indemnity rights under this Article IX -- Transfer and Property Taxes with respect to the Taxes being contested. Otherwise, AMERICAN may not compromise, settle, or resolve the Tax contest without TSG's Consent.

9.9. NO OTHER TAX INDEMNITY. This Article IX contains the exclusive allocations pursuant to this Agreement of responsibilities between, and indemnification obligations of, the Parties regarding Taxes. For the avoidance of doubt, the Parties intend that Article XX -- Indemnification does not apply to Taxes.

9.10. TAXES AND DISPUTE RESOLUTION. Except as specified in Subsection D of Section "9.5. REFUNDS," Disputes between the Parties concerning this Article IX are subject to the Dispute Resolution Procedure, except that Disputes as to the amount of Tax, if any, owed to a taxing authority (including Disputes between a Party and a taxing authority) may be





Information Technology Services Agreement resolved by any appropriate administrative or legal procedure available to a Party or the Parties under this Agreement apart from the Dispute Resolution Procedure.

9.11. AMERICAN'S PARTICIPATION IN THE OKLAHOMA QUALITY JOBS PROGRAM. TSG acknowledges that AMERICAN may receive significant incentive payments over the next ten years from the State of Oklahoma in return for participation in the State's Quality Jobs Program. Under AMERICAN's agreement with the State (accepted October 26, 1995), AMERICAN must maintain a certain number of full-time positions in Oklahoma, which number may include any jobs transferred by AMERICAN to another company (such as TSG). TSG agrees it will cooperate with requests by AMERICAN to track all positions transferred to it by AMERICAN and will supply any information requested by AMERICAN for AMERICAN's compliance obligations under the Quality Jobs Program. TSG will also permit the Oklahoma Tax Commission and Oklahoma Employment Security Commission to audit TSG records for purposes of checking compliance under the Program. To the extent not otherwise covered under this Agreement, TSG assumes no obligation for reduced or eliminated benefits under the Quality Jobs Program suffered by AMERICAN in the event TSG's full time positions in Oklahoma are reduced; however, TSG agrees it will provide AMERICAN Notice of a reduction in TSG's employment in Oklahoma to a level below 1,500 full-time positions, and TSG will cooperate with AMERICAN in an effort to avoid any loss in AMERICAN's entitlement to benefits under the Quality Jobs Program as the result of any such reduction. If, while AMERICAN is participating in the Quality Jobs Program, a governmental incentive program is introduced in Oklahoma for which TSG could claim benefits, but AMERICAN's counting TSG positions to claim benefits under the Quality Jobs Program prevents TSG from counting those same TSG positions in order to claim benefits under such new incentive program, then the Parties shall proceed as follows:

          A. The Parties shall determine whether the greatest aggregate estimated benefits would result from:

                 (1) The separate participation of both Parties in the new incentive program (without AMERICAN's counting any TSG positions),

                 (2) AMERICAN's continued participation in the Quality Jobs Program (with AMERICAN's continuing to count the TSG positions),

                 (3) Only AMERICAN's participation in the new incentive program (without its counting any TSG positions), or

                 (4) Only TSG's participation in the new incentive program.





Information Technology Services Agreement

         The Parties agree that one or both of them shall pursue the participation in the program or programs that would result in the greatest aggregate estimated benefits (without regard to the allocation of those benefits between the Parties).

         B. If the Parties determine that only one of them should participate, as described in one of Subsections A(2) through A(4) of this Section 9.11, then the Parties shall share in the benefits of that participation in the Quality Jobs Program or the new incentive program as follows:

                 (1) AMERICAN's share of the benefits shall be in the ratio of (a) the estimated benefit to AMERICAN of either its participation in the Quality Jobs Program or its participation in the new incentive program, whichever is greater, over (b) the aggregate estimated benefits would result from the sum of
                 (i) AMERICAN's participation in the Quality Jobs Program or its participation in the new incentive program, whichever is greater, and (ii) TSG's participation in the new incentive program.

                 (2)      TSG's share of the benefits shall be in the ratio of
                 (a) the estimated benefit to TSG of its participation in the new incentive program, over (b) the aggregate estimated benefits would result from the sum of (i) AMERICAN's participation in the Quality Jobs Program or its participation in the new incentive program, whichever is greater, and (ii) TSG's participation in the new incentive program.

         The estimated benefit to AMERICAN of its continued participation in the Quality Jobs Program shall be calculated assuming AMERICAN continues to count the TSG positions.


                         Article X - Ownership of Data

10.1. OWNERSHIP OF DATA. The AG Data is the exclusive property of the Airline Group. AG Customer Data is the exclusive property of an AG Customer and/or the Airline Group, as determined by such agreements as the Airline Group may have with such AG Customer and is deemed proprietary. Data about which there is an ambiguity as to ownership shall be treated as AG Data and subject to the provisions of this Agreement until its ownership is resolved in accordance with Article XXIII -- Dispute Resolution. This Agreement does not purport to address the ownership of any data other than AG Data or AG Customer Data.

10.2. USE OF DATA. TSG shall use the AG Data and the AG Customer Data only in providing services pursuant to this Agreement. Except as otherwise expressly agreed in writing, TSG shall not and shall not attempt to sell, license, provide, disclose, use, pledge,





Information Technology Services Agreement hypothecate, and/or in any other way transfer the AG Data or the AG Customer Data. All such attempts shall be void and without legal effect. With AMERICAN's Consent, TSG may use the AG Data or AG Customer Data for such other purposes and for such compensation as AMERICAN and TSG may agree in writing.

10.3. RISK OF DATA LOSS. When AG Data or AG Customer Data is in TSG's possession or under TSG's control and an event occurs that prevents or hinders the access to or reliable use of such data, TSG shall cure and re-create or restore such data as quickly as the Airline Group needs such data in its operations.


         A. Such re-creation or restoration shall be at [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]


         B. Where re-creation or restoration of such data is at the Airline Group's expense, TSG shall obtain the Airline Group's Consent before performing such re-creation or restoration that will incur Fees greater than $5,000 (five thousand dollars).

10.4. DATA SECURITY. TSG shall maintain safeguards for protecting against the loss and disclosure of the AG Data and AG Customer Data no less rigorous than such safeguards as are in effect on the Effective Date. Such safeguards include, the safeguards described in TSG's existing reference materials. The Airline Group shall safeguard all data owned by TSG in the Airline Group's possession.

10.5. COPIES OF DATA FOR THE AIRLINE GROUP. Upon written request to TSG, TSG shall provide a copy of all or a portion of AG Data and AG Customer Data, as requested by AMERICAN, on such media as requested by AMERICAN. TSG's providing such data is a service within the scope of the TSG Services and is at the Airline Group's expense. TSG shall never refuse for any reason, including the Airline Group's material breach of this Agreement, to provide the Airline Group with copies of the AG Data and AG Customer Data in accordance with this
Section 10.5. TSG hereby expressly agrees that the Airline Group may obtain injunctive relief (in accordance with the Dispute Resolution Procedure) to enforce the provisions of this Section 10.5.

10.6. MEDIA CONTAINING DATA. As between the Airline Group and TSG, the Airline Group is the exclusive owner of all AG Data and all AG Customer Data recorded on any media irrespective of which party owns the media.





Information Technology Services Agreement

                        Article XI -- Software Ownership

11.1. OWNERSHIP OF NEW SOFTWARE. TSG and the Airline Group intend that their respective contributions to all software developed by means of the TSG Services or the New/Out-of-scope Services performed by TSG after the Effective Date be merged into inseparable or interdependent parts of a unitary whole as a joint work; and consequently, that all such software is Jointly Owned Software.

11.2. RIGHTS IN JOINTLY OWNED SOFTWARE. TSG and the Airline Group agree that their respective rights in and to the Jointly Owned Software are subject to the limitations of this Section 11.2. For the avoidance of doubt, unless otherwise expressly provided in this Agreement, neither Party shall have any obligation to pay the other Party any royalty, fee, or other compensation for exercising rights with respect to the Jointly Owned Software.

         A. The Airline Group may not license, sublicense, market, disclose, modify, prepare Derivative Works, transfer, or otherwise commercially exploit the Jointly Owned Software without TSG's Consent, except as expressly provided in the following:

                 (1) While this Agreement is in effect, the Airline Group and its Affiliates may use and possess the Jointly Owned Software as follows:

                          a. Subject to Section "3.10. EXCLUSIVITY," the Airline Group and its Affiliates may use and possess the Jointly Owned Software for their own internal use, including use in their air transportation business.

                          b. The Airline Group may use the Jointly Owned Software in accordance with Article XII -- Marketing and Related Rights.

                          c. The Airline Group may disclose, display, distribute, or license the executable code of Jointly Owned Software at no charge (other than for shipping, handling, or investment cost recovery) to customers and prospective customers of its air transportation business for the purposes of increasing the Airline Group's air transportation revenue.

                          d. The Airline Group may disclose the Jointly Owned Software to software developers that the Airline Group is permitted under this Agreement to engage, subject to Section "14.8. CONFIDENTIALITY AND THIRD PARTIES."

                          e. The Airline Group shall obtain TSG's Consent prior to displaying Jointly Owned Software to a potential TSG Customer of such software who or which has expressed an interest in licensing such software.





Information Technology Services Agreement

                 (2) Upon the Expiration or termination of this Agreement, the Airline Group and its Affiliates may use and possess the Jointly Owned Software as follows:

                          a. The Airline Group and its Affiliates may use and possess the Jointly Owned Software for their own internal use, including use in their air transportation business.

                          b. The Airline Group may use and possess the Jointly Owned Software in accordance with the Section "12.5. MARKETING RIGHTS AFTER EXPIRATION OR TERMINATION."

                          c. The Airline Group may disclose, display, distribute, or license the executable code of Jointly Owned Software at no charge (other than for shipping, handling, or investment cost recovery) to customers and prospective customers of its air transportation business for the purposes of increasing the Airline Group's air transportation revenue.

                          d. The Airline Group and its Affiliates may modify the Jointly Owned Software and prepare Derivative Works of Jointly Owned Software for their internal use, including use in their air transportation business, and may engage another entity to modify or prepare Derivative Works on behalf of the Airline Group and its Affiliates solely for such internal use.

                          e. The Airline Group and its Affiliates may engage another entity to operate the Jointly Owned Software for the Airline Group's and its Affiliates' internal use, including use in their air transportation business.

                          f. The Airline Group shall obtain TSG's Consent prior to displaying Jointly Owned Software to a potential TSG Customer of such software who or which has expressed an interest in licensing such software.

                 (3) The Airline Group and its Affiliates possess the same rights in Derivative Works of Jointly Owned Software, prepared by the Airline Group or its Affiliates, or on their behalf, as the Airline Group possesses in the Jointly Owned Software on which the Derivative Work is based.

         B. The rights of TSG in and to the Jointly Owned Software are limited only as follows:

                 (1) The Airline Group and its Affiliates may use and possess the Jointly Owned Software in accordance with Subsection A of this Section 11.2.





Information Technology Services Agreement

                 (2) In accordance with Section "11.4. OFFSET OF FEES," TSG shall reduce the Fees payable by AMERICAN.

                 (3) In accordance with Section "11.5. ROYALTY AFTER EXPIRATION OR TERMINATION," TSG shall pay AMERICAN a royalty.

                 (4) For such entities that AMERICAN identifies in writing to TSG, TSG shall license the Jointly Owned Software on terms and conditions that are substantially similar to such terms and conditions as TSG licenses other comparable software and for a commercially reasonable fee.

11.3. PROTECTION OF SOFTWARE RIGHTS AGAINST THIRD PARTIES. If any Party shall become aware of any infringement or misappropriation by any third party of the Transferred Software, the Jointly Owned Software, or the TSG Owned Software, it shall promptly give Notice to the other Party of such infringement or misappropriation.


         A. TSG, may, at its own expense, institute suit against such third party and the Airline Group shall fully cooperate with TSG to enjoin such infringement or misappropriation and shall, if requested by TSG, join with TSG as a party to any action brought by TSG for such purpose. The Parties intend that TSG bear [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] all expenses connected with such suit and that the Airline Group bear [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] such expenses; provided, however, that if the Airline Group desires to retain its own counsel, it shall do so at its own cost and expense; and provided, further, that either Party may, in its sole discretion, upon Notice to the other Party, choose not to bear any further expense of such suit.


         B. If TSG, does not institute suit against such third party before the earlier of 120 days after receiving Notice of such infringement or misappropriation or 30 days prior to the expiration of the statute of limitations, then AMERICAN may, at its expense, institute suit against such third party, and TSG shall fully cooperate with AMERICAN to enjoin such infringement or misappropriation and if reasonably necessary, shall, if requested, join with AMERICAN as a party to any action brought by AMERICAN for such purpose. AMERICAN shall bear all expenses connected with such suit, provided, however, that if TSG desires to retain its own counsel, it shall do so at its own cost and expense.

         C. Any recovery as a result of any suit pursuant to this Section 11.3 shall belong to a Party in the same percentage as such Party bore the expense of such suit; excluding, however, a Party's cost and expense in retaining its own counsel when such Party did not institute such suit.





Information Technology Services Agreement

11.4. OFFSET OF FEES. So long as this Agreement is in effect, TSG shall retain all license fees and other compensation that TSG receives arising out of the Jointly Owned Software; provided, however, that in accordance with this
Section 11.4, TSG shall offset the Fees otherwise payable to TSG by AMERICAN until, for a specific application that is a Derivative Work of Jointly Owned Software, more than [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] of its program instructions are original materials funded by one or more entities other than the Airline Group.


         A. TSG shall use reasonable efforts to establish and obtain license fees from third parties for the Jointly Owned Software that are commensurate with the license fees charged by third parties for comparable software.


         B. For all Jointly Owned Software, solely funded by the Airline Group, and other than Enhancements, TSG shall offset the Fees otherwise payable by AMERICAN to TSG by an amount equal to twenty percent of the TSG Software Income; provided, [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]



         C. In the case of all Enhancements other than Shared Host Enhancements, TSG shall offset the Fees otherwise payable by AMERICAN to TSG by an amount equal to twenty percent of the TSG Software Income; provided, [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]



         D. Except for Airport Check-in System, if a TSG multi-host customer (other than the Airline Group) will receive use of a Shared Host Enhancement/Development, TSG shall offset the Fees by an amount equal to [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]






Information Technology Services Agreement

         E. If TSG does not offset the Fees charged to AMERICAN by the amount of [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] described Subsection D of this Section 11.4, then AMERICAN may pay TSG to Code Out such other TSG multi-host customer and such customer may not use such Shared Host Enhancement/Development. If the Airline Group chooses not to Code Out a TSG customer and if TSG has received incremental revenue for such customer's use of a Shared Host Enhancement/Development, then TSG shall offset the Fees otherwise payable by AMERICAN to TSG by an amount equal to such incremental revenue up to [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] that would have been due under Subsection D of this
         Section 11.4.


         F. The Fees for TSG's Code Out are within the scope of TSG Services and AMERICAN shall pay the Fees incurred for such services; provided, however, if TSG later distributes or uses such Shared Host Enhancement/Development for TSG Customers for which TSG has not offset the Fees charged to AMERICAN by the amount of such customer's pro rata share described in Subsection D above, TSG shall refund the Fees incurred by AMERICAN to Code Out and TSG shall offset the Fees in accordance with Subsection D of this Section 11.4.


11.5. ROYALTY AFTER EXPIRATION OR TERMINATION. After the Expiration or termination of this Agreement, for all Jointly Owned Software that was, at the time of its writing, funded solely by the Airline Group, and until, for a specific application that is a Derivative Work of Jointly Owned Software, more than [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] of its program instructions are original materials funded by one or more entities other than the Airline Group, TSG shall pay AMERICAN a royalty equal to [] of the TSG Software Income; provided, [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]


11.6. COPIES OF SOFTWARE FOR AMERICAN. Upon written request to TSG, TSG shall provide a copy of all or a portion of Jointly Owned Software and Documentation as requested by AMERICAN, on such media as requested by AMERICAN. TSG's providing such software is a service within the scope of the TSG Services and is at AMERICAN's expense. TSG shall never refuse for any reason, including AMERICAN's material breach of this Agreement, to provide AMERICAN with copies of such software in accordance with this Section 11.6. TSG hereby expressly agrees that AMERICAN may obtain injunctive relief (in accordance with the Dispute Resolution Procedure) to enforce the provisions of this Section 11.6.


11.7. JOINTLY USED AND FUNDED SOFTWARE. For certain software that TSG uses to provide services to TSG and/or TSG Customers and to AMERICAN, AMERICAN and TSG shall continue to jointly fund Development and Enhancements as TSG's predecessor and






Information Technology Services Agreement

AMERICAN did prior to the Effective Date. The process of allocating AMERICAN's and TSG's relative share of the cost shall remain as such process existed on the Effective Date with the intent of reflecting the relative value to each Party. TSG and AMERICAN shall, prior to the commencement of development, negotiate an offset to the Fees, if any, for TSG's distribution or use of such software and a royalty percentage, if any, for such distribution or use of such software to be payable upon and after the Expiration Date or the Termination Date provided; however, no such offset or royalty shall be due to the Airline Group for any application that is a Derivative Work of such software once more than [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] of its program instructions are original materials funded by one or more entities other than the Airline Group.



                  Article XII -- Marketing and Related Rights

12.1. SERVICES PROVIDED BY THE AIRLINE GROUP TO ITS CUSTOMERS. In accordance with this Article, the Airline Group may require TSG to perform TSG Services for the Airline Group to enable the Airline Group to provide services to AG Customers.

12.2. THE AIRLINE GROUP'S PROVISION OF SERVICES TO AG CUSTOMERS. Unless otherwise expressly specified in this Section 12.2, the Airline Group may provide the AG Mixed Services without TSG's consent, and such incremental use of TSG Services as may be used by the Airline Group and/or AG Customers shall be charged to the Airline Group at the Current Rates in accordance with the Rate and Reset Schedule, except as expressly described in this Section 12.2.

         A. The Airline Group may provide Operations Mixed Services to AG Customers.

         B. Subject to Section "12.3. FORMER TSG PROSPECTS," the Airline Group may provide Alliance Mixed Services to AG Customers.

         C. If TSG incurs reasonable, necessary, and Extraordinary Costs for establishing the Airline Group's ability to provide Alliance Mixed Services to a specific AG Customer and such costs will result in a lower profit margin to TSG than would have occurred if the additional volume or services were provided for the Airline Group's own use with the then current TSG facilities, the Airline Group shall reimburse TSG for such costs; provided, however, that TSG has given the Airline Group Notice in advance of incurring such costs.

         D. The Airline Group may provide Other Mixed Services to AG Customers in accordance with the following:





Information Technology Services Agreement

          [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE
          COMMISSION]


                          a. If TSG and the Airline Group do not agree within ten Business Days of commencing such negotiations, TSG and the Airline Group shall each state in writing its position concerning the AG Other Mixed Services Costs and proceed in accordance with Article XXIII--Dispute Resolution; provided, however, that the sole question for the arbitrator(s) to determine is which Party's position concerning the AG Other Mixed Services Costs to accept.


                          [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]



                          [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]


         E. Provided, however, the Airline Group may provide Other Mixed Services without TSG's consent, as follows:


                 (1) If the AG Other Mixed Services Costs for such services do not exceed [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] of the AG Other Mixed Services Fees for such services; and



                 (2) The AG Other Mixed Services Fees are reasonably anticipated as not exceeding [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] per year per AG Customer.


12.3. FORMER TSG PROSPECTS. If at any time any member of the Airline Group agrees in writing to provide Alliance Mixed Services to an entity that has expressed serious interest in acquiring a software license or services from TSG and TSG has provided to such entity a written proposal to provide similar software or services and such entity continues to be a





Information Technology Services Agreement realistic opportunity for TSG, as demonstrated by TSG's active marketing efforts, except that such entity's agreement with AMERICAN obviates its need to acquire software or services from TSG, AMERICAN and TSG shall negotiate appropriate compensation, considering the circumstances, that AMERICAN shall pay to TSG.

12.4. EXISTING ALLIANCES. Nothing in this Agreement is intended to modify the Parties' pre-existing rights or obligations in existing agreements concerning services substantially similar to AG Mixed Services, as the Airline Group may have in effect on the Effective Date.

12.5. MARKETING RIGHTS AFTER EXPIRATION OR TERMINATION. After the Termination Date or the Expiration Date, subject to Section "11.2. RIGHTS IN JOINTLY OWNED SOFTWARE," the Airline Group may use TSG Operated Software to provide services to AG Customers in accordance with this Section 12.5. Except as expressly provided otherwise in this Section 12.5, the Airline Group may use the TSG Operated Software to provide AG Mixed Services without payment to TSG of any compensation, including license fees and royalties.

         A. The Airline Group may use the TSG Operated Software, subject to receiving any necessary consents from the licensors of the Transferred Third Party Software and the Other Third Party Software.

         B. For four years after the Termination Date or Expiration Date, the provisions of Section "12.3. FORMER TSG PROSPECTS" shall remain in effect, except if there is Termination For Cause by AMERICAN, in which event TSG shall be due no compensation pursuant to Section "12.3. FORMER TSG PROSPECTS."


         C. In circumstances where the Airline Group would not have been permitted to provide AG Mixed Services under Subsection D(2) of Section "12.2. THE AIRLINE GROUP'S PROVISION OF SERVICES TO AG CUSTOMERS" before the Termination Date or the Expiration Date, the Airline Group may use the TSG Operated Software to provide services to AG Customers and shall pay TSG a license fee for the use of such software until, for a specific application that is a Derivative Work of such software, more than [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] of its program instructions are original materials written by one or more entities other than TSG, as follows:



                 (1) If this Agreement expired in accordance with its term or terminated pursuant to Sections "24.3. TERMINATION FOR A FORCE MAJEURE EVENT," or "24.5. TERMINATION BECAUSE OF ACQUISITION OF TSG," the Airline Group shall pay TSG [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]






Information Technology Services Agreement

                 (2) In the event of Termination For Cause by AMERICAN, and if a Fair License Fee is [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] Airline Group shall pay TSG [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]



                 (3) Until June 30, 2006, if this Agreement was terminated pursuant to Section "24.4. TERMINATION FOR CONVENIENCE," the Airline Group and TSG shall mutually agree to [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]



                 (4) After June 30, 2006, if this Agreement was terminated pursuant to Section "24.4. TERMINATION FOR CONVENIENCE," the Airline Group shall pay TSG [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]



         D. To the extent that AMERICAN's use of any of the Transferred Software or the Transferred Third-Party Software to provide AG Mixed Services under this Section 12.5 would constitute the exercise of rights in excess of the Retained Rights, TSG and AMERICAN shall mutually agree to a [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] incremental use in excess of the Retained Rights for providing such services to AG Customers.



         E. The Airline Group may enter into an agreement with an AG Customer pursuant to this Section 12.5 prior to the determination of [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]



                        Article XIII -- Non-competition

13.1. SEPARATE NON-COMPETITION AGREEMENT. Commencing on the Effective Date and continuing for specified periods as set forth therein, the members of the Airline Group must comply with the terms of the Non-competition Agreement among AMERICAN, AMR, TSG Corporation, and TSG dated as of the Effective Date, which restricts such members of the Airline Group from providing certain described services to other Persons. Such restrictions do not, however, prohibit the Airline Group's exercise of rights under Article XII -- Marketing and Related Rights.





Information Technology Services Agreement

                    Article XIV -- Confidential Information

14.1. CONFIDENTIAL INFORMATION. Except as otherwise provided in this Agreement, information gathered or compiled by TSG for AMERICAN is proprietary to AMERICAN and TSG may not sell such information to other Persons. In addition, the following information is Confidential Information, whether acquired under or in connection with this Agreement or obtained in connection with the relationship of the Airline Group and TSG or its subsidiaries or predecessors before the Effective Date:

         A. Information relating to the other Party's business, customers, financial condition, performance, or operations that the other Party treats as confidential or proprietary.

         B. The terms and conditions of this Agreement and all pricing, charges, fees, credits, and invoices connected with this Agreement.

         C. Information concerning any breach under, or any Dispute regarding, this Agreement.

         D. Information that is the confidential information of a third party and disclosed to a Party subject to an obligation of confidentiality.

         E. Any other information, whether in a tangible medium or oral and whether proprietary to the other Party or not, that is marked or clearly identified by the other Party as confidential or proprietary.

         F.  The other Party's trade secrets.

         G.  TSG Highly Confidential Information.

         H. The Parties' conduct, decisions, documents, and negotiations as part of, and the status of, any Dispute resolution proceedings under the Dispute Resolution Procedure.

Though the Airline Group's Confidential Information includes the Jointly Owned Software and the Transferred Software, the Airline Group consents to TSG's disclosure and use of such Jointly Owned Software and Transferred Software, subject to any such protections or assurances against disclosure for the benefit of TSG as TSG may use or effect for its own Confidential Information. Each of the American Related Entities shall have the same rights and benefits, and the same duties and obligations, as AMERICAN (as a "Party") has in this
Article XIV.

14.2. EXCLUDED INFORMATION. The following information is not considered Confidential Information to the extent that the information:





Information Technology Services Agreement

         A. Is or becomes publicly available or available in the industry other than as a result of any breach of this Agreement or of any other duty of that Party;

         B. Is or becomes available to that Party from a source that, to that Party's knowledge, is lawfully in possession of that information and is not subject to a duty of confidentiality, whether to the other Party or another Person, violated by that disclosure; or

         C. Is independently developed without reference to the Confidential Information.

14.3. USE OF CONFIDENTIAL INFORMATION. Except as expressly permitted by this Agreement, all Confidential Information shall be held and protected by the recipient in strict confidence, shall be used by the recipient only as required to render performance or to exercise rights and remedies under this Agreement, and shall not be disclosed to any other Person.

14.4. STANDARD OF CARE. Each Party shall use at least the same degree of care in maintaining the confidentiality of the Confidential Information as that Party uses with respect to its own proprietary or confidential information, and in no event less than reasonable care.

14.5. PERMITTED DISCLOSURES. A Party may disclose Confidential Information to its officers, directors, employees, legal representatives, accountants, or tax advisors, on a need-to-know basis, in order to give effect to this Agreement. Each Party must inform each such Person to whom any Confidential Information is so communicated of the duty of confidentiality regarding that information under this Agreement and impose on that Person the obligation to comply with this Article XIV regarding the Confidential Information.

14.6. REQUIRED DISCLOSURES. Each Party may disclose Confidential Information in response to a request for disclosure by a court or another Governmental Authority, including a subpoena, court order, or audit-related request by a taxing authority, if that Party:

         A. Promptly notifies the other Party of the terms and the circumstances of that request;

         B. Consults with the other Party, and cooperates with the other Party's reasonable requests to resist or narrow that request;

         C. Furnishes only information that, according to written advice (which need not be a legal opinion) of its legal counsel, that Party is legally compelled to disclose; and

         D. Uses reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded the information disclosed.





Information Technology Services Agreement

A Party need not comply with these conditions to disclosure, however, to the extent that the request or order of the Governmental Authority in effect prohibits that compliance. A Party may also disclose Confidential Information without complying with these conditions to the extent that the Party is otherwise legally obligated to do so (including for the purposes of complying with applicable securities laws), as confirmed by advice of competent and knowledgeable legal counsel. Further, a Party may disclose Confidential Information, without complying with these conditions, (i) in connection with a tax audit to representatives of a taxing authority or (ii) in connection with a tax contest in which that Party uses reasonable efforts to assure that confidential treatment will be accorded the information disclosed.

14.7. TITLE TO INFORMATION. The Confidential Information disclosed by one Party to the other Party shall remain the property of the disclosing Party, and nothing in this Article XIV grants or confers any ownership rights in any of that information to the other Party.

14.8. CONFIDENTIALITY AND THIRD PARTIES. If AMERICAN selects a third party to perform software audit services pursuant to Section "5.11. AUDITING CODE EFFICIENCY," and/or other services, including maintenance services, enhancement services, or development services, and such third party will obtain access to TSG Highly Confidential Information, AMERICAN must obtain TSG's Consent.

         A.      Nevertheless, except as provided in Subsection B of this
         Section 14.8, if TSG can demonstrate that such third party is then a competitor of TSG in the development or marketing of any software product having functionality substantially similar to the software to which that third party will obtain access, or is likely to become such a competitor within two years, then TSG's Consent shall be at its sole discretion.

         B.      TSG may not unreasonably withhold its Consent, however:

                 (1) As to every third party that is capable or competent to perform and that has bid, or expressed a willingness, to perform at or near the same price as any third party to which TSG has withheld its Consent in accordance with Subsection A of this Section 14.8; or

                 (2) When such Consent is necessary to enable the Airline Group to enter into an operating or marketing alliance or any other marketing relationship that is intended to increase the Airline Group's passenger or cargo revenue.

         C. Third parties, including Successor Providers, to which TSG's Confidential Information is to be disclosed or with access to TSG's Confidential Information, other than TSG Highly Confidential Information, shall first execute a non-disclosure/confidentiality agreement substantially in the form of Exhibit J: Non-disclosure/Confidentiality Agreement.





Information Technology Services Agreement

         D. Third parties, including Successor Providers, to which TSG Highly Confidential Information is to be disclosed or with access to TSG Highly Confidential Information shall first execute a non-disclosure/non- competition agreement substantially in the form of Exhibit N: Non-disclosure/Non-competition Agreement.

14.9. IRREPARABLE HARM. The Parties acknowledge that any disclosure or misappropriation of Confidential Information in violation of this Agreement could cause irreparable harm, the amount of which may be extremely difficult to estimate, thus making any remedy at law or in damages inadequate. Each Party therefore agrees that the other Party shall have the right, afforded in Section B.4(b) of Exhibit M: Dispute Resolution Appendix, to apply to any court of competent jurisdiction for a temporary or provisional order restraining any breach or impending breach of this Article XIV. This right shall be in addition to any other remedy available under this Agreement.

14.10. GENERAL KNOWLEDGE. Each Party understands that the other Party may enhance its generalized knowledge and experience while this Agreement is in effect and that the other Party may already possess or hereafter obtain concepts, data, discoveries, ideas, information, inventions, know-how, knowledge, methodologies, processes, products, skills, techniques or other work product, whether or not patentable, that are generally similar to Confidential Information it may receive under this Agreement. This Agreement shall not be interpreted as limiting such other Party's rights to develop, disclose, display, market, obtain, own, publish, provide, release, sell, transfer, or use, in any manner whatsoever, any such generalized knowledge and experience or any such concepts; provided, however, that such other Party shall in all events comply with the preceding Sections of this Article XIV.

14.11. CONFIDENTIALITY AND BENCHMARKING. Nothing in this Article XIV precludes the Airline Group from disclosing (subject to an appropriate nondisclosure agreement) their business requirements, including services, service level requirements, geographic location data, and resource consumption, to the Benchmark Providers or prospective Benchmark Providers or to any other Person in connection with an RFP or RFQ permitted by this Agreement. Such disclosure may not include, however, any code or detailed descriptions of functionality of any TSG Operated Software or descriptions of the service level performance of TSG under this Agreement.

14.12. RESEARCH. If any TSG Service creates patentable subject matter other than software, TSG, at its sole expense, may seek patent protection, and shall own whatever patents may issue, for such patentable subject matter. Until Expiration or termination of this Agreement, TSG shall offset the Fees otherwise payable by AMERICAN to TSG by an amount equal to twenty percent of revenue TSG receives for the licensing, sale, and third-party use of such patents for the duration of such patents and any renewals. After Expiration or termination of this Agreement, TSG shall pay AMERICAN a royalty of twenty percent of revenue TSG receives for the licensing, sale, or third-party use of such patents for the duration of such patents and any renewals.





Information Technology Services Agreement

                             Article XV -- Security

15.1. SECURITY IN GENERAL. TSG shall provide security for the AG Data and AG Customer Data in accordance with Section "10.4. DATA SECURITY." TSG shall provide physical and electronic security for the TSG Services no less rigorous than such physical and electronic security as are in effect on the Effective Date.


              Article XVI -- Key Employees and Related Provisions

16.1. DESIGNATION OF KEY EMPLOYEES. In accordance with this Section 16.1, AMERICAN and TSG shall designate the Key Employees.


         A. TSG and AMERICAN may designate as Key Employees up to twenty percent of the total number of full-time TSG employees assigned to provide services to AMERICAN. The parties anticipate that the maximum number of Key Employees will be approximately [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] upon the Effective Date.


         B. At the commencement of each New/Out-of-scope Services, Development, and significant Enhancement project to be performed by TSG, TSG and AMERICAN shall agree as to the personnel who are designated as Key Employees for the duration of such projects or phases of such projects.

         C. A TSG employee performing Maintenance may be mutually designated as a Key Employee for a period of twenty-four consecutive months. Without AMERICAN's consent, TSG may remove a Key Employee who provides Maintenance and who has been on the Key Employee List for more than twenty-four consecutive months, but TSG must promptly provide a replacement TSG employee who has suitable training and skills and who is designated as a Key Employee.


         D. Each year during the budgeting process for determining maintenance fees, the parties determine the Key Employees for the maintenance of each Application. No more than [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] of the employees providing maintenance for such Application may be designated as a Key
         Employees, except when fewer than 10 employees are providing maintenance for such Application; in which case there may be up to [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] employees designated as Key Employees.


         E. AMERICAN and TSG shall meet quarterly to revise the Key Employee List. TSG and AMERICAN must mutually agree in writing before a TSG employee is designated a Key Employee.

         F. TSG may request that an employee be removed from the Key Employee List prior to the end of the twenty-four month period if:





Information Technology Services Agreement

                 (1) The removal of the employee from the Key Employee List would not materially adversely affect the services that the Key Employee was providing to the Airline Group.

                 (2) TSG can promptly provide the Airline Group with a replacement employee to be added to the Key Employee List who has suitable training and skills.

                 (3) AMERICAN retains the right of final approval, which shall not be unreasonably withheld, over all changes to the Key Employee List pursuant to this Subsection F.

         G.  If TSG removes a Key Employee pursuant to Subsection F of this
         Section 16.1 and such removal directly or indirectly causes any significant service problems, including project delays, project overruns, programming errors, or service performance degradation, TSG shall promptly commence correcting such service problems, including, if necessary, replacing the new Key Employee.

         H. TSG shall use reasonable efforts to promptly replace a Key Employee who ceases full-time employment at TSG for any reason, including such employee's resignation, leave of absence, termination, disability, or death, with another employee who possesses skills adequate to perform the duties of such Key Employee. At the next meeting between the Account Managers, the Parties shall mutually agree whether anyone, and if so who, will be added to the Key Employee List.

16.2. RESTRICTIONS CONCERNING KEY EMPLOYEES. TSG hereby agrees to the restrictions described in this Section 16.2 for Key Employees.

         A. Key Employees must dedicate a minimum of 80% of their billable time to providing services for AMERICAN's benefit.

         B. TSG may not transfer a Key Employee from one project to another project without AMERICAN's Consent.

         C. TSG may not materially change the job description of a Key Employee without AMERICAN's Consent.

16.3. REMOVAL OF PERSONNEL. In the event that AMERICAN reasonably and in good faith determines that the continued assignment by TSG of any Account Manager or any employee to the performance of TSG Services is adversely affecting the interests of AMERICAN, then the Airline Group's CIO will send TSG's President (in the case of the Account Manager's performance) or the Account Manager (in the case of any other employee's performance) written notice thereof, specifying the reasons therefor and requesting that the Account Manager or employee be replaced. Promptly after its receipt of such a request by AMERICAN, TSG shall investigate the matters stated in the request consistent with TSG's human resources policies. The affected individual will be subject to an evaluation





Information Technology Services Agreement period consistent with TSG's human resources policies for a period of four months for the Account Manager and three months for other employees, during which period the individual may correct such problems. During such period TSG shall use efforts consistent with its personnel policies to improve such individual's performance; if unsuccessful, TSG shall use reasonable efforts to replace such employee with a person of suitable ability and qualifications if such problems are not corrected within such period.


                 Article XVII -- Non-solicitation of Employees

17.1. NON-SOLICITATION OF EMPLOYEES. Except as stated in this Section 17.1, while this Agreement is in effect and for a period of two years thereafter, neither Party may recruit or hire the employees or Independent Contractors engaged by the other Party, whether as employees or Independent Contractors, without the Consent of the other Party.

         A. AMERICAN may recruit and hire TSG's employees and TSG's Independent Contractors who previously worked for AMERICAN in a capacity other than providing services substantially similar to the TSG Services and other than providing operations research services to AMERICAN; provided, however, that AMERICAN first gives TSG two months' Notice when AMERICAN intends to hire a TSG employee designated as a Level 5 employee or below and three months' Notice when AMERICAN intends to hire a Level 6 employee or above.

         B. TSG may recruit and hire AMERICAN's employees and AMERICAN's Independent Contractors who previously worked for a division of AMERICAN that became TSG or a predecessor of TSG; provided, however, that TSG first gives AMERICAN two months' Notice when TSG intends to hire an AMERICAN employee designated as a Level 5 employee or below and three months' Notice when TSG intends to hire a Level 6 employee or above.

         C. In the event of Expiration or termination for any reason, except for termination pursuant to Section "24.4. TERMINATION FOR CONVENIENCE," AMERICAN may recruit and hire TSG employees and Independent Contractors assigned by TSG primarily to perform work on behalf of AMERICAN, and AMERICAN may facilitate and/or assist the Successor Provider in identifying and hiring such individuals.

         D. In the event of termination pursuant to Section "24.4. TERMINATION FOR CONVENIENCE," and provided AMERICAN obtains TSG's Consent, which may be withheld in TSG's sole discretion, AMERICAN may recruit and hire TSG employees and Independent Contractors assigned by TSG primarily to perform work on behalf of AMERICAN, and AMERICAN may facilitate and/or assist the Successor Provider in identifying and hiring such individuals; provided, however, that if TSG does not consent to the hiring of such employee or Independent Contractor, the cost for such person shall be excluded from the Wind-down Costs.





Information Technology Services Agreement

         E. If an employee's employment or an Independent Contractor's engagement with a Party terminates, then without the Consent of such Party, the other Party may not recruit, hire, or engage such former employee or Independent Contractor, whether as an employee or Independent Contractor, for a period of twelve months after the date of termination of such employee's employment or such Independent Contractor's engagement.


                     Article XVIII -- Parties' Relationship

18.1. INDEPENDENT PARTIES. The Parties are independent; each has sole authority and control of the manner of, and is responsible for, its performance of this Agreement. This Agreement does not create or evidence a partnership or joint venture between the Parties. Neither Party may create or incur any liability or obligation for or on behalf of the other Party, except as described in this Agreement. This Agreement does not restrict TSG from providing or rendering any services, including services like the TSG Services, to any other Person; nothing in this Agreement, however, gives TSG the right to provide or render any services in violation of any other agreement entered into by the Parties.

18.2. ADVERTISING. While this Agreement is in effect, TSG has exclusive right to advertise both as the "preferred provider" of information technology services to AMERICAN and as possessing a "strategic relationship" with AMERICAN; provided, that the TSG Services are more than 50% of all the services AMERICAN receives that are similar to the TSG Services; and provided further, that the Airline Group may endorse a third-party provider as the "preferred provider" of a particular service that is not (and need not be) provided by TSG. Nothing in this Section shall be construed as permitting TSG to use any trademark or service mark of AMERICAN without AMERICAN's Consent, which AMERICAN may give in its sole discretion.

18.3. AUTHORITY OF ACCOUNT MANAGERS AND OTHERS. Except as expressly authorized in this Section 18.3, only an officer of a Party may bind that Party.

         A. TSG and AMERICAN may change Account Managers upon notice to the other; provided, however, that TSG's appointment of an Account Manager is subject to AMERICAN's Consent.

         B. AMERICAN and TSG agree that the Account Managers shall serve as the general points of contact between the parties.

         C.  The Airline Group's CIO has the following authority:

                 (1) The Airline Group's CIO may bind AMERICAN to an agreement with TSG to perform any service for which there is a charge, and such agreement must be in writing;





Information Technology Services Agreement

                 (2) [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]


                 (3) The Airline Group's CIO shall submit a list of AMERICAN employees that may bind AMERICAN to an agreement with TSG to perform any TSG Services or New/Out-of-scope Services; and until the Airline Group's CIO provides such list to TSG, AMERICAN shall not claim that an AMERICAN employee lacked the authority to authorize work.


                           Article XIX -- Warranties

19.1. MUTUAL WARRANTIES. Each Party warrants and represents to the other Party as follows:

         A. That it has the requisite corporate authority to enter into and perform this Agreement;

         B. That its execution, delivery, and performance of this Agreement have been duly authorized by all requisite corporate action on its behalf;

         C.  That this Agreement is enforceable against it; and

         D. That it has obtained all consents or approvals of Governmental Authorities and other Persons that are conditions to its entering into this Agreement.

         E. Provisions to the contrary notwithstanding, nothing in this Agreement shall be construed as a warranty by either party concerning the Transferred Software or the Transferred Third Party Software.

19.2.    TSG'S WARRANTIES.  TSG hereby warrants and represents as follows:

         A. That it has all requisite authority to use any software that it has obtained after the Effective Date to provide the TSG Services and the New/Out-of-scope Services;

         B. That none of the software that it develops to provide the TSG Services will wilfully infringe the patent, infringe the copyright, or misappropriate the trade secrets of another;

         C. That a substantial part of the incentive compensation of TSG employees for whom a significant portion of work consists of performing TSG Services including, but not limited to, the Key Employees, will depend upon AMERICAN's satisfaction as determined by TSG in accordance with Section "5.12. ANNUAL SURVEY."





Information Technology Services Agreement

19.3. AMERICAN'S WARRANTIES. AMERICAN hereby warrants and represents that it possesses all requisite rights and authority to provide any software that it provides to TSG after the Effective Date.


                         Article XX -- Indemnification

20.1. INJURY AND PROPERTY INDEMNIFICATION BY TSG. TSG shall indemnify, defend, and hold harmless the Airline Group Indemnitees from and against Tort Damages resulting from any action or omission of any employee or agent of TSG (including any of TSG's subcontractors) in connection with this Agreement that constitutes negligence, gross negligence, or willful misconduct of TSG or its employees or agents.

20.2. CUSTOMER INDEMNIFICATION BY TSG. TSG shall indemnify, defend, and hold harmless the Airline Group Indemnitees from and against Indemnifiable Losses resulting from, arising out of, or relating to any claim by any customer of TSG, other than any member of the Airline Group or any of its Affiliates, arising out of TSG's rendering or providing any service similar to any of the TSG Services to or for the benefit of that claimant.


20.3. INTELLECTUAL PROPERTY INDEMNIFICATION BY TSG. TSG shall indemnify, defend, and hold harmless the Airline Group Indemnitees from and against Indemnifiable Losses resulting from, arising out of, or relating to any Third-Party Claim that any item of intellectual property, including software or software specifications, provided under this Agreement by TSG infringes a currently existing United States copyright, misappropriates a trade secret, or willfully infringes a United States patent.


         A. TSG shall not indemnify any of the Airline Group's Indemnitees, however, if the claim of infringement or misappropriation is caused by:

                 (1) Such Airline Group Indemnitee's misuse or modification of such item,

                 (2) Such Airline Group Indemnitee's failure to use corrections or enhancements made available by TSG,

                 (3) Such Airline Group Indemnitee's use of such item in combination with any product or information not owned, developed, or provided by TSG, except as authorized by TSG,

                 (4) Such Airline Group Indemnitee's distribution, marketing, or use for the benefit of third parties of such item, except as permitted by this Agreement or otherwise authorized by TSG, or

                 (5) Any information, direction, specification, or materials provided by such Airline Group Indemnitee or any third party.





Information Technology Services Agreement

         B. If any such item is, or in TSG's opinion is likely to be, held to constitute an infringing product, TSG shall, at its expense and option, either:

                 (1) Procure the right for the Airline Group Indemnitee to continue using such item,

                 (2) Replace such item with a non-infringing equivalent item,

                 (3)      Modify such item to make it non-infringing, or

                 (4) Accept return of such item and refund to the Airline Group Indemnitee the Fees paid for such item, less a reasonable amount for the Airline Group Indemnitee's use of such item up to the time of return.


         C. The rights and remedies stated in this Section 20.3 constitute the sole and exclusive remedies of the Airline Group Indemnitees, and TSG's entire liability, with respect to a Third-Party Claim of infringement and misappropriation.


20.4. INJURY AND PROPERTY INDEMNIFICATION BY AMERICAN. AMERICAN shall indemnify, defend, and hold harmless the TSG Indemnitees from and against Tort Damages resulting from any action or omission of any employee or agent of the Airline Group (other than TSG) in connection with this Agreement that constitutes negligence, gross negligence, or willful misconduct of any member of the Airline Group or its employees or agents (other than TSG).

20.5. CUSTOMER INDEMNIFICATION BY AMERICAN. AMERICAN shall indemnify, defend, and hold harmless the TSG Indemnitees from and against Indemnifiable Losses resulting from, arising out of, or relating to any claim by any AG Customer or any of the customers of an AG Customer arising out of the Airline Group's rendering or providing any AG Mixed Services to that AG Customer.


20.6. INTELLECTUAL PROPERTY INDEMNIFICATION BY AMERICAN. American shall indemnify, defend, and hold harmless the TSG Indemnitees from and against Indemnifiable Losses resulting from, arising out of, or relating to any Third-Party Claim that any item of intellectual property, including software or software specifications, provided under this Agreement by any member of the Airline Group, infringes a currently existing United States copyright, misappropriates a trade secret, or willfully infringes a United States patent.


         A. American shall not indemnify any of the TSG Indemnitees, however, if the claim of infringement or misappropriation is caused by:

                 (1) Such TSG Indemnitee's misuse or modification of such item,

                 (2) Such TSG Indemnitee's failure to use corrections or enhancements made available by any member of the Airline Group,





Information Technology Services Agreement

                 (3) Such TSG Indemnitee's use of such item in combination with any product or information not owned, developed, or provided by any member of the Airline Group, except as authorized by a member of the Airline Group,

                 (4) Such TSG Indemnitee's distribution, marketing, or use for the benefit of third parties of such item, except as permitted by this Agreement or otherwise authorized by any member of the Airline Group, or

                 (5) Any information, direction, specification, or materials provided by such TSG Indemnitee or any third party.

         B. If any such item is, or in American's opinion is likely to be, held to constitute an infringing product, American shall, at its expense and option, either:

                 (1) Procure the right for the TSG Indemnitee to continue using such item,

                 (2) Replace such item with a non-infringing equivalent item,

                 (3)      Modify such item to make it non-infringing, or

                 (4) Accept return of such item and refund to the TSG Indemnitee any amount paid for such item, less a reasonable amount for the TSG Indemnitee's use of such item up to the time of return.


         C. The rights and remedies stated in this Section 20.6 constitute the sole and exclusive remedies of the TSG Indemnitees, and American's entire liability, with respect to a Third-Party Claim of infringement and misappropriation.


20.7. AIRLINE INCIDENT INDEMNIFICATION. American shall indemnify, defend, and hold harmless the TSG Indemnitees from and against Indemnifiable Losses resulting from, arising out of, or relating to any Airline Incident. The Parties intend that the TSG Indemnitees be indemnified notwithstanding any liability that TSG might otherwise have under Section "20.1. INJURY AND PROPERTY INDEMNIFICATION BY TSG" or Section "20.2. CUSTOMER INDEMNIFICATION BY TSG" relating to any Airline Incident.

20.8. SITA INDEMNIFICATION. TSG shall indemnify, defend, and hold harmless the Airline Group Indemnitees from and against Indemnifiable Losses (except as described below in this Section 20.8) that arise or accrue on or after the Effective Date resulting from, arising out of, or relating to AMERICAN's serving as the contracting party under the SITA Agreements. Those Indemnifiable Losses shall:

         A. Include any losses, costs, taxes, claims, liabilities, damages, or causes of action arising from or related to the obligations of payment (including any fees, penalties, or interest for late payment or nonpayment), indemnification obligations, and obligations resulting from the failure to meet the financial minimums under the SITA Agreements.





Information Technology Services Agreement

         B. Exclude any losses or damages of the kind described in Subsection A of this Section 20.8 related to the SITA Services consumed by AMERICAN and its Affiliates other than TSG and its subsidiaries (except for any amount paid by AMERICAN and its Affiliates to TSG for SITA Services consumed by AMERICAN and its Affiliates other than TSG and its subsidiaries).


20.9. EXPRESS NEGLIGENCE. THE ORDINARY NEGLIGENCE OF ANY INDEMNITEE OR THE JOINT OR CONCURRENT ORDINARY NEGLIGENCE OF TWO OR MORE INDEMNITEES SHALL NOT PRECLUDE SUCH INDEMNITEE OR SUCH INDEMNITIEES FROM RECEIVING THE BENEFITS OF INDEMNIFICATION UNDER THIS ARTICLE XX.


20.10. THIRD-PARTY CLAIMS. If an Indemnification Claim is based on a Third-Party Claim:

         A. The Indemnified Party shall give an Indemnification Claim Notice promptly after it receives the Third- Party Claim. The failure of an Indemnified Party to give an Indemnification Claim Notice shall relieve the Indemnifying Party of its indemnification obligations only to the extent the Indemnifying Party is actually prejudiced by that failure.

         B. The Indemnifying Party shall be entitled to defend the Third-Party Claim, with its chosen counsel and at its own expense, if
         (1) the Third-Party Claim seeks only monetary relief, and not an injunction or other equitable relief, against the Indemnified Party, and (2) the Indemnifying Party elects to assume, and diligently conducts, that defense. The Indemnifying Party's election to defend must be given by Notice to the Indemnified Party within the Indemnification Response Period. If the Indemnifying Party conducts the defense, the Indemnified Party may participate in that defense with its own counsel and at its own expense.

         C. If the Indemnifying Party does not elect to defend the Third-Party Claim by Notice within the Indemnification Response Period, or if the Indemnifying Party does not diligently conduct the defense, the Indemnified Party shall be entitled, upon further Notice to the Indemnifying Party, to defend the Third-Party Claim on behalf of, and for the account and risk of, the Indemnifying Party (if it is determined that the Indemnifying Party has an indemnification obligation regarding that Indemnification Claim). In this circumstance, the Indemnifying Party may participate in the defense with its own counsel and at its own expense.

         D. If there is a conflict of interest that makes it inappropriate for the same counsel to represent the Indemnifying Party and the Indemnified Party in defending the Third-Party Claim, the Indemnifying Party must pay for separate counsel for the Indemnified Party.





Information Technology Services Agreement

         E. The Indemnifying Party defending a Third-Party Claim may compromise, settle, or resolve that Third-Party Claim without the Indemnified Party's consent if the compromise, settlement, or resolution involves only the payment of money by the Indemnifying Party (whether on its own behalf or behalf of the Indemnified Party) and the third-party claimant provides the Indemnified Party a release from all liability regarding the Third-Party Claim. Otherwise, the Indemnifying Party may not compromise, settle, or resolve the Third-Party Claim without the Indemnified Party's Consent.

         F. The Indemnifying Party and the Indemnified Party must cooperate with all reasonable requests of the other in defending any Third-Party Claim.

20.11. NON-THIRD-PARTY CLAIMS. A Party's claim, on its behalf or on behalf of its other Indemnitees, that the other Party is liable for indemnification under any of the preceding Sections of this Article XX -- Indemnification based on any event or action other than a Third-Party Claim shall be made by Notice to that other Party. Any Dispute about that claimed liability shall be resolved by the Dispute Resolution Procedure.

                    Article XXI -- Limitations of Liability

21.1. INTENDED ALLOCATION OF RISKS. The allocation of risks between the Parties, and the limitations on the Parties' liabilities and remedies, set forth in this Article XXI and elsewhere in this Agreement are specifically intended by the Parties, as part of their bargain (i.e., part of the consideration for their other respective benefits and obligations) in this Agreement. The Parties acknowledge that they have negotiated, with the advice of legal counsel, such allocation and limitations.


21.2. NEGLIGENCE AND ORDINARY MISTAKES. Except as otherwise expressly provided in this Agreement, [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]. For the avoidance of doubt, nothing in this Section 21.2 affects any liability of a Party to indemnify the other Party's Indemnities against Tort Damages or Indemnifiable Losses under Article XX -- Indemnification.



21.3. EXTRAORDINARY MISTAKES. TSG's liability for any Extraordinary Mistake shall be limited to its obligations described in Sections "5.9. CORRECTION OF PERFORMANCE," "7.9. PERFORMANCE ADJUSTMENT OF FEES" (if an SLA Standard is applicable), and "10.3 RISK OF DATA LOSS." [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]. Any act or omission of TSG that is appropriately characterized equally (i) as negligent and as an Extraordinary Mistake shall be deemed an Extraordinary Mistake under this Article XXI,







Information Technology Services Agreement and (ii) as grossly negligent and as an Extraordinary Mistake shall be deemed grossly negligent under this Article XXI. For the avoidance of doubt, nothing in this Section 21.3 affects any liability of TSG to indemnify the Arline Group Indemnitees against Tort Damages or Indemnifiable Losses under Article XX--Indemnification.



21.4.    [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]



21.5. GROSS NEGLIGENCE AND WILLFUL MISCONDUCT. A Party's liability under or relating in any manner to this Agreement for General Damages resulting from that Party's gross negligence or willful misconduct in the exercise of its rights or the performance of its obligations under this Agreement, including any breach of this Agreement by that Party constituting or caused by its gross negligence or willful misconduct, shall be limited as follows:



[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]



For the avoidance of doubt, nothing in this Section 21.5 affects any liability of a Party to indemnify the other Party's Indemnitees against Tort Damages or Indemnifiable Losses under Article XX -- Indemnification.



21.6. LIMITATION ON AMOUNT OF ALL GENERAL DAMAGES. A Party's liability for General Damages other than Consequential Damages and punitive or exemplary damages -- i.e., for actual damages -- described above in this Article XXI is not limited except to the extent provided in this Section 21.6. A Party shall have no liability under or relating in any manner to this Agreement for any General Damages (including Consequential Damages or any unpaid Fees) in excess of [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] per calendar year. For the avoidance of doubt, nothing in this Section 21.6 affects any liability of a Party to indemnify the other Party's Indemnitees against Tort Damages or Indemnifiable Losses under Article XX--Indemnification.


21.7. TIME FOR CLAIMS. A Party may assert or make a claim against the other Party for any breach of this Agreement, or for that other Party's liability under this Agreement (including an Indemnification Claim), only within three years after the breach or other event constituting the basis for that claim occurred, even if not discovered until after that three-year





Information Technology Services Agreement period. Nevertheless, the three-year limit on the time for asserting or making any claim shall not apply to a claim (including an Indemnification Claim) based on a Third-Party Claim.

21.8. WARRANTIES. Each Party's warranties in this Agreement are made solely to and for the benefit of the other Party and, to the extent described in this Agreement, the American Related Entities. No Person other than a Party may assert or make a claim based on the other Party's warranties under this Agreement; any claim by any of the American Related Entities must be made by AMERICAN.

21.9. OFFSET. A Party entitled to any payment due from the other Party under this Agreement may offset all or any portion of the amount of that payment against any payment that is due from it to the other Party under this Agreement.

21.10. EQUITABLE RELIEF. To the extent that any monetary relief available under this Agreement is not an adequate remedy for any breach of this Agreement, or upon any breach or impending breach of Article XIV--Confidential Information, the non-breaching Party shall be entitled to injunctive relief as a remedy for that breach or impending breach by the other Party, in addition to any other remedies granted to the non-breaching Party in this Agreement. That injunctive relief must be sought through arbitration in accordance with the Dispute Resolution Procedure, except as permitted by Section B.4(b) of the Dispute Resolution Appendix.

21.11. EXCLUSIVE REMEDIES. The remedies described in this Agreement are the exclusive rights and remedies of a Party regarding any breach of this Agreement or any matter that may be the subject of a claim for liability under or relating to this Agreement.

21.12. NONCUMULATIVE REMEDIES. If a particular remedy for a breach of, or the occurrence of any other event described in, this Agreement is specified in this Agreement, that remedy shall be the exclusive remedy upon such a breach or event. Nevertheless, if more than one remedy for such a breach or event is specified in this Agreement, the Party entitled to a remedy must elect or choose between the available remedies, and may not cumulate or exercise multiple remedies, upon such a breach or event. Nevertheless, when there is a deficiency in a service

         A. Not subject to an SLA Standard, the Airline Group is not required to elect or choose between (1) TSG's correcting or curing the deficiency, (2) requiring that an SLA Standard be established for that service, and (3) if caused by an Extraordinary Mistake, obtaining a credit or repayment of the excess Fees charged or collected by TSG; or

         B. Subject to an SLA Standard, the Airline Group is not required to elect or choose between (1) TSG's correcting or curing the deficiency, (2) obtaining any applicable Performance Decrease, and (3) if caused by an Extraordinary Mistake, obtaining a credit or repayment of the excess Fees charged or collected by TSG.





Information Technology Services Agreement

21.13. WAIVER OF REMEDIES. No forbearance, delay, or indulgence by a Party in enforcing this Agreement, within the applicable time limits stated in this Agreement, shall prejudice the rights or remedies of that Party. No waiver of a Party's rights or remedies regarding a particular breach of, or occurrence of any other event described in, this Agreement constitutes a waiver of those rights or remedies, or any other rights or remedies, regarding any other or any subsequent breach of, or occurrence of any other event described in, this Agreement.

21.14. WARRANTY DISCLAIMER. EXCEPT FOR THE EXPRESS WARRANTIES STATED IN THIS AGREEMENT, NEITHER TSG NOR AMERICAN MAKES ANY OTHER WARRANTIES, EXPRESS OR IMPLIED; AND EACH OF TSG AND AMERICAN HEREBY EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

21.15. CLAIMS FOR TAXES. Claims for Taxes are subject to Article IX -- Transfer and Property Taxes and not to this Article XXI, except that Sections "21.1. INTENDED ALLOCATION OF RISKS," "21.8. WARRANTIES," "21.9 OFFSET," "21.10. EQUITABLE RELIEF," "21.11. EXCLUSIVE REMEDIES," and "21.13. WAIVER OF REMEDIES" and this Section 21.15 shall apply to claims for Taxes.


              Article XXII -- Force Majeure and Disaster Recovery

22.1. FORCE MAJEURE. If either Party to this Agreement shall be prevented, hindered, or delayed in the performance or observance of any of its obligations hereunder by reason of a Force Majeure Event, then such Party shall be excused from any further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such party continues to use its reasonable efforts to recommence performance or observance whenever and to whatever extent possible without delay; provided, however, that to the extent that the Force Majeure Event impairs the Airline Group's operations, TSG shall use Extraordinary Efforts. Any party so delayed in its performance shall immediately notify the other by telephone (to be confirmed in writing within five days of the inception of such delay) and shall describe at a reasonable level of detail the circumstances causing such delay. If (i) any of the above-described circumstances prevent, hinder, or delay performance of TSG's operational obligations hereunder, and (ii) as a result thereof, AMERICAN is prevented from conducting a significant portion of AMERICAN's normal business operations, then TSG, with the cooperation and assistance of AMERICAN, shall resume performance of such operational obligations or arrange for AMERICAN to obtain alternative performance of such operational obligations. The cost to AMERICAN of such alternative performance shall not exceed the amount that would have been owed to TSG by AMERICAN under this Agreement as if the TSG were providing the equivalent TSG Services without the prevention, hindrance or delay of performance of TSG's operational obligations under this Agreement.





Information Technology Services Agreement

         A. Whenever a Force Majeure Event causes TSG to allocate limited resources among TSG's customers at the affected service locations, AMERICAN shall receive at least the same priority in respect of such allocations as (a) the highest priority that AMERICAN or its affiliates enjoyed prior to the Effective Date and (b) TSG's other commercial customers. Unless otherwise agreed by the Airline Group's CIO, in such events TSG shall restore the following systems in the following order: (1) the Front End Systems, (2) the Flight Operations Systems, (3) the Passenger Services Systems and Fare Pricing Complex and (4) the Commercial Systems.

         B. If a Force Majeure Event, other than one intentionally caused by AMERICAN, causes one or more of the TSG Services designated as a "Critical TSG Service" or "High Risk TSG Service" to be unavailable for productive use, AMERICAN may terminate this Agreement pursuant to Section "24.3 TERMINATION FOR A FORCE MAJEURE EVENT," in accordance with the following:


                 (1) For each TSG Service designated as a "Critical TSG Service" other than CargoSABRE, AMERICAN may terminate this Agreement if TSG either fails to give AMERICAN a Force Majeure Recovery Plan within [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] after Force Majeure Event Commencement or if the applicable TSG Service is not restored, in accordance with its SLA Standard, within [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] after Force Majeure Event Commencement.



                 (2) For the TSG Service known as CargoSABRE, AMERICAN may terminate this Agreement if TSG either fails to give AMERICAN a Force Majeure Recovery Plan within [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] after Force Majeure Event Commencement or if Cargo SABRE is not restored, in accordance with its SLA Standard, within [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] after Force Majeure Event Commencement.



                        (3) When a Force Majeure Event has caused more than [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] of the TSG Services designated as "High Risk TSG Services" to be unavailable for the Airline Group's productive use, AMERICAN may terminate this Agreement if TSG either fails to give AMERICAN a Force Majeure Recovery Plan within [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] after Force Majeure Event Commencement or if such TSG Service is not restored, in accordance with its SLA Standard, within [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] after Force Majeure Event Commencement.



                        (4) When a Force Majeure Event has caused more than [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION], but fewer than or equal to [CONFIDENTIAL
                 PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION], of the TSG Services designated as "High Risk TSG Services" to be unavailable for the Airline Group's productive use, AMERICAN may terminate this Agreement if TSG either fails to give AMERICAN a Force Majeure Recovery Plan within [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] after Force Majeure Event Commencement or if such TSG Services are not restored, in accordance with their SLA Standards, within [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY
                 WITH THE COMMISSION] after Force Majeure Event Commencement.






Information Technology Services Agreement

                 (5) When a Force Majeure Event has caused any, but fewer than [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION], of the TSG Services designated as "High Risk TSG Services" to be unavailable for the Airline Group's productive use, AMERICAN may terminate this Agreement if TSG either fails to give AMERICAN a Force Majeure Recovery Plan within [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] after Force Majeure Event Commencement or if the applicable TSG Services are not restored, in accordance with their SLA Standards, within [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] after Force Majeure Event Commencement.


22.2. DISASTER RECOVERY. TSG Services shall include implementation of a disaster recovery plan as specified in the document known as Manual No. 175 entitled "AMR Corporate Contingency Plan" with a date of December 31, 1991. Such disaster recovery plan shall be no less rigorous than that in effect immediately prior to the Effective Date at the facilities of TSG used to provide the TSG Services as of the Effective Date. In the event that additional disaster recovery procedures for the applicable facilities are reasonably requested by AMERICAN, TSG shall perform such additional disaster recovery procedures as New/Out-of-scope Services.


                      Article XXIII -- Dispute Resolution

23.1. DISPUTES IN GENERAL. Except as otherwise stated in this Agreement, the Parties shall resolve any Dispute in accordance with the Dispute Resolution Procedure. Nevertheless, if any Person other than the Parties and their Affiliates

         A. Has initiated a lawsuit or other judicial, administrative, or arbitration proceedings against or involving either or both of the Parties in which a Dispute will be resolved, or

         B. Is a necessary participant in any judicial, administrative, or arbitration proceedings to resolve a Dispute and cannot be joined by either or both of the Parties in an arbitration of that Dispute under Section B.3 of the Dispute Resolution Appendix, so that (in either case) the Dispute Resolution Procedure is or will be ineffective, then the Parties need not use or follow the Dispute Resolution Procedure to resolve that Dispute -- though the submission to jurisdiction in Section B.5 of the Dispute Resolution Appendix shall apply if necessary.

23.2. INFORMATION FOR RESOLUTION. The Parties shall freely share, and may disclose to any mediator or arbitrator as part of any Dispute resolution proceeding, any and all reasonably requested relevant information, including Confidential Information, needed to facilitate the resolution of any Dispute and any and all information likely to lead to such relevant information.





Information Technology Services Agreement

23.3. PAYMENT DISPUTES. With regard to payment Disputes, the Parties will work to expedite resolution of the Dispute, with the goal of having the Dispute resolved by the next billing cycle. To such end, all references to ten Business Days in Sections B.1(b), B.1(c), and B.1(d) of the Dispute Resolution Appendix shall be deemed to be seven Business Days for a payment Dispute.

23.4. CONTINUITY DURING DISPUTE. In the event of a Dispute, the Parties shall continue to perform their respective obligations pursuant to this Agreement.

23.5. PARTIES' AGREEMENT. Nothing in this Article XXIII or the Dispute Resolution Procedure prevents the Parties from resolving any Dispute by mutual agreement at any time.


                          Article XXIV --  Termination

24.1. TERMINATION FOR BREACH. In the event of certain breaches of this Agreement, TSG or AMERICAN may terminate this Agreement in accordance with this Section; provided that AMERICAN gives TSG Notice of its intent to terminate within 180 days after the date such breach occurred.

         A. Upon TSG's Egregious Breach of this Agreement, AMERICAN may terminate this Agreement, provided that AMERICAN gives TSG thirty days' Notice of its intent to terminate and TSG fails to cure the breach within such 30 days; and provided, further, that such cure period will be extended an additional 30 days if TSG delivers to AMERICAN a written plan to cure the breach. In both instances, unless TSG cures the material breach, the termination shall be effective as of the first day following the end of the cure period or extended cure period as the case may be.

         B. Upon AMERICAN's material breach of its obligation to pay TSG in accordance with this Agreement, TSG may terminate this Agreement as follows:


                 (1) If TSG has given Notice to AMERICAN describing the breach in detail, the monetary amount due, and TSG's intention to terminate pursuant to this Subsection; and if AMERICAN has not paid such amount within [CONFIDENTIAL PORTION OMITTED AND
                 FILED SEPARATELY WITH THE COMMISSION] after receipt of TSG's Notice; provided, however, that the first time AMERICAN fails to pay within such [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] TSG shall give a second Notice to AMERICAN, describing the breach in detail, the monetary amount due, and TSG's intention to terminate pursuant to this Subsection; and TSG may not terminate this Agreement unless, AMERICAN has failed to pay within [CONFIDENTIAL
                 PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] after receipt of such second Notice.


                 (2) If TSG has given Notice to AMERICAN of AMERICAN's material breach of its obligation to pay TSG in accordance with this Agreement three times, and AMERICAN materially breaches its obligation to pay TSG in accordance with





Information Technology Services Agreement
                 this Agreement, TSG may terminate this Agreement upon Notice to AMERICAN.

                 (3) For the avoidance of doubt, AMERICAN's withholding amounts from Disputed Invoices in accordance with Section "8.2. DISPUTED INVOICES," are not material breaches of AMERICAN's obligation to pay.

24.2. TERMINATION FOR INADEQUATE PERFORMANCE. Upon the occurrence of an SLA Termination Event, AMERICAN may terminate this Agreement upon Notice to TSG given within 180 days after the date such SLA Termination Event occurred. Upon the occurrence of an SLA Service Termination Event, AMERICAN may terminate this Agreement as to such TSG Service upon Notice to TSG.

24.3. TERMINATION FOR A FORCE MAJEURE EVENT. If a Force Majeure Event occurs and pursuant to Article XXII -- Force Majeure AMERICAN is entitled to terminate this Agreement, then AMERICAN may terminate this Agreement upon Notice to TSG.

24.4. TERMINATION FOR CONVENIENCE. At any time after July 1, 2000 and for any reason whatsoever, AMERICAN may terminate this Agreement upon 180 days' Notice to TSG and upon payment of all amounts due and the Termination Liquidated Damages.

         A. AMERICAN and TSG agree that if AMERICAN exercises its right to terminate pursuant to this Section 24.4, the losses, expenses, and measure of damages suffered by TSG would be uncertain and difficult to calculate. Therefore, TSG and AMERICAN agree that the Termination Liquidated Damages are their best estimate of such losses, expenses, and damages and are not a penalty.

         B. AMERICAN shall pay TSG the Termination Liquidated Damages in accordance with Exhibit K: Termination Liquidated Damages Calculation.

         C. Upon Notice of termination pursuant to this Section 24.4, AMERICAN may commence use of the Transition Assistance.

24.5. TERMINATION BECAUSE OF ACQUISITION OF TSG. If any entity with annual airline transportation revenue of one billion dollars or more acquires control (the power to direct the management or affairs) of TSG, then AMERICAN may, at its sole option, terminate this Agreement upon 90 days Notice; provided AMERICAN gives Notice within 180 days of the date on which such entity acquired TSG.





Information Technology Services Agreement

                Article XXV --  Transition Assistance; Survival

25.1. TRANSITION ASSISTANCE BY TSG. Upon Expiration or termination of this Agreement for any reason whatsoever, AMERICAN and TSG agree that TSG shall provide assistance to AMERICAN to obtain services to replace the TSG Services in accordance with this Section 25.1.

         A. During the Transition Period, TSG shall provide to the Airline Group or the Successor Provider any and all assistance reasonably requested by AMERICAN to allow the TSG Services to continue without interruption or adverse effect and to facilitate the orderly transfer of responsibility for the TSG Services to AMERICAN or the Successor Provider.

                 (1) The assistance to be provided to the Airline Group by TSG shall include the services listed on Exhibit L: Transition Assistance Service Descriptions.

                 (2) TSG Services provided during the Transition Period are at Current Rates.

         B. TSG shall provide to AMERICAN the foregoing assistance at no additional charge other than the Current Rates prior to the Expiration Date or the Termination Date and for ninety days thereafter, except in the instance of termination pursuant to Subsection B of Section "24.1. TERMINATION FOR BREACH" or pursuant to Section "24.4. TERMINATION FOR CONVENIENCE," TSG may provide the Transition Assistance after the Expiration Date or the Termination Date, as the case may be, at market rates. TSG shall use any budgeted personnel time to provide assistance and the services in Subsection C below, to the extent reasonably possible. If the assistance requires resources, in addition to those regularly utilized in the daily performance of TSG Services, AMERICAN will pay TSG for such assistance on a time and materials basis at the Current Rates.

         C. Upon Expiration of this Agreement or with respect to any particular AG Data or AG Customer Data, on such earlier date that the same shall be no longer required by TSG in order to render services hereunder, such AG Data or AG Customer Data shall be, at AMERICAN's election and expense, (i) erased from the data files maintained by TSG, (ii) returned to AMERICAN by TSG in a form reasonably requested by AMERICAN, or (iii) stored by TSG for such period during the term of this Agreement as AMERICAN may request and then either returned to AMERICAN or erased.

         D. Prior to providing any of the foregoing assistance to a Successor Provider, TSG shall be entitled to receive from such Successor Provider, in form and substance reasonably acceptable to TSG, written assurances that (i) such Successor Provider will maintain at all times the confidentiality of any TSG proprietary information, software or materials disclosed or provided to, or learned by, such Successor Provider in connection therewith, and (ii) such Successor Provider will use such information, software or materials exclusively for the benefit of the Airline Group. If such





Information Technology Services Agreement

         Successor Provider executes an agreement substantially in the form of Exhibit N: Non-disclosure/Non-competition Agreement, the Successor Provider shall be deemed to have provided the written assurances required by this Subsection D.

         E. Upon AMERICAN's request, TSG shall provide consultation services for at least ninety (90) days after expiration of the Transition Period, to be charged by TSG at market rates for similar services. As part of such consultation services, TSG will retrieve, manipulate, convert, transfer AG Data and AG Customer Data as required by the Successor Provider at Current Rates.

25.2. SURVIVAL. The following provisions of this Agreement shall survive the termination or Expiration of this Agreement:

         A.  Article IX -- Transfer and Property Taxes.

         B.  Section "11.2.  RIGHTS IN JOINTLY OWNED SOFTWARE."

         C.  Section "11.5.  ROYALTY AFTER EXPIRATION OR TERMINATION."

         D.  Section "12.5.  MARKETING RIGHTS AFTER EXPIRATION OR TERMINATION."

         E.  Article XIII -- Non-competition.

         F. The confidentiality provisions of Article XIV -- Confidential Information.

         G.  Article XVII -- Non-solicitation of Employees.

         H.  Article XX -- Indemnification.

         I.  Article XXI -- Limitations of Liability.

         J.  Article XXIII -- Dispute Resolution.

         K.  Article XXV --  Transition Assistance; Survival.

         L.  Article XXVII -- Auditing Rights.

         M.  Article XXVIII -- Notices and Other Communications.

         N.  Article XXIX -- Miscellaneous Provisions.





Information Technology Services Agreement

                           Article XXVI -- Insurance

26.1. TSG'S INSURANCE IN GENERAL. TSG, at its own expense, shall establish and maintain general liability, workers compensation, automotive liability and property damage, and computer fraud protection insurance coverages for all TSG employees and Independent Contractors involved in providing TSG Services or New/out-of-scope Services.

26.2. AG BUSINESS INTERRUPTION INSURANCE. If AMERICAN requests in writing that TSG obtain insurance coverage on behalf of the Airline Group or AMERICAN, including business interruption coverage, and provided AMERICAN reimburses TSG for all out-of-pocket costs of obtaining such coverage, then TSG shall obtain such coverage requested and designate the Airline Group as the named insured.


                        Article XXVII -- Auditing Rights

27.1. OPERATIONAL AUDIT. The Airline Group and its representatives, at the Airline Group's expense and upon reasonable notice to TSG, shall have the right to conduct an audit of TSG's operations (i) on an annual basis and (ii) more frequently as reasonably requested by the Airline Group to the extent that such audit will not unreasonably disrupt the operations of TSG, in order to verify that TSG is exercising reasonable operational procedures in accordance with customary standards in the data processing industry in its performance of the TSG Services and to confirm TSG's performance of its obligations hereunder. TSG will provide the Airline Group and its representatives access to the TSG facilities at which TSG is performing the TSG Services, to TSG's personnel, to the Airline Group's existing data and work product and to that being developed by TSG hereunder at such facilities, and to reasonably related documentation. To the extent applicable to the TSG Services, such audit may include an audit of (i) software development practices and procedures, (ii) application and operating systems, (iii) general controls and security practices and procedures, (iv) disaster recovery and back-up procedures, (v) invoice processing, (vi) Service Level compliance, and (vii) resource consumption. TSG will provide to the Airline Group and its representatives any assistance that they reasonably require in connection therewith at no additional charge to the Airline Group, provided, however, that the Airline Group shall pay TSG, at Current Rates for any technical resources and application development time utilized by TSG and any other reasonable additional costs of TSG necessary for the audit and not otherwise provided to the Airline Group hereunder. Airline Group may, at its discretion, provide to TSG a copy of the audit report, or a portion thereof, resulting from each such audit upon its completion, provided, however, that if the Airline Group does not disclose any such report or portion thereof, such report or portion shall not be the basis of any claim asserted by Airline Group against TSG. In conducting each operational audit, the Airline Group shall not be entitled to review any confidential or proprietary information of any third party and shall not materially interfere with the ability of TSG to perform the TSG Services or services for any other customer. For the purposes of this Section 27.1, the Airline Group's representatives shall be deemed to include any auditors or inspectors designated by any state or federal agency to audit the Airline Group's business.





Information Technology Services Agreement

27.2. RECORD-KEEPING AUDITS OF CHARGES. TSG shall maintain complete and accurate books, records and accounts, in accordance with generally accepted accounting principles, consistently applied, to support and document all charges to the Airline Group. TSG shall retain such records for three (3) years after creation, or for such longer period as required to comply with government requirements. In addition, TSG shall retain such records for the duration of any audit conducted pursuant to this Article XXVII and for the duration of any Dispute. TSG shall permit the Airline Group or its representatives access to TSG's facilities to perform an audit of TSG's records to the extent necessary to verify TSG's charges billed to the Airline Group (i) on an annual basis and (ii) more frequently as reasonably requested by the Airline Group if and to the extent that such audit will not unreasonably disrupt the operations of TSG. TSG need not provide the Airline Group with access to cost data where the cost is not the basis for product service prices/fees or termination fees. The Airline Group may, at its discretion, provide to TSG a copy of the audit report, or a portion thereof, resulting from each such audit upon its completion. As soon as reasonably practicable thereafter, the parties will review any audit report (or portion thereof) provided to TSG and work in good faith to agree upon any reimbursement of charges or additional payments due to either party and any appropriate future adjustments to TSG's charges and practices. TSG shall promptly forward to the Airline Group the full amount of all overcharges revealed by such audit. The Airline Group shall promptly pay TSG the full amount of undercharges revealed by such audit, but may also offset the reasonable audit cost against amounts due to TSG. Any financial audit performed or caused to be performed under this
Section 27.2 shall be at the Airline Group's expense, except (a) as provided in the preceding sentence or (b) that if such audit demonstrates that TSG's invoiced charges for the relevant period exceed the correct charges for that period, excluding (from the invoiced and the correct charges) those Third Party Pass Through Charges that are passed through pursuant to this Agreement, by more than five percent, TSG shall pay or reimburse the Airline Group for the reasonable costs of such audit. In conducting any financial audit, the Airline Group shall not be entitled to review any confidential or proprietary information of any third party, except that the Airline Group shall be entitled to review any third-party invoices upon which TSG based any cost-plus or pass-through charges made to the Airline Group or any invoices necessary to ensure compliance with Sections "7.12. MOST FAVORED CUSTOMER," "11.4. OFFSET OF FEES," or "11.5. ROYALTY AFTER EXPIRATION OR TERMINATION" (subject to any confidentiality restrictions that may apply to TSG with respect to such invoices). If confidentiality restrictions apply to any such invoices, an officer of TSG shall certify in the form of an affidavit, duly notarized, as to the veracity of information provided by TSG to the Airline Group concerning the contents of such invoices. The Airline Group, at its expense, may use an independent accountant, under confidentiality restrictions, to verify the contents of such invoices.


27.3. TERM OF AUDITS. During the term of this Agreement, the Airline Group shall have the right to have all of the audits specified in this Article encompass a period of time equal to the full current year and two years prior to the current year for a total period of thirty-six months. Upon termination or Expiration of this Agreement, the Airline Group shall have the right to conduct an audit pursuant to Section "27.2. RECORD-KEEPING AUDITS OF CHARGES" within one year after the date of such termination or Expiration, or an audit at any time after termination or Expiration pursuant to this Article as may otherwise be required by any state or federal agency.





Information Technology Services Agreement

               Article XXVIII -- Notices and Other Communications

28.1. FORM. Each notice, request, response, demand, claim, and other communication required or permitted under this Agreement must be in writing and must be transmitted, delivered, or sent by:

         A.      Personal delivery,

         B.      Courier or messenger service, whether overnight or same-day,

         C.      Prepaid telecopy or facsimile,

         D. Certified United States mail, with postage prepaid and return receipt requested, or

         E. If an authorization by American regarding the commencement of any TSG Service, electronic mail,

in any case addressed to the other Party at the address or number for that Party set forth in Section 28.2 (or in the case of electronic mail, the addressee's electronic mail address), or at such other address or number as the recipient has designated by Notice to the other Party in accordance with this
Article 28.

28.2. ADDRESSES. The Parties shall transmit, deliver, or send communications as follows:

         A.      If to AMERICAN:  American Airlines, Inc.
                                  4333 Amon Carter Boulevard
                                  Mail Drop 5357
                                  Fort Worth, Texas  76155
                                  Telecopier:  (817) 931-6944
                                  Attention:  Account Manager's name

         B. If to AMERICAN and concerning Article XXIV -- Termination or concerning a Force Majeure Event, then a copy to:

                                  American Airlines, Inc.
                                  4333 Amon Carter Boulevard
                                  Mail Drop 5624
                                  Fort Worth, Texas  76155
                                  Telecopier:  (817) 967-9220
                                  Attention:  President





Information Technology Services Agreement

         C.      If to TSG:       The SABRE Group, Inc.
                                  4333 Amon Carter Boulevard
                                  Mail Drop 5299
                                  Fort Worth, Texas  76155
                                  Telecopier: (817) 931-6382
                                  Attention:  Account Manager's name



         D. If to TSG and concerning Article XXIV -- Termination or concerning a Force Majeure Event, then a copy to:

                                  The SABRE Group, Inc.
                                  4333 Amon Carter Boulevard
                                  Mail Drop 5620
                                  Fort Worth, Texas  76155
                                  Telecopier: (817) 967-4044
                                  Attention:  President

28.3.    EFFECTIVENESS.  Each communication transmitted, delivered, or sent:

         A. In person, by courier or messenger service, or by certified United States mail (postage prepaid and return receipt requested) shall be deemed given, received, and effective on the date delivered to or refused by the intended recipient (with the return receipt or the equivalent record of the courier or messenger being deemed conclusive evidence of delivery or refusal); or

         B. By telecopy or facsimile transmission or by electronic mail shall be deemed given, received, and effective on the date of actual receipt (with the confirmation of transmission or the electronic receipt being deemed conclusive evidence of such receipt, except where the intended recipient has promptly notified the other Party that the transmission is illegible).

Nevertheless, if the date of delivery or transmission is not a Business Day, or if the delivery or transmission is after 5:00 p.m., local time in Fort Worth, Texas, on a Business Day, the communication shall be deemed given, received, and effective on the next Business Day.


                    Article XXIX -- Miscellaneous Provisions

29.1. ASSIGNMENT. Except as provided in Section "9.6. COOPERATION" or in the next two sentences, neither Party may assign any of its rights or delegate any of its duties or obligations under this Agreement without the other Party's Consent. AMERICAN may assign its rights and delegate its duties and obligations under this Agreement as a whole as part of the sale or transfer of all or substantially all of its assets and business, including by merger or





Information Technology Services Agreement consolidation, to a Person (i) that assumes and has the ability to perform AMERICAN's duties and obligations under this Agreement; and (ii) the core or a principal part of the business of which is not competitive with the core or a principal part of the business of TSG. TSG may assign its rights and delegate its duties and obligations under this Agreement as a whole as part of the sale or transfer of all or substantially all of its assets and business involved in any manner in providing TSG Services, including by merger or consolidation, to a Person (a) that assumes and has the ability to perform TSG's duties and obligations under this Agreement; and (b) the core or a principal part of the business of which is not competitive with the core or a principal part of the business of the Airline Group. Any attempted assignment or delegation of any rights, duties, or obligations in violation of this Section 29.1 shall be void and without effect. Nothing in this Section 29.1, however, precludes TSG from subcontracting the performance of any of the TSG Services as permitted by this Agreement or precludes AMERICAN from extending the right to receive the TSG Services to the American Related Entities.

29.2. AMENDMENT AND WAIVER. This Agreement may be amended or modified, and any provision of this Agreement may be discharged or waived, only by a document signed by the party against which the amendment, modification, discharge, or waiver is sought to be enforced.

29.3.    INTEGRATION. This Agreement supersedes

         A. The Services Agreement between the Air Transportation Group and the SABRE Group dated as January 1, 1995, and the service level agreements entered before the Effective Date under that document;

         B. Any and all prior or contemporaneous oral agreements or understandings between the Parties regarding the subject matter of this Agreement; and

         C. Any and all prior written agreements or understandings between the Parties regarding the subject matter of this Agreement, except for those (other than the one described in Subsection A of this Section 29.3) entered into by representatives of the Parties or their predecessors who were at Level 6 or above when such agreements or understandings were entered into with the knowledge and consent of such representative's supervising officer (which agreements or understandings shall remain effective).

29.4. SEVERABILITY. If any part of this Agreement is for any reason found to be unenforceable, all other parts of this Agreement nevertheless remain enforceable.

29.5. SUCCESSORS. This Agreement binds and inures to the benefit of the Parties and their respective legal representatives, successors, and permitted assigns.

29.6. GOVERNING LAW. This Agreement must be interpreted or construed, and its validity determined and performance enforced, under Texas law.





Information Technology Services Agreement

29.7. REASONABLENESS. As concerns every provision of this Agreement, TSG and AMERICAN agree to act reasonably and in good faith unless a provision expressly states that AMERICAN or TSG may act in its sole discretion.

29.8. COUNTERPARTS. This Agreement may be signed in any number of counterparts, with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one, and
the same, document.  29.9.    FURTHER ASSURANCES.  Each Party shall take such
actions, upon request of the other Party and in addition to the actions specified in this Agreement, as may be necessary or reasonably appropriate to implement or give effect to this Agreement, including cooperating in the completion of copyright registration documents.





Information Technology Services Agreement

                                   SIGNATURES





                                     AMERICAN AIRLINES, INC.


                                     By: /s/ Scott D. Nason
                                        -------------------------------------
                                             Scott D. Nason, Vice President-
                                             Information Technology
                                             Services & Chief
                                             Information Officer





                                     THE SABRE GROUP, INC.


                                     By: /s/ Michael J. Durham
                                        -------------------------------------
                                             Michael J. Durham, President





Information Technology Services Agreement

                   Exhibit A:  Definitions and Interpretation

                                I.  Definitions.

In the Agreement, the following terms have the corresponding meanings:

"800 DECISION TREE SUPPORT": The design and programming of routing telephone calls, managed as a component of Domestic Reservations Inbound described in Exhibit B: TSG Services Description.


"AA FLIGHTS": Airline flight segments operated, whether by AMERICAN or another Air Carrier, either under the airline code issued to AMERICAN by the International Air Transport Association or under an airline marketing alliance in which AMERICAN participates and which involves an exchange of passenger or cargo traffic.


"ACCOUNT MANAGERS": TSG's Account Manager and AMERICAN's Account Manager collectively.

         (1) "TSG's Account Manager": The individual so designated in writing by TSG from time to time.

         (2) "AMERICAN's Account Manager": The individual so designated in writing by AMERICAN from time to time.


"ADJUSTMENT AMOUNT": [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]


"AFFILIATE": A Person that directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with another Person.

"AFFILIATED SPIN-OFF ENTITY": An entity that was a member of the Airline Group, but was divested in part and remains an Affiliate of the Airline Group or of AMR, or an entity resulting from the partial divestiture of a division or business unit of a member of the Airline Group that remains an Affiliate of the Airline Group or of AMR.

"AG CUSTOMER": A customer or prospective customer of the Airline Group to the extent such customer purchases AG Mixed Services, but not any member of the Airline Group itself.

"AG CUSTOMER DATA": The following data:

         (1) All data provided by an AG Customer or with respect to an AG Customer in order for TSG to provide the TSG Services to an AG Customer;

         (2) All data that is provided by or on behalf of TSG to the Airline Group by means of TSG Services intended for an AG Customer; and





Exhibit A to Information Technology Services Agreement                  page   1

         (3) All data that is produced by means of TSG Services as an intermediate step in using or producing any of the AG Customer Data.

"AG DATA": The following data, whether provided or produced before, on, or after the Effective Date:

         (1) All data that is provided by or on behalf of the Airline Group to TSG in order for TSG to provide the TSG Services, including keyed input and electronic capture of information by the TSG Services;

         (2) All data that is provided by or on behalf of TSG to the Airline Group by means of the TSG Services, including reports, bookings and tickets, and all other output of the TSG Operated Software;

         (3) All data that is produced by means of TSG Services as an intermediate step in using or producing any of the AG Data, including databases and files containing AG Data; and

         (4) Passenger Name Records (PNR) secured to an AMERICAN pseudo-city code.

"AG MIXED SERVICES": Certain services provided by the Airline Group to AG Customers in which the Airline Group uses TSG Services or TSG Operated Software to provide such services. The AG Mixed Services consist of one or more of the Operations Mixed Services, Alliance Mixed Services, and Other Mixed Services.

"AG OTHER MIXED SERVICES COSTS": The Fees and other amounts described below that TSG intends to charge or other amounts that a Successor Provider intends to charge the Airline Group to provide the Other Mixed Services to an AG Customer. The AG Other Mixed Services Costs include the following:

         (1)  The Fees that would be charged to the Airline Group;

         (2) License fees for use of TSG software for the benefit of AG Customers, unless TSG cannot demonstrate with written records that TSG previously charged such license fees to TSG Customers or unless TSG cannot demonstrate a fair but conservative market value license fee; and

         (3) Such fees as a third party vendor will require that TSG or a Successor Provider pay to allow an AG Customer use of such Other Mixed Services.

"AG OTHER MIXED SERVICES FEES": The fees that the Airline Group intends to charge an AG Customer for providing Other Mixed Services.





Exhibit A to Information Technology Services Agreement                  page   2

"AG SELF-PERFORMED SERVICES": Those services described in Exhibit O: AG Self-performed Services, to the extent that the Airline Group performed such services for itself as of the Effective Date.

"AGGREGATE ADJUSTMENT": The difference between the Benchmark Projected Fees and the Reset Formulas Projected Fees.


"AIR CARRIER": A Person whose principal business activity is operating a passenger or cargo airline.


"AIRLINE GROUP":  AMERICAN and the American Related Entities collectively.

"AIRLINE GROUP'S CIO": The Chief Information Officer of the Airline Group as identified in writing by AMERICAN from time to time. The Airline Group may change its CIO upon Notice to TSG.

"AIRLINE GROUP INDEMNITEES": The Airline Group and their respective directors, officers, employees, and agents, and the heirs, executors, successors, and assigns of any of those Persons.

"AIRLINE INCIDENT": An occurrence of personal injury, death, or property damage in connection with the operation of the Airline Group's aircraft.

"AIRPORT REGULATIONS": The following, to the extent applicable to TSG while on any Airline Group airport locations: (i) All federal, state, county and municipal statutes and ordinances, (ii) all rules, regulations, orders and directives of the local, state and federal governments applicable to AMERICAN's premises or to the Airline Group's or TSG's use or occupancy thereof, and (iii) all rules, regulations, orders, directives, terms and/or conditions imposed by the landlord under any applicable lease or otherwise applicable to the airport within which the airport premises are located to the extent applicable to TSG's operations within AMERICAN's premises. The Airport Regulations shall include all applicable federal, state and local laws, executive orders and regulations issued pursuant thereto, including (to the extent applicable to this Agreement) Federal Aviation Administration rules and regulations, the provisions contained within Section 202 of Executive Order 11246 (41 C.F.R. Section 60.1.4), Section
4.2 of the Vietnam Era Veterans Readjustment Act (41 C.F.R. Section 60-205.4),
Section 503 of the Rehabilitation Act (41 C.F.R. Section 60-741-4), the Americans with Disabilities Act of 1990, 42 U.S.C. Section 121.01 et seq., as well as all airport and air carrier security measures (contained, in part, in 14 C.F.R. Sections 107 and 108) contained within such provisions of AMERICAN's document known as the "Approved Security Programs Manual" as are pertinent to TSG's operations and supplied by AMERICAN to TSG. AMERICAN may from time to time (but without any obligation to do so) supply TSG with Notice of any subsequently enacted security requirements arising out of changes to law, executive order or regulation applicable to TSG's operations under this Agreement, and such requirements shall thereafter be an obligation of TSG under this Agreement.





Exhibit A to Information Technology Services Agreement                  page   3

"ALLIANCE MIXED SERVICES": Services provided by the Airline Group to AG Customers that are required to effect the core or principal purposes, aspects, or elements of operating or marketing alliances that the Airline Group has formed or any other marketing relationships that are intended to increase the Airline Group's passenger or cargo revenue, including FlyAAway Vacations, Ticket Delivery Services, AAdvantage services to cooperative partners, third-party airline cargo services, Code share operations, Interline Agreements, and AA reservations services to travel agencies, corporate travel offices, on-line networks, and general sales agents.

"AMERICAN":  American Airlines, Inc., a Delaware corporation.

"AMERICAN RELATED ENTITIES": AMERICAN's wholly owned subsidiaries and AMR Eagle Inc. and its wholly owned subsidiaries.

"AMR": AMR Corporation, a Delaware corporation and the corporate parent of both Parties on the Effective Date.


"ANNUAL RE-RUN CAP": [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] during a period commencing on December 1 and ending on the subsequent November 30, subject to monthly proration for shorter periods at the beginning or end of the term of this Agreement.


"ARBITRATION RULES": The Rules for Commercial Arbitration of the American Arbitration Association in effect at the time of an arbitration in accordance with the Dispute Resolution Procedure.

"BASELINE MONITORING": The measures used to monitor and to report performance levels of such TSG Services as existed on the Effective Date.

"BASELINE MONITORING COSTS": The expenses incurred by TSG and investments made by TSG in the period July 1, 1995 through June 30, 1996 to perform Baseline Monitoring and to achieve Historical SLA Standards.

"BENCHMARKING PROCESS": The process of the Parties' engaging one or more Benchmark Providers and that Benchmark Provider's or those Benchmark Providers' preparing and delivering the Benchmark Report.

"BENCHMARK PROJECTED FEES": The projected total Fees for the TSG Services if the Current Rates were modified by Benchmark Results and applied to the Projected Annual Volume.

"BENCHMARK PROVIDER": A Person, other than a Party or any Affiliate of a Party, engaged to determine the anticipated market price for the next calendar year (which shall be an Even-numbered Year) for services similar to the TSG Services.





Exhibit A to Information Technology Services Agreement                  page   4

"BENCHMARK REPORT": The written report or reports of the Benchmark Results prepared by the Benchmark Provider or Benchmark Providers for the Parties.

"BENCHMARK RESULTS": The Benchmark Provider's or Benchmark Providers' determination of the amounts at which the Rates should be set, and the corresponding Fees, for the next calendar year (which shall be an Even-numbered
Year) in order to constitute or correspond to anticipated market prices for that year for services substantially the same as TSG Services.

"BUSINESS DAY": A day other than Saturday, Sunday, national holidays in the United States, December 30 through January 3, and AMR holidays.

"CAPPED ADJUSTMENT": The Unrealized Aggregate Adjustment, subject to a limit or cap of the greater of:


[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]


"CLIENT SERVER DEVELOPMENT": Development services for client server applications.

"CODE OUT": TSG's making such software changes are necessary to exclude TSG's Customers other than the Airline Group from using certain software.


"COMMERCIAL SERVICES":  The following services:



   (1)  Commercial CPU described in Exhibit B:  TSG Services Description;



   (2)  Commercial DASD described in Exhibit B:  TSG Services Description;



   (3)  Commercial Tape described in Exhibit B:  TSG Services Description;



   (4)  Commercial Print described in Exhibit B:  TSG Services Description;



   (5)  Commercial Microfiche described in Exhibit B:  TSG Services Description;



   (6)  Commercial IMS described in Exhibit B:  TSG Services Description; and



   (7)  Decision Enabling described in Exhibit B:  TSG Services Description.



"COMPETE": To carry out, conduct, or engage in, or to attempt to carry out, conduct, or engage in, any activity that is actually competitive with or may potentially be competitive with a designated activity ("Competing" has the correlative meaning.)


"CONFIDENTIAL INFORMATION": The information described in Section "14.1 CONFIDENTIAL INFORMATION."

"CONNECTIVITY SYSTEMS": VAX Services and Host Communications Complex (HCC) described in Exhibit B: TSG Services Description.

"CONSENT": Prior, express, and written consent (which may not be unreasonably withheld or delayed unless stated to be at a Party's sole discretion).

"CONSEQUENTIAL DAMAGES": Damages consisting of lost profits, lost income, or lost savings or consequential, indirect, special, or incidental damages (however described). "Consequential Damages" does not include any punitive or exemplary damages.

"CONTROL": The right to exercise, directly or indirectly, more than fifty percent of the voting power attributable to the equity interests in an entity. ("Controlling" and "Controlled" have correlative meanings.)

"CRITICAL TSG SERVICE": A TSG Service or system expressly designated as "Critical" in an SLA.





Exhibit A to Information Technology Services Agreement                  page   5

"CRS": An Electronic Travel Distribution System that is marketed principally to Travel Agents and that collects, stores, and processes, and displays and distributes, on a neutral and unbiased basis, information concerning air and ground transportation, lodging and other travel-related products and services offered by system participants.


"CURRENT DP SERVICES":  The following services:

         (1) Providing Development, Maintenance, and Enhancements for Real Time Applications; and

         (2)  Providing Maintenance and Enhancements for Existing Applications.

"CURRENT RATE":  A Rate that is then in effect.

"DATA CENTER SERVICES":  The following services:

         (1)  Real Time Services:

                 a.  PSS/FPC;

                 b. Flight Operating System (FOS) described in Exhibit B: TSG Services Description; and

                 c.  Virtual Machine Test System (VM Test) described in Exhibit
                 B:  TSG Services Description.


         (2)  Commercial Services.




         (3)  VAX Services:

                 a.  VAX1 described in Exhibit B:  TSG Services Description;





Exhibit A to Information Technology Services Agreement                  page   6

                 b.  VAX2 described in Exhibit B:  TSG Services Description; and

                 c.  VAX5 described in Exhibit B:  TSG Services Description.

         (4) Host Communications Complex (HCC) as described in Exhibit B: TSG Services Description.

         (5) Mail Distribution services described in Exhibit B: TSG Services Description.

         (6)  Client Server Services.


"DATA NETWORK SERVICES":  The following services:

         (1)  SABREnet described in Exhibit B: TSG Services Description;

         (2) International Managed Network Services (IMNS) described in Exhibit B: TSG Services Description; and

         (3) Custom Data Networks described in Exhibit B: TSG Services Description.

"DATA PROCESSING SERVICES":  The Data Center Services described in Exhibit B:
TSG Services Description and such services as the Parties agree in writing are Data Processing Services.

"DEPOSITORY CERTIFICATES": Depository certificates in Stichting "The SITA Foundation," a Netherlands Foundation.

"DERIVATIVE WORK": A derivative work as defined in Title 17 U.S.C. Section 101, as amended (which on the Effective Date states: "A 'derivative work' is a work based on one or more preexisting works, such as a translation, musical arrangement, dramatization, fictionalization, motion picture version, sound recording, art reproduction, abridgement, condensation, or any other form in which a work may be recast, transformed, or adapted. A work consisting of editorial revisions, annotations, elaborations, or other modifications, which, as a whole, represent an original work of authorship, is a 'derivative work'.").

"DEVELOPMENT": The creation of a new software system. For the avoidance of doubt, Development includes writing software to replace an old system with a new system.

"DEVICE SUPPORT": Services that are defined in Exhibit B: TSG Services Description.

"DISPUTE": Any dispute, disagreement, claim, or controversy arising in connection with or relating to the Agreement, or the validity, interpretation, performance, breach, or termination





Exhibit A to Information Technology Services Agreement                  page   7
of the Agreement, including any claim of breach of representation or warranty or of non-performance and any claim regarding bodily or other personal injury or damage to tangible property.

"DISPUTE RESOLUTION APPENDIX": Exhibit M: Dispute Resolution Appendix, containing the Dispute Resolution Procedure for, as an integral part of, the Agreement.

"DISPUTE RESOLUTION PROCEDURE": The procedure or process by which a Dispute must be resolved (except as otherwise stated or modified in the Agreement) as described in the Dispute Resolution Appendix.

"DISPUTED INVOICE": An invoice for services rendered or performed by TSG under this Agreement of which the Airline Group disputes the accuracy.

"DISTRIBUTED SYSTEMS SERVICES":  The following services:

         (1)  Device Support described in Exhibit B:  TSG Services Description;

         (2) Moves/Installs (MCDUI) described in Exhibit B: TSG Services Description;

         (3) Integration Services described in Exhibit B: TSG Services Description;

         (4) Campus Telephone System described in Exhibit B: TSG Services Description;

         (5) Electronic Mail (e-mail) described in Exhibit B: TSG Services Description;

         (6) Domestic Reservations Support described in Exhibit B: TSG Services Description;

         (7) Information Display Systems Support described in Exhibit B: TSG Services Description;

         (8) Internet Access Services described in Exhibit B: TSG Services Description; and

         (9)  X.400 described in Exhibit B:  TSG Services Description.

"DOCUMENTATION": Instructions and related information for the use by end users of software including user manuals, and instructions and related information for the operation of software including run instructions, job control instructions, balancing procedures, and input dependencies.

"EFFECTIVE DATE":  July 1, 1996.





Exhibit A to Information Technology Services Agreement                  page   8

"EGREGIOUS BREACH": A material breach that constitutes an intentional, unequivocal refusal to perform a material obligation of this Agreement that frustrates one or more bases of the bargain between AMERICAN and TSG to the extent that a (non-breaching) reasonable business person would not have entered into the Agreement or would not continue performing under the Agreement.


"ELECTRONIC TRAVEL DISTRIBUTION SYSTEM": A system providing any of the following products or services, using computers and digital electronic transmission of data via data network, telephone, wireless, or cable transmission or otherwise:


         (1) Publication and distribution of consumer travel-related information from computerized databases.

         (2) Processing of passenger travel-related reservations and related transactions.

         (3) Marketing and sales of passenger travel-related products and services and related electronic transactions.

         (4) Publication and distribution of passenger travel-related documents (e.g., tickets).

"E-MAIL":  Electronic Mail as defined in Exhibit B:  TSG Services Description.



"ENHANCED DATA PROCESSING SERVICES": Services required to modify and/or supplement the Data Processing Services and which include the following services:

         (1)  Maintenance,

         (2)  Enhancement, and

         (3)  Development.

"ENHANCEMENT":  One or more of the following modifications to the TSG Operated
Software:

         (1) A modification to the TSG Operated Software to add a new function or feature not contained in the TSG Operated Software's specifications;

         (2) A modification to the TSG Operated Software to add an interface to the TSG Operated Software to Third Party Software; or

         (3) Any other modification to the TSG Operated Software that is not an Error Correction, Work-around, or Update.

"ERROR CORRECTION": A modification to the TSG Operated Software to correct a Malfunction.

"EVEN-NUMBERED YEAR":  1998 and every second year thereafter.

"EXCEPTIONAL PERFORMANCE": TSG's exceeding certain performance criteria in any SLA in accordance with such SLA that results in a Performance Increase.

"EXCLUSIVE SERVICES":  The services described in Section "3.10.  EXCLUSIVITY."

"EXISTING APPLICATIONS": All software applications or portions thereof written by TSG or its predecessors and funded by the Airline Group.

"EXISTING CLIENT SERVER OPERATIONS": Client Server Services described in Exhibit B: TSG Services Description, in existence as of the Effective Date.





Exhibit A to Information Technology Services Agreement                  page   9

"EXPIRATION": The expiration of the term of the Agreement as stated in, or as may be extended under, Article II -- Term, without regard to the duration of the Transition Period. For the avoidance of doubt, "Expiration" does not include a termination of the Agreement under Article XXIV -- Termination. ("Expire," "Expires," and "Expired" have correlative meanings.)

"EXPIRATION DATE":  The date on which this Agreement Expires.

"EXTERNAL CLIENT SERVER DEVELOPMENT": Development services for client server applications performed by the Airline Group after the Effective Date and Development services for client server applications that are performed by a third party.

"EXTRAORDINARY COSTS": Costs that would not have occurred if the increase in volume arose because of the Airline Group's internal growth using TSG's then existing facilities.

"EXTRAORDINARY EFFORTS": The same level of efforts that a party affected by a Force Majeure Event could reasonably be expected to use on its own behalf to remedy the consequences of such event.

"EXTRAORDINARY MISTAKE": Any action or omission of TSG in connection with rendering or providing TSG Services under the Agreement, other than an Ordinary Mistake, constituting a violation of TSG's written or otherwise clearly established procedures for rendering or providing a service included in the TSG Services, including any violation of written or otherwise clearly established data security safeguards regarding AG Data or AG Customer Data.


"FAIR LICENSE FEE": The typical license fee that TSG or any of its predecessors previously received for the software or, if there is no such typical license fee, a conservative estimate of a fair market value license fee.


"FAIR TRANSACTION VALUE":   The fair market value of the rights granted by TSG
to the TSG Customer in the transaction relating to the Enhancement.

"FEES":  The amounts charged by TSG to the Airline Group for the TSG Services.

"FIVE-YEAR SERVICES": Those categories of the TSG Services that TSG shall provide to the Airline Group for a period of five years commencing upon the Effective Date. The Five-year Services consist of the Existing Client Server Operations.

"FORCE MAJEURE EVENT": Any circumstance beyond the reasonable control of a Party or its employees or agents, and such delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by any of those Persons through the use of alternative sources, work-around plans, or other means. "Force Majeure Events" shall include acts of





Exhibit A to Information Technology Services Agreement                  page  10
civil or military authority, national emergencies, fire, flood or catastrophe, acts of God, insurrection, war or riots, but shall not include labor difficulties or strikes. "Force Majeure Event" also shall include the failure by AMERICAN to provide utilities to TSG's operations at CentrePort IV as required by the Central Plant Easement Agreement between AMERICAN and TSG dated July 1, 1996.

"FORCE MAJEURE EVENT COMMENCEMENT": The date and time that a Force Majeure Event commences.

"FORCE MAJEURE RECOVERY PLAN": A written plan for restoring a TSG Service affected by a Force Majeure Event or for circumventing the consequences of a Force Majeure Event on a TSG Service.


"GENERAL DAMAGES": Losses, claims, obligations, demands, assessments, fines and penalties (whether civil or criminal), liabilities, expenses and costs (including reasonable fees and disbursements of legal counsel and accountants), bodily and other personal injuries, damage to tangible property, and other damages, of any kind or nature, suffered or incurred by a Person. For the avoidance of doubt, "General Damages" includes not only the actual damages of a Person, but also punitive and exemplary damages and Consequential Damages of such Person.


"GOVERNMENTAL AUTHORITY": Any federal, state, local, or foreign government or governmental, quasi-governmental, administrative, or regulatory authority, agency, body, or entity, including any court or other tribunal.

"HIGH RISK TSG SERVICE": A TSG Service or system designated as "High Risk" in an SLA.

"HISTORICAL SLA STANDARD": The minimum performance level of a service commensurate with the performance levels typical of such service during the years 1994, 1995, and 1996, except for such periods of time when the performance levels were clearly unacceptable.

"HOURLY LABOR RATES": The hourly rates charged by the SABRE Decision Technologies division of TSG for applicable development, maintenance, enhancement, and consulting services.

"INADEQUATE PERFORMANCE": TSG's failure to meet the applicable SLA Standard for a specific service that results in a Performance Decrease.


"INDEMNIFIABLE LOSSES": Losses, claims, obligations, demands, assessments, fines and penalties (whether civil or criminal), liabilities, expenses and costs (including reasonable fees and disbursements of legal counsel and accountants), bodily and other personal injuries, damage to tangible property, and other damages, of any kind or nature, actually suffered or






Exhibit A to Information Technology Services Agreement                  page  11
incurred by a Person. "Indemnifiable Losses" consists only of the actual damages of a Person, and excludes any Consequential Damages and any punitive or exemplary damages (however described) of such Person. For the avoidance of doubt, the "Indemnifiable Losses" of an Indemnitee shall include any Consequential Damages and any punitive or exemplary damages (however described) awards against such Indemnitee in favor of a Person making a Third-Party Claim against such Indemnitee.


"INDEMNIFICATION CLAIM": A claim or demand of a Party, on its behalf or on behalf of one or more of its other Indemnitees, based on a Third-Party Claim, for indemnification under Article XX -- Indemnification.

"INDEMNIFICATION CLAIM NOTICE": A notice from the Indemnified Party describing an Indemnification Claim and the amount or the estimated amount of that Indemnification Claim to the extent then feasible (though that estimate shall not be determinative of the final amount of that Indemnification Claim).

"INDEMNIFICATION RESPONSE PERIOD": The 30 days after an Indemnification Claim Notice is given during which the Indemnifying Party may investigate and determine its responsibility or liability for an Indemnification Claim and Notify the Indemnified Party of the Indemnifying Party's election to defend a Third-Party Claim.

"INDEMNIFIED PARTY": A Party entitled to or seeking indemnification, on its own behalf or on behalf of one or more of its other Indemnitees, under Article XX -- Indemnification.

"INDEMNIFYING PARTY": A Party that has or is alleged to have an obligation to indemnify the other Party's Indemnitees under XX -- Indemnification in response to an Indemnification Claim.

"INDEMNITEES":  The Airline Group Indemnitees or the TSG Indemnitees, or both.

"INDEPENDENT CONTRACTOR": An individual who is an independent contractor and not an employee.

"INFORMATION SERVICES": Services that are based on TSG's providing to the Airline Group information that is proprietary to a member of the Airline Group.


"INTERMEDIARY": A Person licensed or otherwise authorized by AMERICAN to use a system, software, or information other than solely as a consumer or solely in its internal business operations, except that "Intermediary" excludes a Person that merely transmits or distrubutes such system, software, or information without any modification or enhancement.


"JOINTLY OWNED SOFTWARE": Software developed after the Effective Date in which the Airline Group and TSG possess an undivided one-half interest as tenants in common without any obligation of accounting or contribution, except as expressly provided for in the Agreement.

"KEY EMPLOYEE": A full-time employee of TSG designated by the Airline Group to be subject to certain restrictions and conditions described in Article XVI -- Key Employees and Related Provisions.

"KEY EMPLOYEE LIST": The group who are Key Employees. The TSG employees named in Exhibit I: Key Employees are deemed to be Key Employees.





Exhibit A to Information Technology Services Agreement                  page  12

"LEVEL 5": A Party's employee-pay-grade Level 5 as of the Effective Date or, after the Effective Date, an employee level having substantially the same level of authority or responsibility.

"LEVEL 6": A Party's employee-pay-grade Level 6 as of the Effective Date or, after the Effective Date, an employee level having substantially the same level of authority or responsibility.

"MAINTENANCE": Providing Error Corrections, Work-arounds, Updates, and services known as "SDT help desk services."

"MALFUNCTION": Any way in which the TSG Operated Software fails to perform in accordance with the TSG Operated Software's specifications.

"MATERIAL ADVERSE IMPACT":  The occurrence of one or more of the following:

         A.  An increase in the Fees;

         B. A more than de minimis increase in an expense incurred by the Airline Group;

         C. A material adverse effect on TSG's performance in accordance with TSG's actual, typical performance of the TSG Services; or

         D.  An increase in the Taxes payable by the Airline Group.

"MESSAGE":  A processor instruction in a Real Time Application.

"MULTIHOSTING SERVICES": Providing one or more Real Time Applications to another carrier in a separate software partition.

"NEW BILLING SYSTEM": The billing system that TSG is to design, develop, and implement to replace the billing system in place upon the Effective Date.

"NEW HISTORICAL SLA STANDARD": The actual performance level of a TSG Service after the Effective Date, except for such periods of time when the performance levels may be reasonably construed as unacceptable.

"NEW/OUT-OF-SCOPE SERVICE": One or more of the services defined in the following Subparagraphs:

         (1) Services that are not described in Exhibit B: TSG Services Description and do not have a price specified in Exhibit C: Rate and Reset Schedule.





Exhibit A to Information Technology Services Agreement                  page  13

         (2)  Services that are not within the scope of the TSG Services; and

         (3) New/Out-of-scope Services include, but are not limited to, services related to smart cards and intelligent voice response systems.

"NON-EXCLUSIVE SERVICES": Any services other than those specified in Section "3.10. EXCLUSIVITY." The Non-exclusive Services include those services described in Section "3.11 NON-EXCLUSIVE SERVICES."

"NOTICE": Prior, written notice or other communication complying with Article XXVIII -- Notices and Other Communications. Whenever a period of time is stated for Notice, such period of time is the minimum period and nothing in this Agreement shall be construed as prohibiting a greater period of time. ("Notify" has the correlative meaning.)

"ODD-NUMBERED YEAR":  1997 and every second year thereafter.

"OFF-THE-SHELF SOFTWARE": Software that can be implemented in production without any, or with only minimal, customization or modification.

"OPERATIONS MIXED SERVICES": Services provided by the Airline Group to AG Customers at or around airports and include ramp handling, passenger handling, training services, fueling, weight and balance determinations, weather forecasting, baggage handling, Admirals Club related services, ground handling, maintenance operations, and in-flight magazines.

"ORDINARY MISTAKE": Any action or omission of TSG, in the ordinary course of its business and in connection with rendering or providing TSG Services under the Agreement, constituting a mistake or error of a kind that is not uncommon, unusual, or atypical in the information technology business, such as a routine programming or operator error.

"OTHER MIXED SERVICES": All services provided by the Airline Group to AG Customers that include TSG Operated Software and/or TSG Services, other than Operations Mixed Services and Alliance Mixed Services.

"OTHER SERVICES":  The following TSG Services:

         (1)  Data Network Services; and

         (2)  Voice Network Services.

"OTHER THIRD PARTY SOFTWARE": Software used by TSG to provide TSG Services that is not the property of TSG and not the Transferred Third Party Software.





Exhibit A to Information Technology Services Agreement                  page  14

"OUTAGE":  When a TSG Service is unavailable for productive use.

"PARTY": Each of the signatories to the Agreement, and their successors and assigns as permitted by the Agreement. ("Parties" has the correlative meaning.)

"PERFORMANCE DECREASE": A decrease of the Fees in the event of Inadequate Performance.

"PERFORMANCE INCREASE": An increase of the Fees in the event of Exceptional Performance.

"PERSON": An individual; a corporation, partnership, trust, association, or entity of any kind or nature; or a Governmental Authority.

"PROJECTED ANNUAL NEGOTIATED FEES": The Fees projected to apply to the TSG Services for the next Even-numbered Year, as negotiated and agreed upon by the Parties corresponding to the Projected Negotiated Rates.

"PROJECTED ANNUAL RESET FEES": The Fees projected to apply to the TSG Services for the next calendar year, calculated using the Reset Formulas then in effect, as described in Section "7.4. PROJECTED ANNUAL RESET FEES."

"PROJECTED ANNUAL VOLUME": The volume, scope, or extent of the TSG Services anticipated to be used or received by the Airline Group in the next calendar year, as agreed upon by the Parties.

"PROJECTED NEGOTIATED RATES": Those Rates anticipated to apply to the TSG Services for the next Even-numbered Year, as negotiated and agreed upon by the Parties in an Odd-numbered Year, for use in the Parties' determining the Rates that will actually apply for the next Even-numbered Year.

"PSS/FPC":  The Real Time Services consisting of Passenger Services System
(PSS), including OCP and Fare Pricing Complex (FPC), as described in Exhibit B:
TSG Services Description.

"RADIO SERVICES": Radio Services as described in Exhibit B: TSG Services Description.

"RATE": A rate charged to the Airline Group for any TSG Service, or for a unit of service or another increment of use or receipt of any TSG Service, as specified in the Rate and Reset Schedule.

"RATE AND RESET SCHEDULE":  Exhibit C:  Rate and Reset Schedule.

"REAL TIME APPLICATION": One of the following software applications described in Exhibit B: TSG Services Description:

         (1)  PSS/FPC;





Exhibit A to Information Technology Services Agreement                  page  15

         (2) Flight Operating System (FOS) described in Exhibit B: TSG Services Description; and

         (3)  Virtual Machine Test System (VM Test) described in Exhibit B:
         TSG Services Description.

"RED TOLERANCE LEVEL": An unacceptable level of performance for a TSG Service that is specified in Exhibit E: Agreed SLAs that results in a Performance Decrease.

"RE-RUN": TSG Services used in the re-performing and/or correcting of previously performed Data Center Services by TSG for the Airline Group.

"RESERVATIONS 800 SERVICES": Domestic Reservations Inbound Services (including 800 Decision Tree Support) as described in Exhibit B: TSG Services Description.

"RESET FORMULA": A formula agreed by the Parties by which a Current Rate may be adjusted or reset for use in the next calendar year.

"RETAINED RIGHTS": Defined in the Bill of Contribution, Assignment and Assumption Agreement between AMERICAN and SABRE Properties, Inc. dated July 1, 1996.

"RFP":  Request for proposal.

"RFQ":  Request for quotation.

"SHARED HOST ENHANCEMENT/DEVELOPMENT": Enhancement of or Development for a Real Time Application.

"SIGNIFICANT SERVICES": Design, programming, and related services for customization and systems integration greater than twenty-five percent of the total fees incurred by the Airline Group in the acquisition of such software.

"SITA": Societe Internationale de Telecommunications Aeronautiques, a Belgian cooperative corporation.

"SITA AGREEMENTS": Agreements between AMERICAN and one or more members of the SITA Group as described in Exhibit H: SITA Relationship.

"SITA GROUP":  SITA and/or its affiliates or subsidiaries.

"SITA SABRENET SERVICES": Those SITA Services that are provided by SITA under the SABREnet Services Agreement dated as of July 1, 1996.





Exhibit A to Information Technology Services Agreement                  page  16

"SITA SERVICES": Services provided by the SITA Group that AMERICAN may purchase under the SITA Agreements.

"SLA": Each of the written statements of performance levels for services specified in Exhibit D: Services Subject to SLA.

"SLA DATABASE": A database containing the information from which the Historical SLA Standards were derived and to which TSG shall add the actual performance data used to compare the performance of services to the SLA Standards.

"SLA SERVICE TERMINATION EVENT": An event described in an SLA that gives the Airline Group the right to terminate a specific TSG Service.

"SLA STANDARD": For a specific service, the acceptable level of performance for such service specified in the applicable SLA.

"SLA TERMINATION EVENT": The occurrence of one or more of the following events:


   [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]




Exhibit A to Information Technology Services Agreement                  page  17

[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]


"SPIN-OFF COMPANY": An entity that was a member of the Airline Group, but was divested to the extent that less than 50% of the voting power attributable to the equity interests in such entity is owned by the Airline Group or its Affiliates, or an entity resulting from the divestiture of a business unit or division of a member of the Airline Group of which less than 50% of the voting power attributable to the equity interests in such entity is owned by the Airline Group or its Affiliates.

"STOCK AGREEMENT": Stock Transfer and Rights Agreement by and between AMERICAN and TSG dated as of July 1, 1996, regarding inter alia, the Depository Certificates.

"SUCCESSOR PROVIDER": The Airline Group's designee to provide services similar to the TSG Services.

"TAXES": Foreign, federal, state and local sales, use, excise, value added, or similar transfer taxes (including any related penalties, additions to tax, and interest), however designated or imposed, which are in the nature of a transaction tax.

"TEN-YEAR SERVICES": Those categories of the TSG Services that TSG shall provide to the Airline Group for a period of ten years commencing upon the Effective Date. The Ten-year Services consist of the following TSG Services:





Exhibit A to Information Technology Services Agreement                  page  18

         (1) Data Center Services, except for the operation of External Client Server Development;

         (2)  Data Network Services;

         (3)  TSG Development;

         (4)  Existing Application Maintenance; and

         (5)  Existing Application Enhancement.

"TERMINATION DATE": The date on which termination of this Agreement is effective without regard to the duration of the Transition Period.

"TERMINATION FOR CAUSE": Termination of this Agreement pursuant to Section "24.1. TERMINATION FOR BREACH" or "24.2. TERMINATION FOR INADEQUATE PERFORMANCE."

"TERMINATION LIQUIDATED DAMAGES": The amount calculated in accordance with Exhibit K: Termination Liquidated Damages Calculation.

"THIRD-PARTY CLAIM": A claim of liability asserted against a Party by a Person other than the other Party or either Party's Affiliates.

"THIRD-PARTY PASS-THROUGH CHARGES": Charges to TSG for certain services or products that it acquires from third party vendors to enable it (in part) to provide TSG Services, which charges TSG passes through as Fees charged to the Airline Group for the following TSG Services:

         (1)     Reservation 800 Services;
         (2)     Corporate Inbound;
         (3)     ICS Services;
         (4)     Radio Services;

         (5) Telecommunications services under the telecommunications agreements that were assigned by AMERICAN to TSG on the Effective Date, as part of the Procurement Agreements, under the Bill of Contribution, Assignment and Assumption Agreement dated as of the Effective Date between AMERICAN and SABRE Properties, Inc. (a predecessor by merger to TSG); and

         (6)     SITA Services.

"THIRD PARTY STANDARD SUPPORT": For hardware, Third Party Standard Support is the preventive and remedial maintenance that the third party vendor of such hardware offers its





Exhibit A to Information Technology Services Agreement                  page  19
customers on a fixed fee basis. For software, Third Party Standard Support is such combination of Telephone Support, Error Corrections, Updates, and Enhancements that the third party vendor of such software offers its customers on a fixed fee basis.


"THIRD PARTY SUPPORTED PRODUCT": Any hardware or software provided by a third party vendor and used by TSG to provide the TSG Services except for hardware and software that constitute the Commercial Services, Real Time Applications, and Connectivity Systems.


"THREE-YEAR SERVICES": Those categories of the TSG Services that TSG shall provide to the Airline Group for a period of three years commencing upon the Effective Date. The Three-year Services consist of the following TSG Services:

         (1)  Distributed Systems Service;

         (2)  Voice Network Services; and

         (3)  Radio Services.

"TORT DAMAGES": Bodily or personal injury or death or damage to real or tangible personal property.

"TRANSFERRED SOFTWARE": Defined in the Bill of Contribution, Assignment and Assumption Agreement by and between American Airlines, Inc. and SABRE Properties, Inc. dated July 1, 1996.

"TRANSFERRED THIRD PARTY SOFTWARE": Defined in the Bill of Contribution, Assignment and Assumption Agreement by and between American Airlines, Inc. and SABRE Properties, Inc. dated July 1, 1996.

"TRANSITION ASSISTANCE": The services provided by TSG to the Airline Group, in addition to the TSG Services and in accordance with Article XXIV -- Transition Assistance; Survival, to enable the Airline Group to obtain services to replace the TSG Services.

"TRANSITION PERIOD": The following periods of time during which TSG shall provide Transition Assistance to the Airline Group:

         A. The period commencing upon the date of AMERICAN's Notice of termination of this Agreement and continuing up to 90 days after the Termination Date;

         B. For Three-year Services, Five-year Services, and Ten-year Services, the period commencing upon the date of AMERICAN's Notice of non-renewal and continuing for





Exhibit A to Information Technology Services Agreement                  page  20
         up to 90 days after the Expiration of this Agreement for the Three-year Services, Five-year Services, or Ten- year Services, as the case may be; or

         C. For Three-year Services, Five-year Services, and Ten-year Services and when AMERICAN has not given Notice of non-renewal, the period commencing upon the respective dates of expiration of those Services or the Expiration Date, as described in Section "2.3. EXTENSIONS OF THE TERM," for the Three-year Services, Five-year Services, or Ten-year Services or the Agreement, as the case may be, and continuing up to 90 days thereafter.


"TRANSPORTATION BUSINESS": Transportation services, including air and ground transportation services, provided directly by a designated Person or by any other Person in which such the designated Person owns, through direct ownership or indirect ownership through one or more other Persons, a greater than 5% voting equity interest.



"TRAVEL AGENT": A Person acting as a travel agency accredited by the Airline Reporting Corporation or the International Air Transport Association to issue travel documents on behalf of third parties.


"TSG":  The SABRE Group, Inc., a Delaware corporation.

"TSG CUSTOMER": Any customer of TSG, other than the Airline Group, for services similar to TSG Services.

"TSG DEVELOPMENT":  Development performed by TSG.

"TSG HIGHLY CONFIDENTIAL INFORMATION": Source code and technical documentation (to the extent they constitute trade secrets or information not containing trade secrets, but from which TSG's trade secrets can be derived), trade secrets, and other information not containing TSG's trade secrets, but from which TSG's trade secrets can be derived. For the avoidance of doubt, TSG and the Airline Group agree that user manuals are generally not TSG Highly Confidential Information and that file formats for input and/or output are not TSG Highly Confidential Information. For the avoidance of doubt, decision support source code and technical documentation are deemed to be TSG Highly Confidential Information.

"TSG INDEMNITEES": TSG and its directors, officers, employees, and agents and the heirs, executors, successors, and permitted assigns of any of those Persons.

"TSG OPERATED SOFTWARE": All software used by TSG to provide the TSG Services, including TSG Owned Software, Transferred Software, and Transferred Third Party Software, and Other Third Party Software.

"TSG OWNED SOFTWARE": Software owned by TSG and used by TSG to provide the TSG Services other than the Transferred Software and the Jointly Owned Software.

"TSG'S PRIMARY RESPONSIBILITIES": Any such responsibilities to which the Airline Group and TSG agree in writing are TSG's Primary Responsibilities and the following TSG Services:

         A.  Management of Reservations 800 Services;

         B.  Device Support provided in the System Operations Control Center;





Exhibit A to Information Technology Services Agreement                  page  21

         C.  Commercial Services;

         D.  Real Time Services; and

         E. Integration Services as defined in Exhibit B: TSG Services Description.

"TSG SERVICES": Services consisting of the Data Processing Services, the Enhanced Data Processing Services, and the Other Services and described in Exhibit B: TSG Services Description or in this Agreement.

"TSG SOFTWARE INCOME": The license fees or equivalent compensation that TSG receives for granting the right to use the Jointly Owned Software and the license fees or equivalent compensation that TSG receives for operating the Jointly Owned Software for the benefit of a TSG Customer.

         (1) For the avoidance of doubt, TSG Software Income does not include the following:

                 a.  Income to TSG for providing maintenance;

                 b. Income to TSG for modifying software to meet TSG Customer specifications;

                 c.  Taxes; and

                 d.  Implementation fees, training fees, and consulting fees.

         (2) For the avoidance of doubt, TSG Software Income includes the following:

                 a. Compensation TSG receives in kind as some or all of license fees; and

                 b. The present value of license fees to be paid in installments.

"UNAPPLIED CAPPED ADJUSTMENT": The excess of the Unrealized Aggregate Adjustment over the Capped Adjustment.

"UNREALIZED AGGREGATE ADJUSTMENT": The excess of the difference (expressed as an absolute value) between the Projected Annual Reset Fees and the Projected Annual Negotiated Fees over the Adjustment Amount.

"UNSUPPORTED PRODUCT": A Third Party Supported Product that is no longer supported by a third party vendor.





Exhibit A to Information Technology Services Agreement                  page  22

"UNUSUAL RE-RUN":  A Re-run in all the following circumstances:


   [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]



"UPDATE": Any modification to the TSG Operated Software for one or more of the following reasons:

         (1) A modification of the TSG Operated Software because of a change made to the operating system environment in which the TSG Operated Software executes;

         (2) Periodic installation of a collection of such Error Corrections that have been provided to any user or licensee of the TSG Operated Software since the last Update;

         (3) A modification of the TSG Operated Software because of a change in the law or regulations applicable to the TSG Operated Software;

         (4) A modification to Third Party Software that TSG chooses to install;

         (5) A modification of the TSG Operated Software to remove a Work-around and install an Error Correction; and

         (6) A modification of the TSG Operated Software because of a change to the hardware environment in which the TSG Operated Software executes.

"VOICE MAIL":  Voice Mail as described in Exhibit B:  TSG Services Description.

"VOICE NETWORK SERVICES":  The following services:

         (1)  Reservation 800 Services;

         (2)  Corporate Inbound described in Exhibit B:  TSG Services
         Description;

         (3) ICS (Inter City System) described in Exhibit B: TSG Services Description;

         (4)  Domestic/International Telephone Support described in Exhibit B:
         TSG Services Description;





Exhibit A to Information Technology Services Agreement                  page  23

         (5)  Voice Mail described in Exhibit B:  TSG Services Description; and

         (6)  Video Conferencing described in Exhibit B:  TSG Services
         Description.

"WAIVED RE-RUN FEES": Any Fees not charged to the Airline Group pursuant to Section "7.10. PAYMENT FOR RE-RUNS."


"WIND-DOWN COSTS": Costs that TSG would be forced to absorb and be unable to efficiently reallocate to another customer or service as a result of AMERICAN's termination of this Agreement pursuant to Sections "24.4. TERMINATION FOR CONVENIENCE" OR "3.13 EFFECT OF DIVESTITURES, MERGERS, AND ACQUISITIONS," if applicable. [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]


"WORK-AROUND": A modification to the TSG Operated Software to disable a function in the TSG Operated Software in order to bypass a Malfunction temporarily.


                           II.  Interpretive Matters.

The Agreement is the result of the Parties' negotiations, and no provision of this Agreement shall be construed for or against either Party because of the authorship of that provision. In the interpretation of the Agreement, except where the context otherwise requires:

         1. "including" or "include" does not denote or apply any limitation;

         2.      "or" has the inclusive meaning "and/or";

         3.      "and/or" means "or" and is used for emphasis only;

         4.      "$" refers to United States dollars;

         5. the singular includes the plural, and vice versa, and each gender includes each of the others;

         6. captions or headings are only for reference and are not to be considered in interpreting the Agreement;


         7. "Article," "Section," and "Subsection" refer to an Article, Section and Subsection, respectively, of the Agreement, unless otherwise stated in the Agreement;





Exhibit A to Information Technology Services Agreement                  page  24

         8. if an ambiguity arises in a Subsection's, Section's, or Article's cross-reference to another Section or Article, the cross-referenced heading controls over the cross-referenced Section or Article number.





Exhibit A to Information Technology Services Agreement                  page  25

                                   EXHIBIT B

                            DESCRIPTION OF SERVICES








                               Common - Page 1

                            DESCRIPTION OF SERVICES

                        GENERAL DESCRIPTION OF SERVICES
                        COMMON TO ALL LINES OF BUSINESS







                                Common - Page 2

                      SABRE Group Descriptions of Services

                                    General

AG refers to the Airline Group; TSG refers to The SABRE Group, Inc.

In general, SABRE Group intends to manage the services that it provides to the Airline Group in the same manner in which they were managed immediately before the IT services Agreement was signed, and the pricing in the agreement contemplates operations in the same manner as has been practiced.

Most SABRE Group services are provided as part of a shared pool of services. For example, the Passenger Services System provides reservations services to many users through a pool of technical resources. Dedicated services (those which cannot be shared) that are requested within a shared service are not part of those products' descriptions. Usually, dedicated resources can be provided at extra cost (e.g., physically segregating commercial data from other customers' data would require dedicated DASD).

TSG will run any software at AG's request, provided that the software has been maintained up-to-date and that TSG has performed or approved any required system integration. To the extent that the software must be run in a new environment not then currently provided by TSG, AG and TSG must mutually agree upon appropriate compensation.

For any new system proposed by AG, TSG will advise AG of TSG's recommendation for the best solution, including the best production environment in which to operate the system. AG may select the production environment in which the application will run. If AG chooses a production environment different than the one which TSG recommended, and AG's choice has a material adverse effect on the performance or costs of the production environment, then TSG and AG will negotiate appropriate adjustments to SLAs and/or fees.

For development or enhancements, AG may, but is not required to engage TSG at contract rates to complete a scoping study to evaluate the feasibility and cost of undertaking a project. AG may also engage TSG to complete the project, or may bid the project. AG may use the scoping study in its RFP if it chooses to bid the project; TSG will be invited to respond, but will not charge AG for the





                                Common - Page 3
costs of its proposal, beyond the scoping study. (Information shared with third parties is subject to Article XIV - Confidentiality. Bidding is subject to Section 3.12 of the Agreement.)

For new systems or enhancements, AG bears the costs of: 1) moving the software into the service it will use for operations; 2) any application-related software that must be written to use the software (like job control language software for commercial applications); and 3) any database or system security setup that is required to prepare the software for use. (Defining new users' security for an existing system is included in usage charges, like commercial.)
TSG will provide to AG a comprehensive estimate of   these applications related
costs (including test system usage and run costs) for Target Pricing and application proposal analysis purposes. These requirements are not included in the operational services. Application-level performance tuning is not included as part of operational services except where specifically noted.

A part of most services is forecasting demand and providing for resources in advance of their consumption, recognizing that acquisition of additional resources can be a lengthy process. However, AG may intend to change usage significantly for one or more resources. The SABRE Group will continue to provide forecasts of demand for review by the Airline Group, in particular by AG's CIO for TSG products and services; the SABRE Group will provide resources to accommodate the demand (including a reasonable contingency allowance), to which AG concurs or modifies through this review. AG will advise TSG of any significant changes in demand as soon as practical (subject to Section 3.14). If demand from AG exceeds forecast, TSG will endeavor to meet demand as soon as practical, and to allocate resources as a temporary measure when meeting such excess demand, as has been the recent practice.

SABRE Group will continue to provide AG, without additional charge, reasonably requested reports for AG to understand billing changes and resource usage including new reports to understand the new billing changes, billing units and new billing methodologies. However, applications tuning analysis and reports, or reports that consume unusually large amounts of resources such as traces, at AG's request, will be subject to an additional charge through Billable Labor.





                                Common - Page 4

                BILLABLE LABOR (DEDICATED SUPPORT & CONSULTING)

SERVICE DEFINITION & OBJECTIVE

The service traditionally referred to as "Billable Labor" may also be referred to as either Dedicated Support or Consulting. This service is charged at an hourly rate which varies with the level of the person performing the work and includes those services provided by SCS/SDT employees which are not covered by another SCS/SDT Product or Service as outlined in the Agreement. Billable Labor will also apply to all new applications development, enhancements, and research and consulting services for existing applications and real time systems.


Please see attached Exhibit C for detailed guidelines.

SERVICE SCOPE





                               Common - Page 5

Billable Labor covers the following SCS/SDT activities:

o Installation and supportof non-standardend user softwareand/or hardwareproducts not subjectto devicesupport charges. Examples ofnon-standard products include:mass storage units, scanners,information displays, securitysystems, spine roadsigns, AutoTA readers, PublicAddress Systems, etc.

o Support for requirements exceeding standard service levels. Examples include: extended service hours, increased number of support shifts, specialized LAN device configurations, workstation backup services when appropriate back-up device has been acquired by AG

o   Engineering and/or consulting design and development assistance.
    Examplesinclude: assistance with customized platform selection, technology evaluation to meet specific business requirements, specialized information technology planning services, etc.

o Generationof ad-hocand/or recurring reportswhich are atAG's request (notethis does notinclude ad-hoc reportsthat are intendedto help resolve billing questions).

o Applicationsoftware loading orsupport for softwareother than thecorporate standardadvanced office suitethat is loadedand supported aspart of the Device Support product.

o New applications development work(1) which includes complete project management and coordination of the change control process.

o Out-of-pocket expenses, including travel and incidental expenses, are charged in accordance with Exhibit C.

o   Consulting (e.g. for Year 2000 Project).


                                   DIRECT

Direct Charges are for miscellaneous services, ordered by AG, not covered elsewhere, and are typically small services or products. Direct expenses are charged in accordance with Exhibit C.





- ---------------------------------

(1) It is anticipated that most new applications development work awarded to SDT will be managed by Target Pricing

                                Common - Page 6

                            DESCRIPTION OF SERVICES

                              DATA CENTER SERVICES










                        Data Center Services - Page 1

                               REAL-TIME SERVICES

Real-time products consist of: PSS, FPC, FOS, and VM test. Several services are provided with respect to all real-time products, including:

o Forecast demand for real-time processing. Evaluate real-time processing hardware alternatives and plan and acquire hardware. Maintain hardware configuration data. Service and maintain hardware, including: preventive maintenance, repair of equipment, reconfiguration and installation/deinstallation.

o Provide problem tracking and resolution processes, policies and procedures. Maintain problem records for TSG problem investigation and resolution purposes, track problems and resolve problems in a timely manner. Provide change management and control processes, policies and procedures. Schedule, coordinate and communicate planned system outages.

o Develop and maintain disaster recovery policies and plans to recover real-time systems' data, hardware and operating systems in the event of a disaster.

o Operate and monitor the real-time systems. Provide technical coverage for real-time operating system software, hardware and applications.

o Maintenance of the databases needed for AG business, e.g., flight schedules, agent assembly area (AAA), AAA initiation table, TRACS (Trouble Reporting and Correction System), city database (encode/decode tables), daylight savings time, fuel surcharges, ticket designators, contract bulk fares and rules, universal address table
         (UAT), automated message switching (AMS).



The following Service Scope items apply to all real-time product services:





                         Data Center Services - Page 2

o        TSG will continue to forecast TSG product / service resource usage.
         AG will inform TSG of any significant changes to the forecast as soon as practical. If demand from AG exceeds the forecast, TSG will attempt to accommodate the demand as soon as practical, subject to
         Section 3.14.
o System monitoring and coverage functions are provided 24 hours a day, 365 days a year.

Services related to all real-time products available from TSG at extra cost (generally at Billable Labor rates) include:
o Consulting to review plans for new application software projects and determine hardware/software resources required to run the new applications and/or customized applications at a level greater than the highest level previously established. TSG will continue to provide to AG, without additional charge, reasonable requests for reports to understand AG billing charges and resource usage. In general, modeling or simulation of one system's expected performance or resource consumption against another will result in additional charges at billable rates.
o        Security consulting for new development projects.

TSG has the right to determine the process for implementing new Real Time applications and the timing of such implementations; however, TSG will review with AG the proposed implementation schedule to accommodate AG schedule requests. AG has the right to prioritize AG's Real Time implementations.





                         Data Center Services - Page 3

                                    PSS/FPC


SERVICE DEFINITION & OBJECTIVE

         PSS - Passenger Services System
         The Passenger Services System is an interactive environment housing the SABRE computer reservation system.
         FPC - Fare Pricing Complex The Fare Pricing Complex (FPC) is an interactive environment executing applications used to price a ticket in SABRE.

o The fare process, including QCP fare loads, performed by SABRE Travel Information Network includes: receiving and processing all fare components, including fares, rules, routings, and footnotes, provided by the airline directly or by the fare vendor acting on instruction from the airline.

o Monitor the existing system, including: the scheduling and execution of existing on-line and off-line production jobs; and technical coverage of
    the system.   These services include on-site support, at the Tulsa data
    center facilities, twenty-four (24) hours a day, seven (7) days a week.

o Support the PSS/FPC databases including making backup archival copies of the databases to provide for recoverability, generally once in each twenty-four (24) hour period, and initiating database reorganizations.

o Plan and acquire hardware related to PSS/FPC. Evaluate strategic and tactical hardware alternatives and implement appropriate plans.

o   Support applications implementations.

o Retrieve, mount and return system activity tapes to storage. Coordinate movement of disaster recovery data to vault storage.

o Provide change control; i.e., use reasonable efforts to validate that changes adhere to established standards before implementation into the production environment.

o Maintain the operating system software for PSS and FPC. Apply TSG operating system software fixes and minor enhancements as required. (Updates are implemented through new versions of control programs which are generally processed twice annually for PSS).

o Build and process system utilities as required to support the systems. (System utilities are generally processed on a weekly/bi-monthly schedule).

o   Provide computer storage and processor resource management.

o Maintain and modify disaster recovery software and execute system recoveries.


SERVICE SCOPE

Personnel to aid and care for these services are available 24 hours a day, 365 days a year.





                         Data Center Services - Page 4

                                      FOS


SERVICE DEFINITION & OBJECTIVE

         FOS - Flight Operating System
         The Flight Operating System supports applications designed to supply pertinent information related to aircraft movements.

o Monitor the existing system, including: the scheduling and execution of existing on-line and off-line production jobs; and technical coverage of
    the system.   These services include on-site support, at the Tulsa data
    center facilities, twenty-four (24) hours a day, seven (7) days a week.

o Support the FOS database, including making backup archival copies of the databases for recoverability purposes, generally once in each twenty-four
    (24) hour period.

o Plan and acquire hardware related to FOS. Evaluate strategic and tactical hardware alternatives and implement appropriate plans.

o   Support applications implementations.

o Retrieve, mount and return system activity tapes to storage. Coordinate movement of disaster recovery data to vault storage.

o Provide change control; i.e., use reasonable efforts to validate that changes adhere to established standards before implementation into the production environment.

o Maintain the operating system software for FOS. Apply TSG operating system software fixes and minor enhancements as required. (Updates are implemented through new versions of control programs which are generally processed twice annually for FOS).

o Build and process system utilities as required to support the system. (System utilities are generally processed on a weekly/bi-monthly schedule).

o   Provide computer storage and processor resource management.

Maintain and modify disaster recovery software and execute system recoveries as needed.

SERVICE SCOPE

Personnel to aid and care for these services are available 24 hours a day, 365 days a year. There is limited Tulsa data center management personnel during the weekends, holidays and hours before 8am and after 5pm Monday through Friday.





                         Data Center Services - Page 5

                                    VM TEST


SERVICE DEFINITION & OBJECTIVE

         VM Test provides a complex that closely resembles the real-time production systems (PSS/FPC and FOS) to support development and testing of new applications and new system software functionality.

o Operate and monitor the existing system, including: the scheduling and execution of existing on-line and off-line production jobs; and technical coverage of the system. These services include on-site support, at the Tulsa data center facilities, twenty-four (24) hours a day, seven (7) days a week.

o Support the VM Test database. Periodically restore the VM Test databases to support applications development and testing (generally once a week from FOS and about every 10 weeks from PSS).

o Plan and acquire hardware related to VM Test. Evaluate strategic and tactical hardware alternatives and implement appropriate plans.

o   Support applications implementations and development.

o   Retrieve, mount and return system activity tapes to storage.

o Provide change control; i.e., use reasonable efforts to validate that changes adhere to established standards before implementation into the production environment.

o Maintain the operating system software for VM Test. Apply TSG operating system software fixes and minor enhancements as required.
o Build and process system utilities as required to support the system. (System utilities are generally processed on a weekly/bi-monthly schedule).
o   Provide computer storage and processor resource management.
o Maintain and modify disaster recovery software and execute system recoveries as needed.

SERVICE SCOPE

Personnel to aid and care for these services are available 24 hours a day, 365 days a year. There is limited Tulsa data center management personnel during the weekends, holidays and hours before 8am and after 5pm Monday through Friday.

Related products available at extra cost (typically Billable Labor) through the SABRE Group include:

o   Special test system restore requests only with the written approval of AG
    CIO.





                         Data Center Services - Page 6

                              COMMERCIAL SERVICES

Commercial Services include: CPU, DASD, IMS, Tape, Print, Microfiche, Decision Enabling and Mail Distribution Services. In general, the Commercial Services are a family of service offerings. Included in each Commercial Service are the following:

o Forecast demand for commercial processing. Evaluate commercial processing hardware alternatives and plan and acquire hardware. Maintain hardware configuration data. Service and maintain hardware, including: preventive maintenance, repair of equipment, reconfiguration and installation/deinstallation. Provide usage performance statistics and operations monitoring tools.

o Negotiate mainframe software licensing terms and conditions and pricing. Maintain third-party contracts as required by TSG contracts and license agreements. Maintain controls to comply with licensing requirements. Maintain an accurate inventory of third party software used in the commercial processing complex. Notify AG of new software releases and release schedule for software impacting AG service.

o Provide help desk function for problems related to the commercial systems. Help desk function includes accepting AG calls, logging appropriate problem data, resolving problems or queuing them to a second level support function (such as engineering, TSG support, or other technical support areas with skill set to address the problem) for resolution. Note that this does not include SCS help for questions and/or problems related to function of the application. However, SDT runs an application help desk service. Provide procedures and supporting technical manuals necessary for AG to understand and comply with security management.

o Process AG security authorization requests. Activate and deactivate system access in accordance with published security policies and procedures agreed to by TSG and AG. Select, install and maintain the appropriate security tools required to administer system security. Develop, implement, monitor and enforce security standards, policies
         and access controls.   Evaluate, design, and implement resolutions to
         security problems.   Provide security help desk support via phone.
         Provide centralized user security account tracking and auditing.





                         Data Center Services - Page 7

o Provide problem tracking and resolution processes, policies and procedures. Maintain problem records for TSG problem investigation and resolution purposes, track problems and resolve problems in a timely manner. Provide change management and control processes, policies and procedures. Schedule, coordinate and communicate planned system outages.

o Develop and maintain disaster recovery policies and plans to facilitate recovery of commercial systems' data, hardware and operating systems, in the event of a disaster. Disaster recovery services include definition and execution of file backup and file recovery procedures, storage of backup files in a reasonably protected area, conducting backup and routine recovery procedures and archiving inactive files as agreed to between TSG and AG.

o Monitor, operate and maintain the commercial system computing equipment and associated peripherals. Provide technical coverage for commercial operating system software, hardware and applications used in the service.

o Provide data center facilities support services including: facilities maintenance and engineering, electrical power, cooling, heating, physical security processes, systems and personnel.

o Maintain documentation of system and utility software, hardware configuration data, and operating instructions required to process AG's applications, in commercially usable form.

The following Service Scope items apply to all commercial product services:

o TSG will continue to forecast TSG product / service resource usage needs. AG will inform TSG of any significant changes to the forecast as soon as practical, in accordance with Section 3.14 of the Agreement. If demand from AG exceeds the forecast, TSG will attempt to accommodate the demand as soon as practical.
o System monitoring and coverage functions are provided 24 hours a day, 365 days a year.
o        Help desk is available 24 hours a day, 365 days a year.
o New security access requests are processed during normal business hours, Monday - Friday.
o Analyzing and modifying software to improve its efficiency ("tuning") is limited to operating system type software, or software resources shared across the commercial environment. Tuning does not include analysis and modification of application systems. Applications level tuning is available at additional charge, generally at Billable Labor rates.





                         Data Center Services - Page 8

Services related to all commercial products available from TSG at extra cost include :

o Consulting to review plans for new application software projects and determine hardware/software resources required to run the new applications. TSG will continue to provide AG, without an additional charge, reasonable requests for reports to understand AG billing charges and resource usage. In general, modeling or simulation of expected resource consumption, and/or benchmarking of one system's expected performance or resource consumption against another will result in additional charges at Billable Labor rates. However, any resources used by TSG to develop a competitive bid for a new / out of scope service will be at TSG's expense.

o Dedicated evaluation, testing, implementation of software products outside of the standard TSG software portfolio.

o        Security consulting  for new development projects.

TSG will publish a list of software products used to provide the commercial services and associated features to AG. (See the attached list). The list will be updated as changes are made by TSG. This list of software tools will be kept on file with AG CIO and TSG contact. In general, TSG will discuss any planned changes, including additions and/or planned retirements, with AG prior to implementing the change when AG service is affected. Products used solely by TSG in performing services and not charged directly to AG may be changed at TSG discretion without prior discussion with AG.

TSG does not warranty third party data accuracy, timeliness or dependability of suppliers selected and managed by AG, but is responsible for the performance of suppliers selected by TSG.

TSG has the right to determine the process for implementing new commercial applications and the timing of such implementations; however, TSG will review with AG the proposed implementation schedule to accommodate AG schedule requests. AG has the right to prioritize AG's commercial implementations.





                         Data Center Services - Page 9

                      TSG COMMERCIAL SOFTWARE PRODUCT LIST

The following products are used to provide commercial services, and are included in TSG's software portfolio as of 12/31/95. (This list is not necessarily all-inclusive.) It is TSG's responsibility for installation, support, and upgrades to the software listed below as well as any new features supplied by third party vendors incorporated within the software listed below, subject to Section 3.5 of the Agreement.


APPLICATION DEVELOPMENT LANGUAGES:
Vision: Builder                                           Enhanced Formatter APL2, AFM/APL2, APL2 Editor
APL                                                       Assembler
COBOL (Common Business Oriented Language)                 C/370
FORTRAN                                                   ISPF (Interactive System Productivity Facility)
PL/I (Programming Language 1)                             REXX
SAS (Statistical Analysis System)

DEBUGGING/TESTING AIDES:
BTS (Batch Terminal Simulator)                            TSOMON (TSO monitor)
CMF                                                       AbendAid
Hiperstation                                              INSPECT/PLITEST
MVS QuickRef                                              SmartTest
STROBE

CODE GENERATORS:
IEF (Information Engineering Facility)                    TELON

DATABASE MANAGEMENT SYSTEMS (DBMS)
Finalist                                                           On-line Interface
DB2 (Database 2)                                          IMS (Information Management System)
Teradata





                         Data Center Services - Page 10

OPERATING SYSTEMS AND TRANSACTION MANAGEMENT SOFTWARE:
MVS (Multiple Virtual System)                            Teradata
IMS (Information Management System)

DBMS PRODUCTS/UTILITIES:
BMP Restart                                              DBT (Database Tools)
Delta IMS                                                Image Copy Plus
InfoPak for IMS                                          Load Plus
Local Copy Plus                                          Prefix Resolution Plus
Pointer Checker Plus                                     Secondary Index Utility
Unload Plus

DB2 PRODUCTS/UTILITIES:
Access for DB2                                           Bachman DBA
DB2 Data Packer                                          DB2 Image Copy Plus
DB2 Load Plus                                            DB2 Recover Plus
DB2 Unload Plus                                          Move for DB2

TERADATA PRODUCTS/UTILITIES:
Arcmain                                                  CL/I
Fastload                                                 Multiload

AD HOC REPORTING TOOLS:
MXG                                                      Mailer's Choice
MICS                                                     Crosstabs
Easytrieve                                               Express MDB
PADRE                                                    QMF/SQL (Query Management Facility/Structured Query
Language)
SAS (Statistical Analysis System)                        Vision: Builder

GRAPHICS SOFTWARE FOR MAINFRAME:
GDDM (Graphical Data Display Manager)                    Postscript Interpreter

CONNECTIVITY/DATA ACCESS:
Simware                                                  APPC (Advanced Program to Program Communications)
Connect: Direct                                          TCP/IP (Transmission Control Protocol/Internet Protocol)





                         Data Center Services - Page 11

TPX (Terminal Productivity Executive)                               Relay
Sequelink                                                           SQLHOST
Softswitch

UTILITIES:
Astex                                                               PDSMAN
SAMs: Allocate                                                      SAMs: Disk
StopX37                                                             VSAM Manager
VSAM Mechanic                                                       Prevail Automation
JES 3270 VTAM Printer Support                                       ODE II
Compaktor
FATAR (Fast Analysis of Tape and Recovery)                          FATS (Fast Analysis of Tape Surfaces)
FDR/DSF (Fast Dump Restore)                                         TSO PLUS
SoftAudit                                                           Proc Syncsort
DXUTIL                                                              High Volume Print Facility
CA-1                                                                CA-11
Infopac - ABS                                                       Omegamon
BookManager                                                         COBOL Structuring Facility/Conversion Aid
Docutext                                                            FileAid
Flasher                                                             Infoman (Information Management System)
Job Scan                                                            PMF (Print Management Facility)
PSF/MVS (Print Services Facility/Multiple Virtual Storage)
RACF (Resource Access Control Facility)                             Resolve
RMDS (Report Management and Distribution System)                    Syncsort
Ultimizer                                                           VSAM I/O Plus
XrefPlus                                                            XCOM 6.2
MIMGR (Multi-Image Integrity)                                       SILO Host Component

THE FOLLOWING PRODUCTS ARE CURRENTLY  IN PLANNED RETIREMENT STATUS:
IAM  (Innovation Access Method)                                     Unitech
Compaktor                                                           Panvalet
GPSS (General Purpose System Simulator)                             Pipeline
Dup Detective





                         Data Center Services - Page 12

                                 COMMERCIAL CPU


SERVICE DEFINITION & OBJECTIVE

Basic service provided to AG is computer processing, currently provided via an
MVS (Multiple Virtual System) operating system.    The commercial environment
is suitable for processing and data storage of both ad hoc and recurring business support work such as accounting, finance, human resources, operations, and marketing analysis, and enables customers to process high volumes of business transactions and to store and manipulate data in a secure but shared environment using a variety of commercially available third party and custom designed software development tools, data management utilities and ad hoc query capabilities. Service includes the following functions:

o Installation, maintenance and tuning of operating system software and related software utilities required by TSG to process AG's applications. Execution of all system startups and fallbacks for scheduled and unscheduled outages.

o Provide AG with installation and emergency maintenance and repair services required to respond to unscheduled downtime. Initiate corrective measures for system outages, initiate corrective measure to resolve hardware and software problems and incidents and coordinate resolution of software interruptions and system performance problems.

o Installation, maintenance and tuning of mainframe connectivity software that provides network access to the commercial system. Maintain, operate and monitor communications access hardware and software including routers, front-ends, gateways, firewalls and other connectivity components. Create and maintain connectivity software parameters which define AG printers, terminals and other devices to the network, thus enabling access to the commercial system. Workstation equipment to access the commercial processing environment is provided in the Device Support and Moves/Installs products.

o Provide connectivity to external companies for data transmissions through implementation and maintenance of transmission software. Implement and monitor data transmissions.

o Schedule AG batch jobs and required utilities based on priorities mutually agreed to by AG and TSG and so that on-line applications dependent on batch processing will be available as scheduled. Execute production batch schedule. Perform permanent and on request/temporary schedule changes for commercial batch jobs. Monitor execution of on-line, batch and ad-hoc processing according to established priorities. Respond expeditiously to requests from authorized AG personnel to priority job execution. Report commercial job status. Recover abended jobs. Execute reruns of commercial jobs. Maintain software tools required for TSG to implement AG's batch work. Inform AG and obtain approval when batch reruns will impact production processing.

o Installation, maintenance, and operation of third party software products. Maintenance of inter operability between third party software products, operating systems and applications as required to process AG's applications.

o Conduct operating system and utility software performance monitoring and tuning. Analyze system problems, conduct root cause analysis and implement required fixes. Install and maintain selected mainframe programming languages and existing end-user programming tools. Administer, test and install operating system software and associated utility software tools.

o Maintain and support a data dictionary for the commercial environment which identifies application systems and owners. Service includes a help desk which provides data dictionary information to AG's developers. This function also provides data identifying owners to application system relationship for system security administration and billing.

SERVICE SCOPE

Related services available from TSG at extra cost (generally at Billable Labor rates) include :
o        Training for  mainframe end-user computing tools such as SAS and APL.
o Setup of new data transmissions such as a new electronic data interchange partners.
o Provision of program loads and changes which include: preparation of schedules for the installation of application systems, scheduling of all program loads prior to implementation, coding of JCL (Job Control Language), batch job documentation, distribution catalog, scheduling setup for new systems and jobs.
o        Labor for ad-hoc query performance and tuning consulting.
o        Applications tuning and efficiency review consulting.





                         Data Center Services - Page 13

                                COMMERCIAL DASD


SERVICE DEFINITION & OBJECTIVE

Basic product is electronic DASD (Direct Access Storage Device) storage on which to store AG's data and includes the following related services:

o Allocate DASD storage space, optimize DASD storage utilization, analyze allocation of DASD and monitor the DASD storage system. Provide data back-up and recovery according to established guidelines. Monitor performance of storage resources to identify and resolve bottlenecks impacting storage system performance. Execute database maintenance and reorganizations on schedule agreed to by AG and provide data compression consistent with the manner in which provided at the effective date.

o Install and maintain software tools required by TSG to manage the DASD storage environment.

SERVICE SCOPE

o Data storage requests are accommodated as quickly as possible within available inventory of storage, assuming AG-required approvals have been obtained.

o Allocation of storage for AG is available during normal business hours. Allocation can take place outside normal business hours, on an emergency basis, to support production processing.

o        Related services available at extra cost from TSG  include:
         Dedicated storage space restricted to AG use only and not available as shared resource for other TSG customers (DASD rates).
         Recovery of data lost through AG error (e.g., recovery of deleted data sets - Billable Labor rates)

o Labor to review data element requirements within any database or dataset and/or labor to implement and maintain application software changes that enable AG to identify opportunities to reduce storage requirements.

Access to data stored on DASD is dependent on AG's direction for retention and disaster recovery standards for backup of data. Data is deleted on schedule specified by AG via TSG dataset registration process.





                         Data Center Services - Page 14

                                 COMMERCIAL IMS


SERVICE DEFINITION & OBJECTIVE

Basic service provided to AG is on-line transaction processing using IMS software in an MVS operating system environment. Service includes the following functions:

o Monitor the IMS System. Install and maintain IMS system software and supporting utilities. Provide IMS data base management software system monitoring and support.

o Create and execute application and system database recovery procedures. Develop and install software tools required to meet service commitments, including evaluation and certification of 3rd party vendor products, and conduct database software performance and tuning.


SERVICE SCOPE

Related services available from TSG at extra cost (generally at Billable Labor rates) include:

o Consulting, design and implementation of IMS databases for new development projects.





                         Data Center Services - Page 15

                             COMMERCIAL MICROFICHE


SERVICE DEFINITION & OBJECTIVE

o        Provide microfiche supplies
o        Create microfiche  masters and copies.
o Prepare microfiche for delivery according to distribution instructions.
o Provide and maintain standard selection of software tools required to enable microfiche printing.


SERVICE SCOPE

o        Microfiche is processed 24 hours per day, 365 days per year.
o Testing and implementation of microfiche output for new applications is considered Billable Labor.





                         Data Center Services - Page 16

                                COMMERCIAL PRINT


SERVICE DEFINITION & OBJECTIVE

o Produce printed output at selected sites (currently, AMR Headquarters and Tulsa campuses). Services include provision and printing of standard stock paper forms and secure storage and printing of special forms provided by AG, such as payroll checks.
o        Prepare print for delivery according to distribution instructions.
o Provide and maintain software to enable routing of printed output to AG's local printers.


SERVICE SCOPE

o Print is processed 24 hours a day, 365 days a year at both DFW and TUL locations. Standard response time for printed output varies by application, volume of print, print format, etc. Generally, printed test and production output will be available for distribution during the same day output is generated.
o In general, priority is given to production print output over test output (user generated) when print capacity is constrained.
         Priorities can be altered at AG's request.
o        Special forms are provided by AG.
o Capability to route print generated in the commercial environment to AG's local site is limited by the capability of the VPS (Virtual Print Software) software which requires a VPS capable printer with
         associated connectivity capability.   Services related to provision
         and maintenance of local printers and connectivity software are covered in other TSG products.





                         Data Center Services - Page 17

                                COMMERCIAL TAPE


SERVICE DEFINITION & OBJECTIVE

Basic tape handling provided to AG is tape storage for AG's data. Tape handling includes the following functions:

o        Provision of tape services and tape supplies
o        Retrieve, mount and store  tapes.
o        Transfer tape media to and from vault to meet archival requirements.
o Process AG requests for tape shipping/receiving from non-AMR vendors/customers.
o Optimize tape utilization and process and evaluate tape space requests. Analyze the allocation of tape storage so that tape resources are utilized efficiently. Implement and maintain tape management software tools required by TSG to manage the tape storage environment.
o Acceptance of tapes from and distribution of tapes to AG's third party vendors and/or customers at the same level provided prior to the effective date.


SERVICE SCOPE

o Tapes are retrieved, stored and mounted 24 hours a day, 365 days a year.
o Tapes shipped/received to and from external sources only during normal business hours, Monday - Friday
o Postage for tapes shipped to external sources is billed separately to AG. Tapes shipped to non-AMR locations and not returned to the data center will incur a one time charge per tape for the tape and associated handling.
o Related tape handling available from TSG at extra cost (generally at Billable Labor rates) include after-hours / rush tape handling.





                         Data Center Services - Page 18

                               DECISION ENABLING


SERVICE DEFINITION & OBJECTIVE

The Decision Enabling computing system is primarily used for ad-hoc, customer controlled and generated queries of large amount of data. Service is currently provided via Teradata computing equipment and includes:

o Provide and maintain operating system software and related software utilities required by TSG to manage the decision enabling environment.

o Provide and maintain connectivity of systems into the decision enabling environment.

o Monitor the system operation. Conduct operating system level performance monitoring and tuning. Analyze system problems, conduct root cause analysis and implement required fixes. Execute production batch schedule to load data into the Teradata processing complex. Monitor execution of batch load according to established priorities. Report load job status. Recover abended jobs as required.

o Allocate storage space as requested and approved by AG, optimize DASD storage utilization, analyze allocation of DASD and monitor the DASD storage system. Restore and reload data as required due to system error.


SERVICE SCOPE

Related services available at extra cost (generally at Billable Labor rate) from TSG include :

o        Restore and/or reload of data due to AG error
o        Query performance tuning and consulting
o        Decision enabling processing alternatives consulting





                         Data Center Services - Page 19

                           MAIL DISTRIBUTION SERVICES


SERVICE DEFINITION & OBJECTIVE

o Pick up and deliver commercial print, microfiche, payrolls, international mail, interoffice mail, tapes, express packages, supplies and copy paper.
o Mail tapes and commercial print to other airlines, banks, credit card companies, etc. , as specified by AG.
o Provide mail inserting into envelopes. Process all outbound US and international mail.


SERVICE SCOPE

Work limited to the Tulsa, Oklahoma site. Delivery time varies according to schedules published periodically in satellite location mail pick-up facilities;
schedules will be mutually agreed to by TSG and AG.   Delivery locations in TUL
include: Administration Building, Automation Shop, CAM Building, corporate real estate, facilities and maintenance, fleet service, guard gate, hanger 1,2,3,4,5,6, new warehouse, turbine building, airport operations, airport cargo, airport baggage services, airport aircraft maintenance, airport shop, archives, composite center, Triad I, Triad II, Sheraton hotel CTO (City Ticket Office), and US Post Office Northeast Station.

Distribution Services operates 4:00 a.m. - 5:00 p.m. , Monday through Friday. Weekend Coverage (Saturday- Sunday) is for drop-off of commercial printed output only, from 6:00 a.m. to 2:30 p.m.

Tapes received by TUL mail room after 2:00 p.m. will be mailed on next business day. Tape shipments are processed according to instructions unique to each shipment.

Related services available from TSG at extra cost (SCS Billable Labor rates) include:
o Labor for special mail handling requested by AG. For example, delivery of reports to TUL TRIAD location on Friday evenings due to weekend work schedule for AG.

All postage fees are paid by AG through direct bill.





                         Data Center Services - Page 20

                             CLIENT SERVER SERVICES


SERVICE DEFINITION & OBJECTIVE

Services for Client/Server systems vary according to the location where service is provided. Pricing of services is generally based on labor hours, but may vary by the location.

The following describes the general Client/Server services provided by TSG:

o Acquisition, coordination, installation of operating system and 3rd party software
o   Application program installation and/or coordination
o Setup, testing and execution of back-up/recovery plans, and verify backup/restore
o   Disaster recovery planning assistance as requested by AG
o Management of the servers, including home directories and disk space management
o   System capacity planning and performance monitoring
o Maintenance of security and access control, activation and deactivation of AG and TSG systems access in accordance with established security policies and procedures
o Enforcement of system access password changes in accordance with established security polices and procedures
o   Coordination and interface with AG's Help Desk service to resolve problems
o   Fault isolation and problem analysis/management
o   Software/Hardware Change Management coordination
o   Development of detailed support documentation

Database management and technical services provided include:

o   Database server sizing, planning, and scoping activities
o Installation, maintenance, and upgrades of database and utility software and tools on production servers
o   Configuration of connectivity software
o Coordination with third party support to report and resolve database problems
o Database performance monitoring and tuning, upgrades, reorganizations, and related routine maintenance
o Technical consulting for database design, application performance tuning and other services, as requested by AG

Additional services that will be provided by TSG include (at no additional charge):

o Maintenance, operation and monitoring of all client server computer system equipment and peripherals, including CPUs, DASD, tape, and printers
o   Monitoring and operation of on-line, batch, and ad hoc query processing
o Scheduling of all program loads and updates prior to implementation in the production system
o Installation and emergency maintenance and repair services required to respond to unscheduled downtime


SERVICE SCOPE

     DFW location generally provides coverage 5 days per week, Monday through Friday, 8:30 a.m. to 5:30 p.m. with 7x24 on-call coverage for servers located in the CP4 computer center, and at customer request. The TUL data center provides coverage as requested by AG; as of the effective date, this is 7x24 coverage.

     All software to be loaded into TSG systems must comply with the reasonable standards established by TSG to assure system integrity and
     reliability.    Standards may  include, but  not be  limited  to,
     specific code requirements, implementation process, change methodology, and systems and software documentation.

     Client/Server- based system charges are on a cost-plus basis (fully allocated cost), in accordance with Exhibit C.





                         Data Center Services - Page 21

                           DESCRIPTION OF SERVICES

                             CONNECTIVITY SYSTEMS







                         Data Center Services - Page 22

                             CONNECTIVITY SERVICES

CONNECTIVITY SERVICES FOR VAX 1, VAX 2, VAX 5, AND HCC INCLUDES:

For all VAX and HCC:

o Acquisition, coordination, installation of operating system and 3rd party software
o   Systems management including system monitoring and tuning
o   Application program development, testing, and implementation
o   Application support and maintenance
o   Configuration of connectivity software
o Setup, testing and execution of back-up/recovery plans, and verify backup / restore
o   Disaster recovery planning assistance
o   System capacity planning and performance monitoring
o Maintenance of security and access control in accordance with established security policies and procedures
o   Coordination and interface with Help Desk service to resolve problems
o   Trouble-shooting and problem analysis / resolution
o   Software /hardware change management coordination
o   Development of detailed support documentation


ADDITIONALLY, FOR VAX 5 ONLY:

Database management services which include:

o   Database server sizing , planning, and scoping activities
o Installation, maintenance, and upgrades of database and utility software and tools on production servers
o Coordination with third party support to report and resolve database problems
o Database performance monitoring and tuning, upgrades, reorganizations, and related routine maintenance
o Technical consulting for database design, application performance tuning and other services, as requested by AG





                         Data Center Services - Page 23

                                     VAX 1


SERVICE DEFINITION & OBJECTIVE

o   PCFOS / PCEAAGLE / PCRET / PCRES / PCFRT
Definition: Interface between the Flight Operating System (FOS) host and AA Flight Crew members, as well as AMR Eagle and its subsidiaries' crew members, in performing the trip bidding function. PCRET/PCRES provides the interface between the SABRE host and two other user communities, employee retirees and current employees. PCFRT provides the interface to Freight SABRE which allows shippers to create air/way bills locally on a personal computer then, by dialup service, transmit them to the host.
Objective: Provide terminal services to home-based personal computers(PCs). Provides an international Dial-up (DUP) interface to the SABRE and FOS hosts.

o Total Access Applications: Direct Connect AIR, Direct Connect Auxiliary, Multi Access, Direct Access and Weather.
Definition: Interface to external, non-AMR travel service providers for SABRE and its subscribers.
Objective: Up-to-date booking and reservation information on external travel service provider inventories of services.

o   Credit Card Verify
Definition: Direct interface to Lufthansa, American Express, VISA, and Alaska Air credit card data bases.
Objective:. To verify credit card status of passengers booking flights in SABRE.

o   InterActive AAdvantage
Definition: Dial-up function allowing Frequent Flyer customers to check their AAdvantage mileage and process them into Passenger Name Records (PNRs) if they wish.
Objective: Allow the Frequent Flyer customer to   view their AAdvantage mileage
data from the convenience of their personal computer.

SERVICE SCOPE

Related services available from TSG at extra cost (provided to AG at Billable Labor rates) include:

o Specialized and/or dedicated hardware and software, and/or security consulting support for new development projects.
o Security controls and design consultation to new software and platform development efforts.
o Installation, maintenance, and tuning of specialized systems software, at AG's request, which is not essential to providing a stable, reliable environment.
o Installation, maintenance and operation of non-standard hardware platforms or networking products, at AG's request, that are not currently in operations in the data center, excluding hardware upgrades, retirements, and sunset procedures.
o If AG requests a level of dedicated support higher than the highest level previously established, AG will pay an additional charge for this increased service.





                         Data Center Services - Page 24

                                     VAX 2


SERVICE DEFINITION & OBJECTIVE

Definition
A system that integrates all travel related components necessary to provide customers full-service tours or vacation packages known as Fly AAway Vacations(FAV).
Objective
To provide a mechanism to sell American Airline seats in conjunction with other leisure services. To provide pre- arranged tour packages with direct interface to other travel service providers (i.e. cars and other CRSs).

The functions performed by the hardware and software in VAX 2 supports a base reservations systems used by AA reservations agents to create FAV bookings. It is also used for accounting of these bookings as well as providing direct data interface to SABRE, Hertz, AVIS, and Budget. VAX 2 and VAX 1 work in conjunction to allow FAV to be accessed by other subscribers. VAX 2 hardware and software also provide the capability of WORLDSPAN subscribers plus several European user groups to create FAV bookings. A faxing service is provided to confirm passenger data with various vendors. A mechanism that will allow FAV bookings to be performed via the INTERNET is in development as of this writing.

SERVICE SCOPE

Related services available from TSG at extra cost (provided to AG at Billable Labor rates) include:

o Specialized and/or dedicated hardware and software, and/or security consulting support for new development projects.
o Security controls and design consultation to new software and platform development efforts.
o Installation, maintenance, and tuning of specialized systems software, at AG's request, which is not essential to providing a stable, reliable environment.
o Installation, maintenance and operation of non-standard hardware platforms or networking products, at AG's request, that are not currently in operations in the data center, excluding hardware upgrades, retirements, and sunset procedures.
o If AG requests a level of dedicated support higher than the highest level previously established, AG will pay an additional charge for this increased service.





                         Data Center Services - Page 25

                                     VAX 5


SERVICE DEFINITION & OBJECTIVE

ELECTRONIC SPECIFICATION MAINTENANCE:

Definition: This application provides data pertaining to the various American Airline airplane fleets.
Objective: Support a data base of aircraft fleet data which aids in maintaining/adhering to FAA policy/procedure standards.

SERVICE SCOPE

Related services available from TSG at extra cost (provided to AG at Billable Labor rates) include:

o Specialized and/or dedicated hardware and software, and/or security consulting support for new development projects.
o Security controls and design consultation to new software and platform development efforts.
o Installation, maintenance, and tuning of specialized systems software, at AG's request, which is not essential to providing a stable, reliable environment.
o Installation, maintenance and operation of non-standard hardware platforms or networking products, at AG's request, that are not currently in operations in the data center, excluding hardware upgrades, retirements, and sunset procedures.
o If AG requests a level of dedicated support higher than the highest level previously established, AG will pay an additional charge for this increased service.





                         Data Center Services - Page 26

                       HOST COMMUNICATIONS COMPLEX (HCC)


SERVICE DEFINITION & OBJECTIVE

Definition:
Provides a centralized interface environment to manage host-to-host (e.g. computer system to computer system) communications processing between SABRE and associated service providers (e.g. hotels, car rentals, and computer reservation systems). Transmission of data is included as part of Data Network Services.

Objective:
The HCC environment alleviates the need for customized communications routines in SABRE applications and can provide a single interface point for access to SABRE, FOS and other Real-time systems.

The HCC provides message translation and transmission to and from SABRE and the computer systems of contractual business partners (international and domestic).

SERVICE SCOPE

The HCC does not provide function and/or application processing of the data that is passed between any of the sending and receiving computer systems, including those that are the responsibility of The SABRE Group. Related services available from TSG at extra cost include:

o Specialized and/or dedicated hardware and software, and/or security consulting support for new development projects.
o Security controls and design consultation to new software and platform development efforts.
o Installation, maintenance, and tuning of specialized systems software, at AG's request, which is not essential to providing a stable, reliable environment.
o Installation, maintenance and operation of non-standard hardware platforms or networking products, at AG's request, that are not currently in operations in the data center, excluding hardware upgrades, retirements, and sunset procedures.
o If AG requests a level of dedicated support higher than the highest level previously established, AG will pay an additional charge for this increased service.
TSG will continue to forecast TSG product / service resource usage needs. AG will inform TSG of any significant changes to the forecast as soon as practical. If demand from AG exceeds the forecast, TSG will attempt to accommodate the demand as soon as practical.





                         Data Center Services - Page 27

                            DESCRIPTION OF SERVICES

                        DISTRIBUTED SYSTEMS AND SERVICES










                  Distributed Systems and Services - Page 1

                           DEVICE SUPPORT SERVICES


SERVICE DEFINITION & OBJECTIVE

Device support services are provided by TSGto facilitate the development andsupport of corporate standard end user intelligent workstations,non-intelligent terminals, notebookcomputers, docking stations, printers,and departmental servers which receivemonthly device support charges. These devices arelisted in thedatabase of productsmaintained byTSG. Theseservices areprovided to design,deploy, manage,and maintainend user devicesas well as related infrastructure components which connect to networks that are supported by TSG.

In that this service is intended for standard products, the following items will be supported but billed as part of Billable Labor:
o Support of non-standard hardware, software and non-infrastructure hardware products
o AG specificsupport functions whichrequire moresophisticated levels of support thandescribed in thisdescription (PYM/OS/2 skills,SOC/Macintosh skills)
o   Consulting on new technologies
o   Infrastructure required for device relocations
o Out of scopemaintenance: includes supportfor devices notcurrently being chargeddevice support fees;any maintenance providedover and abovein- scope maintenance (see the following pages)


Travel expenses for supportingremote AG customersat locationswhere there isnot adomiciled technician arenot includedin thedevice support rate,and are billableto the end userstation/branch. Anychanges to DeviceSupport Services or priceimpacts ofsuch changes must bemutually agreed uponby AG and TSG.

SERVICE SCOPE

Device Support of AG owned end user workstations includes the support and maintenance of the LAN and desktop hardware. Device Support of AG owned, end user workstations includes the acquisition, installation, and support of the corporate operating system (currently NetWare for LANs and Windows for desktop workstations - includes virus detection software), the corporate advanced office systems platform (currently InterAAct, including Word, Excel, Access, Paradox, Powerpoint, Project, LAN Workgroup, SequeLink and ABC FlowCharter), SABRE and Commercial Host Connectivity (currently via SABREView and Eicon respectively, and LAN infrastructure connectivity, along with providing LAN software access, data security, and fileserver virus detection. Note some of the software listed are 'additional cost options' for which a one-time license charge is assessed. These include ABC FlowCharter, Powerpoint, Project, LAN Workgroup and SequelLink. There are no additional monthly charges for these products. Large increases in application Help Desk calls will trigger renegotiation, unless such increase is temporary in nature and / or associated with a hardware / software upgrade. The types of services provided range widely from technology planning to operations support. Detailed services are as follows:





                  Distributed Systems and Services - Page 2

PLANNING
o Evaluate and recommend technology standards, processes, and procedures for operationally critical and administrative environments (including LANs and desktop devices).
o   Project Management
    o    Determine Workload Requirements
    o    Evaluate Project Costs
    o    Form Project Team
    o    Initiate, Define and Construct Project
    o    Negotiate Project Timing & Workload
    o    Track Project and Issue Updates to AG
    o    Define Project Deliverables and Completion Criteria
o   Providing Local Area Network configuration management
o   Infrastructure capacity planning, engineering, design, and documentation
o   Testing of infrastructure cabling and components
o   Providing administrative support of LAN growth
o   Developing environment specific SABRE views (emulators)
o   Developing and implementing widely applicable end user business solutions
    o    Manage any Subcontractor Relationships
    o    Post Project review
o Planning and monitoring the acquisition and warehousing of equipment inventory
o Coordination of training on use of the corporate standard advanced office platform.
    o    Administration
    o    Scheduling
    o    Consulting
o Additional charges will be assessed for AG requested, third party reference materials, product documentation, user manuals and the like. As in the past, TSG will provide (without additional charge), TSG authored reference materials which document product features and describe use of third party products.
o   Planning corporate-wide new software releases for standard software
o   Managing relationships with third party hardware and software vendors
o Providing and maintaining technical documentation for technical support staff
o   Providing AG service account management
    o    Assisting AG with  cost quotation
    o    Assist Sales and Product Managers with demonstrations of products
    o    Marketing of SCS Products and Services


STANDARD PRODUCT INTEGRATION

o Testing of new releases or upgrades to corporate standard software applications for successful integration into the end user's device and environment type.
o Testing of new or upgraded corporate standard hardware devices for successful integration into the end user's environment type.
o Certify that products which attach to networks managed and supported by TSG will work as required.

MAINTENANCE SERVICES

o Providing Vendor Management and Contract Administration for third party maintenance providers of corporate standard hardware and software
o Monitoring the performance of maintenance vendors, and resolving associated problems
o Virus detection / elimination to the extent provided prior to the effective date.

Maintenance services are available in three categories:

(Normal)
5 days per week, 12 hours per day, corresponding to normal business hours from 7 am to 7 pm, this is currently the standard provision.

(Premium)
7 days per week, 18 hours per day; examples of Premium support are DFW, ORD, MIA, JFK & LAX (included in standard Device Support rates). Additional sites can be included in this service offering at additional cost.

(Critical)
7 days per week, 24 hours per day, currently in place at SOC & domestic reservation centers. Additional sites can be included in this service offering at extra cost.





                   Distributed Systems and Services - Page 3

HELP DESK SERVICES

o Providing Help Desk Support for resolution of AG hardware and software problems
o   Respond to AG "how-to" questions regarding the standard software suite
o Creating, tracking and managing trouble tickets and escalating them to technical support and engineering as required.

These services are available to AG customers worldwide, 7 days a week, 24 hours a day, for corporate standard hardware and software products.

SITE SUPPORT / OPERATIONS

o   Maintaining Asset Inventories
o   Monitoring and ensuring Local Area Network / Environment availability
o Providing data center support for fileservers and gateways, for those located in TSG data centers. Providing centralized monitoring for remote systems and intelligent devices which have visibility to the monitoring systems
o Performing backup services for SCS supported infrastructure Fileservers where an appropriate backup device/solution has been acquired by AG.
o   Providing software license administration for standard products.
o   Balancing system loads.
o Performing on-site technical troubleshooting and problem resolution, or managing third party vendor resolution.


END USER NON-COMPLIANCE

Correction of the following will be billed at applicable Billable Labor rates:
o Address problems which occur as a direct result of an end user not complying with the corporate standard hardware and software products
o Support of trouble calls arising from the end-user attaching non-supported products to the LAN
o AG moving, installing, changing or de-installing their own devices and calling SCS for the connection or to correct improper work
o Misuse, abuse or damage to the equipment caused by the customer or accidental damage (sprinkler systems discharge).

TSG acknowledges that many AG users have non-standard hardware and software and will not bill AG any extra charge as a result of the non-standard software/hardware for the rollout of the next generations of corporate standard hardware and software.





                   Distributed Systems and Services - Page 4

                              MOVES / INSTALLS

SERVICE DEFINITION & OBJECTIVE

Moves / Installs consists of moves, changes, deinstalls, upgrades, and installs of AG owned equipment.

The  service  does not  include site  preparation of  walls, doors,   flooring
or similar  facilities related items.   Typically  services start with
notification from AG (typically Corporate Real Estate) to The SABRE Group that the site is ready. This notification includes assurance that all local permits and the like have been received from local authorities such as airport boards.

Related services supporting infrastructure development (cabling, and network access components such as routers or switches) or custom application requirements (such as a cargo or curbside location) are billed on a project related time and material basis as described in the Billable Labor product. Software loads of other than corporate standard advanced office operating software is also billed on a time and material basis.

Devices to be attached to a network must be in the product database currently approved products section (mutually determined by AG and TSG).
If devices are not on this list, activities will be billed as a project on a time and materials basis.

Infrastructure cabling (inside walls/under floor) is covered under device support for standard devices and under Billable Labor (time & materials) on a project basis for non standard implementations.





                  Distributed Systems and Services - Page 5

SERVICE SCOPE

EQUIPMENT INSTALLATION consists of adding a workstation, printer, or departmental file server and is billed per installation. Installation increases AG's equipment inventory count and requires a funding document for acquisition of the equipment. Pre-delivery activities performed for an install are; AG consulting, site surveys, ordering circuits and addresses for network connection, cost quotation assistance, vendor coordination, premise engineering design review, equipment order coordination and tracking, equipment receiving coordination and bill of materials verification, project coordination with Corporate Real Estate, cabling (from device to wall outlet in office), and confirm site ready for install; Delivery activities of: unbox and setup of equipment, wiring connections, out of box failure resolution, configuration of equipment, loading of standard InterAAct/e-mail operating software, test the equipment and peripheral devices (printers), troubleshooting of equipment, asset tagging the equipment, clean up of install area, advise AG in operational use and addresses; Post-delivery activities of: coordinate AG acceptance, update billing records, and complete asset management documentation.

EQUIPMENT MOVE consists of relocating an existing device and is billed per move. A move does not affect AG equipment inventory count and thus usually does not require a funding document for acquisition of equipment. Services performed for a move are; Pre-delivery activities of: AG consulting, site surveys, ordering circuits and addresses for network connection , cost quotation assistance, vendor coordination, premise engineering design review, project coordination with Corporate Real Estate, cabling (from device to wall outlet in office), and confirm site ready for the move; Delivery activities of: disconnect equipment and inside cabling, secure equipment for transport, relocate device, unbox and setup of equipment, wiring connections, reinitialize and configure equipment, test the equipment and peripheral devices (printers), post-installation functional testing of standard software applications (Windows, DOS, InterAAct, e-mail), asset tag the equipment, clean up of move area, advise AG in operational use and addresses; Post-delivery activities of: coordinate AG acceptance, update billing records, and complete asset management documentation.





                  Distributed Systems and Services - Page 6

SERVICE SCOPE CONT'D

EQUIPMENT CHANGE modifies a device s components and is billed per change. A change does not alter AG equipment inventory count but may require a funding document for acquisition of component parts. Activities performed for a change are; Pre-delivery activities of: AG consulting, site surveys, ordering addresses for network connection, cost quotation assistance, premise engineering design review, equipment order coordination and tracking, equipment receiving coordination and bill of materials verification, cabling (from device to wall outlet in office), and confirm site ready for change; Delivery activities of: unbox, setup, and installation of component, wiring connections, out of box failure resolution, configuration of equipment, test the equipment and peripheral devices, troubleshooting of equipment, clean up of install area, advise AG in operational use and addresses; Post-delivery activities of: coordinate AG acceptance, update billing records, and complete asset management documentation. Note: an equipment change is any change to an existing device - a swap out of one device for another is considered an upgrade as defined below.

EQUIPMENT UPGRADE consists of replacing (swapping out) one device for another device of greater capability and is billed per upgrade. An upgrade does not alter AG s equipment inventory count but does require a funding document for the new device. Activities performed for an upgrade are; Pre-delivery activities of: AG consulting, site surveys, cost quotation assistance, premise engineering design review, equipment order coordination and tracking, equipment receiving coordination and bill of materials verification, cabling (from device to wall outlet in office), and confirm site ready for install; Delivery activities of: disconnect existing equipment, box existing equipment, label box of existing equipment, unbox and setup new equipment, wiring connections, out of box failure resolution, configuration of equipment, transfer of existing standard InterAAct/e-mail operating software, test the equipment and peripheral devices (printers), troubleshooting of equipment, asset tagging the equipment, clean up of install area, advise AG in operational use and addresses; Post-delivery activities of: coordinate AG acceptance, arrange shipping of old equipment, update billing records, and complete asset management documentation.

EQUIPMENT DEINSTALLATION consists of removing (deinstalling) an existing device and is billed per deinstallation. A deinstallation reduces AG s equipment inventory count and does not require a funding document. Services performed for a move are; Pre-delivery activities of: AG consulting, vendor coordination, confirm site ready for the deinstall; Delivery activities of: disconnect equipment and inside cabling, secure equipment for transport, box equipment, label boxes for shipment, arrange for transport of equipment, clean up of move area; Post-delivery activities of: ship equipment, delete circuits and addresses, update billing records, and complete asset management documentation.





               Distributed Systems and Services - Page 7

                            INTEGRATION SERVICES


SERVICE DEFINITION & OBJECTIVE

Integration Service provides required integration testing and consulting services which use reasonable efforts to validate that all components of the distributed, networked environment - hardware and software - work together on desktops and networks managed by TSG. Integration testing reduces the potential for lost productivity due to incompatibilities among system components for a successful implementation into a production environment. Integration services is a consulting and project driven product, therefore, each project is negotiated with AG as to timing, cost and deliverables.

SERVICE SCOPE

Integration Services conducts testing in the integration lab which is equipped to simulate typical user environments such as reservations, maintenance and engineering, airports, etc. These 'standard platforms' are used to test new applications, although configurations can be customized. AG & TSG development groups can preview how products will work in the targeted environment. Operational and performance issues can be isolated without impacting the end user community, and effects on the LAN can be monitored.





                  Distributed Systems and Services - Page 8

                      INFORMATION DISPLAY SYSTEMS SUPPORT


SERVICE DEFINITION & OBJECTIVE
Information display systems are inherently project driven thus TSG performs installation project management, site surveys, hardware moves, changes, upgrades, installation and removals for all American Airlines' FIDS systems; such as SPECTRDYNE FIDS, TELEX PC FIDS, ITS FIDS, INFAX MINI FIDS, FIDS II, FIDS Lite, Franitte Packard and INFAX Ramp Signs (RIDS), VICON and American Dynamics CCTV systems in all locations. Provide technical support to 3rd party maintenance vendors worldwide to identify and resolve critical hardware maintenance problems.

SERVICE SCOPE
Perform project management and site surveys -- from the initial site visit to developing exact equipment and material orders required to complete project. Moves -- relocation of existing FIDS systems including intelligent work station, distribution hardware and FIDS monitors. Changes and upgrades -- to AG provided system and application software; intelligent work stations; distribution hardware and infrastructure; and FIDS monitors. Installs -- from the install of a complete FIDS system including AG provided system and application software and hardware; intelligent work stations; distribution infrastructure; all cabling termination and FIDS monitors equipment maintenance is based on available sparing from supplier. Removals -- including from the removal of a complete FIDS system to the removal of a single component of a FIDS system. Site ready notification is required from AG (typically via corporate real estate or local airport authority). Cable and cable installation are not included under the Billable Labor portion of this product. Rather this is part of the infrastructure capital spending that is allocated as part of the funding process. AG is responsible for sparing, TSG will provide interface to 3rd parties to facilitate acquisition and use of spare equipment.

SERVICE EXCLUSION(S)
Excludes spine road signs at DFW Airport & cable television





                   Distributed Systems and Services - Page 9

                            INTERNET ACCESS SERVICES


SERVICE DEFINITION & OBJECTIVE

Provides Internet protocol based network access to the most common, business-oriented Internet information services for active AMR/AA employee desktop (work location) workstations. As of second quarter 1996, these services include World Wide Web browsing, Gopher, Anonymous FTP, Anonymous Telnet, Secure HTTP/SSL, and Usenet news subscriptions/posting. Internet Services is not an e-mail service or e-mail address. Internet Services does not provide workstations, client software or communications protocols (TCP/IP, WINSOCK.DLLs, etc.) or provide direct end-user support for these software categories. It does include servers associated with functions described above. Internet Services is currently not available for remote/dial-up connections or any TCP/IP configurations which allocate workstation addresses in a random fashion. Internet Services proxy servers and Internet connection infrastructure is located in a secure computing facility with seven days a week, 24 hours a day coverage. Proxy servers and Internet communications circuits are monitored regularly. TSG adds additional capacity based on usage patterns and demand, which is funded as part of the product cost. Provide proxy and firewall connection services that facilitate the use of Internet information application software.





                   Distributed Systems and Services - Page 10

                         DOMESTIC RESERVATIONS SUPPORT

SERVICE DEFINITION & OBJECTIVE:
Support of AG owned ACD/Voice services for the Reservations Offices located in Dallas, Texas (SRO), Hartford, Conn. (ERO), Cincinnati, Ohio (CRO), Tucson, Arizona (SWRO), Raleigh, NC (SERO), San Antonio, TX (SATRO). This includes providing all Domestic Reservations support services performed historically by TSG. These services, some of which are broadly described below, will continue to be provided at the established costs within the scope of AG's agreement and TSG will continue past practices.

o Maintain ACD equipment and connected hardware (e.g., ACD Master CRT, mirrored masters, remote mirrored CRTs, ACD RO CRTs, ACD printer, Hot Line, ACD Supervisor pads, Agent monitoring equipment, Agent pads).

o Maintain the ACD Calls processing system, agent data, reports processor, in/outbound ACD trunks, and PBX systems, and support incidents resulting from ACD software problems.

o Support AG in resolving and/or dispatching the vendor on EMPS printer/CRT/ processor, Call Management System, Handicapped System, AutoTA, IDS, and back up unit at all Reservations Offices, and VRU problems at the SRO and SWRO.

o Perform moves, changes, deinstalls, upgrades and installs of all ACD associated/related hardware and software.

o Support field installation of ACD features, model changes and engineering changes.

o Retain ACD Call Report Detail information and ACD monthly summary information.

o  Support data requests (e.g., RIS data, Print Call Log data)

o  Support TOPMS requests on the FPDL link.

Support the following services according to 24-hours a day, 7-days a week standard for offices listed above.

o At all Reservations Offices, provide facility assistance for third party contractors for the environmental systems which support the communications center computer equipment. Environmental systems include power, air handlers, air conditioners, UPS, water sensor system, fire and smoke alarm systems, and humidifiers. At the CRO and ERO, also schedule and coordinate maintenance for UPS and emergency generators.

o Provide ACD technical support which includes the following support parameters:

o Provide ACD certified technicians at each of these 6 locations during peak periods (0800 and 1630 local time) Monday through Friday, except holidays.

o Provide additional coverage by ACD certified technicians during non peak hours at AG's request due to periods of abnormally high activity (e.g., farewars, etc.) upon reasonable advance notice.

o Support PBX systems at the ERO, SERO, SWRO & SATRO, and maintain PBX stations at all RO sites.





                   Distributed Systems and Services - Page 11

Below are examples of additional services and functions that have historically been performed by TSG in connection with its comprehensive Domestic Reservations support service offering. Such services (consulting, management, & support services described below) will continue to be provided within the scope of the Agreement until TSG and AG mutually agree to adjust accordingly:

o Respond to service incidents due to Reservations' modifications of the software, or service incidents due to any non ACD software programs.

o Repair or replace parts for equipment that is damaged unintentionally (parts provided at AG expense).

o Provide additional support for client based applications (e.g., QIK-Res, Prism, and tape backup/recovery).

o Support PBX hardware/software, which includes resolving hardware problems, providing for installations, moves, adds and changes, enhancing software, and dispatching and tracking vendors.

o Clean workstations (e.g., IWSs) and printers, including preventive maintenance, re-seating of boards, and LCS as time permits.

o Download ACD daily system and agent summary data to records system and perform special system recoveries.

o Provide technical assistance for PC hardware and software, ACD network, 800 network, overflow & diversion routing, inventory orders, new equipment, and equipment changes.

o  Repair or replace agent consoles (currently Rockwell equipment).

o Refurbish ACD channel bank (e.g., repairing or replacing faulty encoder, decoder, TX/RX logic, power supplies and alignment of LTMs) and other ACD components.

o Support Travel Center Cluster Office in Carrollton, TX, which includes support and maintenance of all remote ACD and console equipment, hardware/software infrastructure to off-premise cluster facilities, and QIK-Res updates.

o Support environmental and facilities systems, including performing daily and periodic system checks, monitoring and responding to alarm conditions, overseeing vendor repair assistance, and performing power shutdowns.

o Install and maintain systems designed for the Handicapped (e.g., TDD Hearing Impaired).

o Maintain ATV machines, which includes providing resolution of problems or dispatching the vendor.





                   Distributed Systems and Services - Page 12

                                ELECTRONIC MAIL


SERVICE DEFINITION & OBJECTIVE

TSG will provide AG with the corporate standard in electronic mail (currently Novell GroupWise). This current service provides a comprehensive e-mail system with fully integrated, time-management capabilities and includes corporate forms access. TSG will provide standard e-mail to the following platforms at
AMR: networked Windows (e.g., InterAAct); networked Macintosh; modem connected Windows or Macintosh (via remote GroupWise client). In addition, mail transfer from the corporate standard platform and other compatible AMR e-mail systems will be provided. Users of all other e- mail products which migrate to the corporate standard e-mail system will incur a one-time license fee as well as an activation fee, followed by a monthly charge. The activation fee will only be assessed the first time a site is upgraded, if at least 80% of the users at that location are activated during that initial activation. Incremental users at an existing site will not be assessed an install fee, however they will incur a one time license fee.

SERVICE SCOPE

Features provided in the current e-mail product include the following e-mail functionality:

o   Send, receive, forward, edit, reply, file and delete messages
o Send and receive file attachments within the corporate standard electronic mail system
o   Carbon copy and blind copy messages
o   Create, store and use distribution lists
o   Flag messages according to priority (high, medium, low)
o   Utilize user-based security (password; private)
o   Server specific proxy rights
o   Track message status (e.g. open, read, deleted, etc.)
o   Utilize calendar functions
o   Archiving facility (saving messages to local hard drive)
o   Outbound fax (low volume output - i.e., not "blast faxes" to large groups)
o   Remote capability
o   Word processing-type capabilities (e.g. spell check, thesaurus, word wrap)
o   Discussion groups (bulletin board)
o   Scheduling (including resources / e.g. conference rooms)
o   On-line documentation (e.g. Help)
o Provide a standard set of user-friendly Rules to perform functions automatically
o   Macro language capability to launch applications
o Automatic deletion of messages from servers (60 days old) - any changes in retention policy must first be approved by AG's CIO
o   Send/Receive of Internet e-mail messages
o   Directory Management / synchronization
o AG and TSG will negotiate how and at what cost (if any) to provide visiting user access to the visitor's home mail box

TSG will include future upgrades (including additional functionality, if any) provided by third party vendors. Optional functionality, available at extra cost to TSG, will be provided to AG at an additional cost.

SERVICE EXCLUSION(S)

Due to continuing migration from HPDESK to the corporate standard e-mail system a specific service description of HP Desk has not been included although similar services to those listed above will continue to be provided while users are being converted to the corporate standard e-mail product. Similarly, AG utilizes many other non-standard e-mail products (Lotus Notes, PROFS, etc.) which have not been detailed here.





                   Distributed Systems and Services - Page 13

                                     X.400


SERVICE DEFINITION & OBJECTIVE

TSG will provide a corporate standard e-mail interface service via the X.400 messaging system. This messaging system allows for the delivery of electronic communication between intra-corporate and external messaging systems. All electronic mail traversing the X.400 is commonly known as external e-mail (i.e., external to AG's corporate standard e- mail system).

External e-mail uses the X.400 messaging protocol that can act as a link between AG's standard e-mail system and other electronic mail systems worldwide (whether within AMR or external to AMR).

In addition to a monthly charge for intra-company X.400 services, AG is charged a usage fee (charge per kilo-character) for each message sent via the X.400
gateway external to AMR.   Note that external e-mail can be sent via the
Internet without this additional charge however, there are security and functionality constraints that should be considered. In addition, any charges incurred by TSG due to AG requesting connectivity to additional third party providers or use of third party devices (such as gateways) will be passed through to the requesting customer.

SERVICE SCOPE

X.400 allows the following functionality:
o   Allows for  communication with internal and external e-mail systems.
o   Send, receive, forward, reply to messages across the X.400.
o   File attachments can be included in most messages.
o   Carbon copy and blind copy recipients are processed by X.400.
o   Distribution lists are retained from one system to another.
o   Messages can be prioritized to three levels of transmission.
o   Security during message transmission.
o   Message failure transmission notification sent to sending user.
o   Tracking status of  messages available on send.
o   Audit tracking available for message flow.
o Messages are resubmitted if receiving messaging system does not accept messages.
o X.400 provides a means for intra-corporate messaging systems to share user directories.





                   Distributed Systems and Services - Page 14

                            CAMPUS TELEPHONE SYSTEM


SERVICE DEFINITION & OBJECTIVE

The Campus Telephone System (CTS) provides inter- and intra-office business telephone service for tenants of the buildings on the AMR HDQ Campus at Fort Worth and Tulsa. Included is the management of voice terminal, processing, switching equipment, third party and customer owned telephone systems and equipment at the campus sites. Voice equipment includes PBX, Centrex systems, ACDs, key telephone systems and telephone instruments. Installation of telephone circuit, telephone programming, telephone numbers, lines, telephone sets, are included in TSG Campus Telephone System product (HDQ, Tulsa). Tenants include, but are not limited to the employees of AMR, American Airlines, Inc., The SABRE Group, AMR Services, Data Management Services, and AMR Eagle and its subsidiaries. Included are operator services, consulting on best use of telephone systems and billing analysis.

The Campus Telephone System (CTS) provides installation service, on-campus relocation service software modification service and consulting services.

The CTS will bill the user for the replacement cost of stolen equipment, or the repair cost for equipment damaged by misuse, loss or abuse.

Training for other services other than Multiline Telephones is done upon a time and materials basis. ACD MIS service, equipment and training are provided and supported at additional cost.

Any work done after hours, or on an AMR holiday will be subject to special rates. CTS Supplemental Service will provide consulting service on a time and material basis.

CTS includes interfaces to TSG supplied long distance service and voice mail products.

CTS personnel are not responsible for facilities modifications, electrical work and/or furniture relocation.





                   Distributed Systems and Services - Page 15

SERVICE SCOPE

In the HDQ campus, service is defined by the Plexar Tariff acquired from Southwestern Bell Telephone.

At the Tulsa campus, service is defined by the Meridian PBX product description. Both of these documents/service descriptions are available for review.

                            DESCRIPTION OF SERVICES

                                NETWORK SERVICES





                          Network Services - Page 1

                                    SABREnet

SERVICE DEFINITION & OBJECTIVE

SABREnet is a data network product provided by The SABRE Group. SABREnet allows users to transmit data information from the originating location to anywhere the network goes. Examples of everyday traffic include flight bookings, E-mail, FOS information, and commercial and host product use. SABREnet provides a means of transmitting data information across the United States, Canada, and parts of the Caribbean. SABREnet extends up to the DSU/modem or WAN router at AG site; any equipment or service beyond this point is not part of the SABREnet offering. On the host side, the network extends up to the connection point into the front-end processors. SABREnet solutions include business planning, network planning, engineering, capacity planning, contract negotiation, provisioning, implementation, operation, maintenance, reporting, billing, analysis, and other miscellaneous management services.

The Dial Services product includes two distinct offerings. Point to Point Protocol (PPP) Dial provides remote access into Internet Protocol (IP) hosts; these are typically LAN-based client/server applications. X.28 Dial provides remote access into X.25 hosts such as SABRE and Commercial. Both dial offerings are supported at access speeds up to 28.8 kbps, or through ISDN access, up to 128 kbps. Dial services are provided predominantly through CompuServe, SABREnet and SITA.

SERVICE SCOPE

SABREnet provides both low speed dedicated access at 9.6 kbps and high speed dedicated access at rates of 56 kbps and above. In the United States this service is provided over digital access circuits; outside the US, service is provided via both analog and digital circuits. For both low speed and high speed access, equipment may be placed at AG sites to support highly concentrated locations such as airports. For critical locations, network availability is provided via either dial back-up or fully redundant and diversely routed dedicated connections into the network. SABREnet also provides connections to external networks through internationally recognized
X.25 and X.75 gateway protocols. This service is arranged either to support a specific AG requirement or to provide general SABREnet public access to external networks. SABREnet also supports inter-networking services to meet client/server and LAN-to-LAN application requirements by placing a wide-area network (WAN) router at AG location.

SABREnet & Dial Services are available 24 hours a day, 7 days a week.





                           Network Services - Page 2

                 INTERNATIONAL MANAGED NETWORK SERVICES (IMNS)

SERVICE DEFINITION & OBJECTIVE

International Managed Network Services (IMNS) includes the services and products procured under telecommunications service agreements with the providers of international data networks. The objective of IMNS is to provide customers with a global data network facilitating real-time data transfer between international locations and the SABREnet gateway or other international locations. IMNS solutions include business planning, network planning, engineering, capacity planning, contract negotiation, provisioning, implementation, operation, maintenance, reporting, billing and analysis.

Non-real-time messaging services such as store and forward and Common User Terminal Emulation (CUTE) are not part of this product, but are within the scope of other TSG services. Other products provide end-user equipment like PCs or SABREnet equipment (beginning with the gateways) or international routers.

SERVICE SCOPE

IMNS provides X.25/AX.25 and Frame Relay in support of query-response transactions, file transfer, LAN interconnection and imaging to international AG locations.

The International Managed Data Networks are available 24 hours a day, 7 days a week.





                           Network Services - Page 3

                              CUSTOM DATA NETWORKS

Service Definition & Objective

Custom Data Networks are those data networks created when the business requirements or data characteristics of a customer do not lend themselves to routine network management, maintenance and/or infrastructure support. The objective of the Custom Data Networks product is to provide data networking solutions not available through offerings by SABREnet or International Managed Networks. Custom solutions include business planning, network planning, engineering, capacity planning, contract negotiation, provisioning, implementation, operation, maintenance, reporting, billing and analysis.

Custom Data Networks do not include end-user equipment such as PCs, SABRE host equipment (beginning with the front end processor) or routers.

SERVICE SCOPE

Components of the Custom Data Networks currently include:

o Store and forward message service that facilitates worldwide communications for interline, intraline and industry correspondent traffic. Typical interline and intraline messages contain information on flight safety, inventory update, aircraft movement, lost baggage and ticket sales. The most common industry correspondent messages contain order entry, invoice, shipment movement, customs documents or hotel confirmation information.
o Commercial data circuits which are point-to-point circuits providing administrative connectivity from the HDQ campus and field locations to the commercial host systems.
o Caribbean access circuits for regional airline locations requiring access to the Tulsa host. As SABREnet nodes are not located throughout the Caribbean, long-haul circuits are required to carry data traffic to the nearest SABREnet or Custom entry point.
o Direct links which are used for certain specialized locations supporting specific airline programs which require connectivity to the network via dedicated circuits.
o Dial access which provides airline employees the functionality needed to connect to the SABRE host from a PC via dial-up connection to SABREnet.
o Dial back-up which provides back-up connectivity for certain custom locations.

The Custom Data Networks are available 24 hours a day, 7 days a week.





                           Network Services - Page 4

                                 RADIO SERVICES

SERVICE DEFINITION & OBJECTIVE

Radio Services are provided through the following products:

1. Air/Ground Radio Services - radio frequency voice and data communications between aircraft and AG-specified points on the ground, as required by the Federal Aviation Administration.

2. Land Mobile (Business) Radio Services - radio frequency voice and data communications between AG's specified points on the ground, typically intra-airport communication.

3.       Management, Engineering, and Consulting services as provided below:


SERVICE SCOPE

Radio Services supports the AMR Airline Group (AG) except AMR Eagle and its subsidiaries. Radio Services include:

o Engineering, coordinating, provisioning and managing voice and data communications and infrastructure maintenance services obtained through multiple third party service providers,

o Strategic planning and participation in new technology development and implementation,

o        Cost control and budget management for all radio operating expenses,

o Appropriate hardware and equipment acquisition for a variety of radio systems,

o Participating in contract negotiations and signing as authorized AA representatives,

o        Support for AA-owned Lima HF Radio (Air to Ground HF Radio),

o Maintenance and service contracts for over 10,000 ground radios (Land Mobile Business Radio)

o Managing and coordinating deployment of emergency communication equipment,

o        Coordinating license acquisition and renewals (includes AA Jet Fleet),

o        Editorial support for AA Flight Operating Manual,

o        Representing AA at specified industry forums and user groups.

Radio Services are available 24 hours a day 7 days a week. Radio Service Staff is available Mondays through Fridays, 8:00 am to 4:30 pm Central Standard Time and available 24 hours a day 7 days a week via SOC RMOD emergency contact list





                           Network Services - Page 5

                         DOMESTIC RESERVATIONS INBOUND

SERVICE DEFINITION & OBJECTIVE

Provide inbound voice communications services for AG domestic reservations. Services include engineering, provisioning, operations, planning and management. These services primarily consist of the toll-free ("800") networks used by AG's customers. To reliably deliver these calls, TSG also maintains access and rerouting facilities and manages network call routing controls (800 Decision Tree Support).



SERVICE SCOPE

The service includes:

o Engineering includes the application of technology in response to customer's needs.

o Provisioning includes all aspects of ordering, delivering and testing services.

o Operations includes maintenance of the network using reasonable efforts to optimize network reliability, including traffic engineering and problem resolution.

o Planning is the proactive analysis and communication of changes in related technology, marketplaces and regulatory treatments.

o Management is the administration of the service, including tariff analysis, contract management and vendor coordination. Third party contract renegotiation is included in the base fee, with sharing of renegotiated benefits as specified in this Agreement.





                           Network Services - Page 6

                               CORPORATE INBOUND

SERVICE DEFINITION & OBJECTIVE

Complete inbound voice communications services for the Airline Group organizations (excluding "Domestic Reservations Inbound" a separate product). Services include engineering, provisioning, operations, planning and management. These services primarily consist of the toll-free ("800") networks used by AG other than domestic reservations inbound. To deliver these calls, SCS also maintains access and rerouting facilities and manages network call routing controls.

SERVICE SCOPE

The service includes:

o Engineering includes the application of technology in response to customer's needs.

o Provisioning includes all aspects of ordering, delivering and testing services.

o Operations includes maintenance of the network using reasonable efforts to optimize network reliability, including traffic engineering and problem resolution.

o Planning is the proactive analysis and communication of changes in related technology, marketplaces and regulatory treatments.

o Management is the administration of the service, including tariff analysis, contract management and vendor coordination. Third party contract renegotiation is included in the base fee, with sharing of renegotiated benefits as specified in this Agreement.





                           Network Services - Page 7

                            ICS  (Inter City System)

SERVICE DEFINITION & OBJECTIVE

ICS (Inter City System) is the administrative and operations long distance telephone system for AG. ICS provides all long distance telephone calling from domestic AG locations and uses a system of authorization codes to control and account for calls to non-AG locations. A standard seven digit dialplan
simplifies calling most AG locations domestically and internationally.   AG
Blue Card (Telephone Calling Card) allows domestic and international calls from non AG locations.


SERVICE SCOPE

ICS supports all business units of AG. Service is provided to all domestic AG locations down to and including individual home based workers. ICS is being extended to selected international locations as resources permit. Weekly analysis of authorization code usage for unusual, excessive, or abusive calling
patterns is provided.   Details of calls made by each user of an authorization
code are made available  monthly.

Limited service at international locations is included where feasible under local conditions. The list attached shows current locations served.
Additional locations will be added as resources and international rules permit. Call tracing, special call detail reports and specialized requests for traffic/tariff analysis are available at extra cost (generally at SCS Billable Labor rates).

ICS service is available 24 hours a day, 7 days a week.

It is AG's responsibility to provide telephone terminal equipment (excluding HDQ and Tulsa campuses), and provide in- house cable to the ICS network point of connection. In any case where AG implements telephone system changes without TSG involvement, AG must advise the local telephone company of the primary inter-exchange carrier selection, and provide any related telephone numbers to TSG. Where TSG implements telephone system changes, these functions will be provided.

International locations served as of  July, 1996

Antigua
Argentina
Aruba
Anguilla
Belgium
Curacao
Dominica
France
Germany
Grenada
Guadeloupe
Haiti
Italy
Martinique
Nevis
Scotland
Spain
St. Kitts
St. Lucia
St. Maarten (Dutch)
St. Maarten (French)
Sweden
Switzerland
Turks/Caicos
United Kingdom





                           Network Services - Page 8

                   DOMESTIC / INTERNATIONAL TELEPHONE SUPPORT

SERVICE DEFINITION & OBJECTIVE

TSG provides cost-effective telephone system planning, design, consulting, engineering, implementation, and support services for AG (except AMR Eagle and its subsidiaries) domestically and internationally. TSG recommends telephone system modifications based on changing AG requirements. TSG negotiates third party service contracts such as rate stabilization contracts, maintenance contracts and local trunking contracts for AG.

SERVICE SCOPE

This service (domestic and international) supports AG, except AMR Eagle and its subsidiaries, which has its own communications staff.

o Consulting activities: Conduct project feasibility studies; prepare proposals and cost quotations; develop and coordinate request for proposal / information documents; evaluate technical and financial aspects of new technology opportunities.

o Engineering activities: Review and plan equipment design requirements for office expansions, upgrades, relocation's and startups; Analyze existing and new trunking requirements; Identify suppliers and participate in/lead negotiations for Hardware/Software, network services and equipment maintenance contracts; oversee project management.

o Support activities: Manages equipment/service implementation. Provide on-site equipment installation and troubleshooting services, and coordinate local circuit provisioning requirements.

o Audit Service: For domestic locations and on a case by case basis for international locations, arranges for review of local communications bills on AG or TSG initiative, and makes service change recommendations to reduce costs.

o Equipment provisioning services are provided as far as legally allowed by government regulatory guidelines that prohibit third party vendors, such as TSG, from ordering equipment on behalf of the actual purchaser / benefactor / payee party, such as AG.

o Billing validations services are not provided in cases where the large number of telephone service providers utilized internationally for local, intra-country and long distance services makes the validation effort prohibitively complex.

o        Services not included but available under special arrangements are:
         Public address systems and wireless PBX systems.





                           Network Services - Page 9

                               VIDEO CONFERENCING

SERVICE DEFINITION & OBJECTIVE

Provides users with meeting rooms equipped with Video Conferencing Systems. Systems are capable of connecting to other AMR locations and external (other companies) systems throughout the world. Rooms are near strategic locations which represent high concentration of employees. Room scheduling, management, trouble reporting and maintenance are included in the Video Conferencing Service.


SERVICE SCOPE

Video Conferencing currently provides service availability for AG at the following locations: HDQ CPII, HDQ CPIV, HDQ CPV, and Tulsa TRIAD. The Video Conferencing staff provides a single point-of-contact for scheduling, demonstrations, problem support, and information. Rooms exist in various configurations with a minimum of a document camera attached to the video system. Some systems have Power Point for presentation tools, VCR's for record
and playback, and overhead projectors.   Initial demonstrations will be
provided to new users showing them the functions and directions to use the systems.

The Video Conferencing rooms are available 24 hours a day, 7 days a week for general use. Users are required to schedule and coordinate room usage through the Video Conferencing Scheduler.





                           Network Services - Page 10

VOICE MAIL

SERVICE DEFINITION & OBJECTIVE

The Voice Mail product provides voice messaging services, which include message storage and retrieval, and dial by name capabilities. Installation of telephone and telephone circuit, telephone programming, telephone numbers, lines, telephone sets or features associated with an individual mailbox, including telephone forwarding and message waiting, are not included in the voice mail product, but are an end user cost in locations where AG owns the phone system, and elsewhere may be obtained through TSG Campus Telephone System product ( HDQ, Tulsa). The monthly costs of toll-free numbers are also excluded, but may be obtained through TSG Corporate Inbound product.


SERVICE SCOPE

o There are voice mail systems operational at AMR Headquarters, STIN Headquarters, Tulsa Maintenance Base, Chicago Sales, Dallas Sales, New York Sales, Nashville Airport and Sales, San Francisco Sales, Los Angeles Sales, Las Colinas STIN and Tulsa Triad. TSG is currently implementing new systems at Dallas-Ft. Worth Airport, Solana Office Building, London Hounslow, Las Colinas Cargo Services, and LaGuardia Airport. The systems support both on-premise and remote subscribers. Varying capabilities, termed "Class of Service", are offered.

o TSG provides AG support for service creation, user training, user guides, problem resolution, system administration, system maintenance, capacity management, system audits, mailbox tracking and billing questions.

o Not all Classes of Service may be available in all locations, due to technical limitations

o The voice mail systems are available 24 hours per day, excluding planned maintenance and system upgrades. Service level objectives will be negotiated as part of a detailed service level agreement. Planned maintenance and upgrade activities are conducted on weekends or outside of normal business hours, excluding holidays. (Generally on an annual basis.)

o System administration and problem resolution are provided from a central site from 8 a.m. to 4:30 p.m. US Central Time, excluding weekends and holidays.

o For system locations other than Headquarters, STIN Headquarters, Solana, Tulsa, Triad and Nashville, the major subscriber community, generally Passenger Sales, must designate a site coordinator who can act as a local point of contact for information and distribution of user literature, and insure facility access for the service vendor to accomplish system maintenance and repair.





                           Network Services - Page 11

                                   EXHIBIT C

                            Rate and Reset Schedule

         [Confidential Portion Omitted and Filed Separately with the Commission]

                               17 Pages Redacted

                      Exhibit D:  Services Subject to SLA




I.                        CRITICAL TSG SERVICES (SERVICES AND SYSTEMS)

         A.      Flight Operating System (SABRE FOS), includes Cargo SABRE


         B.      Passenger Services System (PSS)/Functional Processing Complex
                 (FPC) (SABRE-PSS/FPC)

         C.      Pricing QCP Loads





Exhibit D to Information Technology Services

II.      HIGH RISK TSG SERVICES (SERVICES AND SYSTEMS)

         A.      High Risk TSG Services (Services and Systems)

                 1.       AAdvantage/AATMS

                 2.       AAIRPASS

                 3.       AFM2, Release, APL2

                 4.       American Airworthiness Directive Tracking System
                          (AADITS)

                 5.       ALEGRO/DINAMO

                 6. American Airlines Purchasing and Inventory Control System (AAPICS), PO-WALKER

                 7.       American Assistant Load Planner (AALP)

                 8.       Automated Time & Attendance (AUTOTA)

                 9.       Cargo Accounting Revenue System (CARS)

                 10.      Cargo Information Database (CIDB)

                 11.      Cargo Routing Guide

                 12.      CargoManager (a/k/a Cargo Runner Manager)

                 13.      Consolidated Computer Reservation Systems (CONCRS)

                 14.      Corporate Ledger and Accounting System (CLAS)

                 15. Domestic Res Support and Telephone - Domestic and International Reservations Inbound

                 16.      TDS-Editor

                 17.      FINPACS

                 18.      Flight and Traffic Statistics (FATS)





Exhibit D to Information Technology Services

                 19.      Flight Crew Resource Manning (FCRM)

                 20.      FlyAAway Vacations Systems (including
                          WorldSpan-System One-Tour Source, ATOP, Automated System for Tours (FAAST), Integrated Tours, Multi-Access Links)

                 21.      Freight SABRE Drain (FSD)

                 22.      Gate Manager

                 23.      ICaPS and Optimization Models

                 24.      Integrated Fuel Management and Tracking System
                          (IFMAATS)

                 25.      Allocation Systems

                 26.      Integrated Forecasting System (IFS) and FAM

                 27.      Passenger Revenue Accounting System (PRAS)

                 28.      Payroll

                 29.      Policy Based Pricing (PBP)

                 30.      QIK Cargo

                 31.      QIK Res

                 32.      Radio  - Air to Ground

                 33.      RF Bar Code Scanning

                 34.      SABRE Plus

                 35.      Schedule Analysis System (SAS)

                 36.      Shipment Receive System (SRS)

                 37.      StaffManager (Includes Ops Advisor, Ramp Manager)

                 38.      Time When Due (TWD)





Exhibit D to Information Technology Services

                 39.      Dial AA Flight

                 40.      TDS Controller


         B.      High Risk TSG Services (Services and Systems) (Common)

                 1.       Custom Data Networks

                 2.       DB2 for production IMS

                 3.       Device Support - Airport, HDQ, M&E Supplemental Svcs

                 4.       E-Mail

                 5. Hardware & Software Acquisitions (standard and non-standard)

                 6.       Help Desk

                 7.       Host Communication Complex

                 8.       Information Management System (IMS)

                 9.       International Managed Network Services (SITA)

                 10.      Internet Services

                 11.      LAN Availability

                 12.      Report Management and Distribution System (RMDS)

                 13.      SABRENet (AANet)

                 14.      Statistical Analysis System (SAS)

                 15.      Software Asset Management

                 16.      Telephone Services - Corporate Inbound

                 17.      Telephone Services - Domestic

                 18.      Telephone Services - International





Exhibit D to Information Technology Services

                 19. Telephone Services - Inter City System (ICS) & telephone calling cards

                 20.      Telephone Services - Voice Mail

                 21.      Telephone Services - HDQ/TUL

                 22.      Telephone Services - moves, adds, changes, etc.

                 23.      Teradata

                 24.      Time Sharing Option (TSO)

                 25.      Virtual Machine (VM) and Conversation Monitor Systems
                          (CMS)

                 26.      Worldwide Access Complex (VAX1, VAX2, and VAX5)

                 27.      Real-time Frontend Complex





Exhibit D to Information Technology Services

                          Exhibit H: SITA Relationship

SITA AGREEMENTS
The "SITA Agreements" consist of the following:

1.       SABREnet Services Agreement between SITA and AMERICAN dated July 1,
         1996.

2. Each of the Agreements listed below between SITA and AMERICAN, each as amended by that certain Master Amendment, dated June 20, 1996, between those two parties:

         AA CONTRACT #             AGREEMENT TITLE                                                   DATE
         -------------             ---------------                                                   ----
         SVC-AE926-0051            Agreement for Aircom Service                                      9/1/88

         SVC-AE926-0635            Telecommunications Services Agreement                             1/1/93
         SVC-AE926-0635A           Amendment to Telecommunications Services                          4/13/95
                                   Agreement

                                   Agreement for CUTE Service at Frankfurt Airport                   3/14/85
                                   Amendment No 1 to the Agreement for CUTE                          2/12/86
                                   Service at Frankfurt Airport
         **                        Amendment No 2 to the Agreement for CUTE
                                   Service at Frankfurt Airport
         **                        Amendment No 3 to the Agreement for CUTE
                                   Service at Frankfurt Airport
                                   Amendment No 4 to the Agreement for Cute                          6/88
                                   Service at Frankfurt Airport
         SVC-AE926-0151            Amendment No 5 to the Service Guarantee
                                   Agreement for CUTE Service at Frankfurt Airport
         SVC-AE926-0151            Amendment No 6 to the Service Guarantee                           3/12/91
                                   Agreement for CUTE Service at Frankfurt Airport
         SVC-AE926-0151            Amendment No 7 to the Service Guarantee                           5/24/91
                                   Agreement for CUTE Service at Frankfurt Airport

         SVC-AE926-0424**          Master Service Guarantee Agreement for CUTE2                      1/17/92
                                   Service
         SVC-AE926-0424            Exhibit 1 - Connection and Configuration Request                  1/17/92
                                   Form - PHL Airport

         SVC-AE926-0424            Exhibit 1 - Connection and Configuration Request                  1/17/92

                                   Form - GRU Airport

         SVC-AE926-0424            Exhibit 1 - Connection and Configuration Request                  5/13/92
                                   Form - MUC Airport
                                   Exhibit 1 - Connection and Configuration Request                  3/26/96
                                   Form - Manchester
                                   Exhibit 1 - Connection and Configuration Request                  4/20/96
                                   Form - Dusseldorf Airport

         AA CONTRACT #             AGREEMENT TITLE                                                   DATE
         -------------             ---------------                                                   ----
         SVC-AE926-0217            Service Guarantee Agreement for CUTE Service at                   1/23/90
                                   Stockholm - Arlanda Airport
         SVC-AE926-0217-01         Amendment No. 1 to the Service Guarantee                          1/17/92
                                   Agreement for CUTE Service at Stockholm - Arlanda
                                   Airport

         SVC-AE926-0315            Service Guarantee Agreement for CUTE Service at                   3/12/91
                                   Dusseldorf Airport
         SVC-AE926-0315-2A         Amendment No 2 to the Service Guarantee                           2/6/92
                                   Agreement for CUTE Service at Dusseldorf Airport

         SVC-AE926-0314            Service Guarantee Agreement for CUTE Service at                   3/12/91
                                   Hong Kong Kai Tak Airport

         SVC-AE926-0313            Service Guarantee Agreement for CUTE Service at                   3/12/91
                                   Los Angeles Bradley Terminal Airport

         SVC-AE926-1316            Service Guarantee Agreement for CUTE Service at                   3/12/91
                                   Rio de Janeiro International Airport

         SVC-AE926-0331            Service Guarantee Agreement for CUTE Service at                   6/11/92
                                   Munich Airport

         SVC-AE926-0331/1          Amendment No. 1 to the Service Guarantee                          5/24/91
                                   Agreement for CUTE Service at Munich Airport

         SVC-AE926-0373            Service Guarantee Agreement for CUTE Service at                   6/11/92
                                   Santiago de Chile Airport

         SVC-AE926-0004            Service Guarantee Agreement for CUTE Service at                   6/30/92
                                   San Jose Juan Santamaria International Airport

         SVC-AE926-0592            Service Guarantee Agreement for CUTE Service at                   1/8/93
                                   Berlin-Tegel Airport

         **                        Service Guarantee Agreement for CUTE Service at                   7/26/93
                                   Bogota El Dorado International Airport

         **                        Service Guarantee Agreement for CUTE Service at                   7/26/93
                                   El Salvador International Airport

         **                        Service Guarantee Agreement for CUTE Service at                   7/29/93
                                   Guayaquil - Simon Bolivar Airport

         **                        Service Guarantee Agreement for CUTE Service                      7/29/93
                                   at Quito - Mariscal Airport

SITA SABRENET SERVICES FLOW CHART

In order to provide the orderly administration of the SITA SABREnet Services, the following arrangements shall be effective regarding the provisioning of SITA SABREnet Services:

                             Sales of SITA SABREnet
                                    Services

              AMERICAN                                                               AMERICAN
      (For the Airline Group's                                                  (For Sale to TSG)
            Consumption)
 Tax-paid invoice from SITA on the
 Airline Group's consumption of
 SITA SABREnet Services used in                                                        TSG
 operations



                                                                     Tax-free invoicing by SITA to AMERICAN
                                                                     for resale, without margin, to TSG.
                                                                     SITA provides tax calculations to ease
                                                                     administrative burden on resale of
                                                                     nonmargin sales to TSG.



                                                                     TSG charges a management fee to AMERICAN
                                                                     for network management of SITA SABREnet
                                                                     Services that AMERICAN purchases for the
                                                                     Airline Group as described below.

                                                                     Structure permits TSG to provide resale
                                                                     exemption certificates to AMERICAN to
                                                                     exclude sales tax from SITA SABREnet
                                                                     Services to be resold by TSG to third
                                                                     parties without pyramiding sales tax on
                                                                     its SITA SABREnet Services costs.



INVOICING REQUIREMENTS

The Airline Group will pay its own taxable usage of SITA SABREnet Services as specified in the SABREnet Services Agreement plus any applicable sales or similar taxes thereon. TSG will separately calculate and invoice a management fee on a per port basis for the SITA SABREnet Services purchased by the Airline Group. The management fee shall be equal to the excess of (a) the per port charge for SITA SABREnet Services from TSG to the Airline Group set forth in the Rate and Reset Schedule over (b) the per port charge (including the related SITA tax) for the same SITA SABREnet Services from SITA to AMERICAN under the SABREnet Services Agreement. The per port charge for SITA SABREnet Services from TSG to the Airline Group may not exceed the amount thereof set forth in the Rate and Reset Schedule.

             Exhibit K:  Termination Liquidated Damages Calculation


   [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]



                               2 Pages Redacted




Exhibit K to Information Technology Services Agreement                   page 1

   [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]









Exhibit K to Information Technology Services Agreement                   page 2

             Exhibit L:  Transition Assistance Service Descriptions

               Part I:  General Assistance to Successor Provider.

A.  The Transition Assistance Services will include the following:

1. Continuing to perform during the Transition Period any or all of the TSG Services then being performed by TSG.

2.       Providing to Successor Provider the specific services described in
         Part II:  Specific Assistance to Successor Provider.

3. Assisting Successor Provider in developing a plan for the transition of all requested operations from TSG. TSG is not responsible for the creation of the plan.

4. Providing to appropriate personnel of Successor Provider, during a mutually defined time period, training in the performance of the specific TSG Services that are to be transferred.

5. Providing Successor Provider with other information regarding TSG Services that are required to implement the transition plan, and providing such information regarding TSG Services as is reasonably prudent or necessary in order for the Successor Provider to assume responsibility for, and continue the performance of, TSG Services in an orderly manner, so as to minimize, as much as possible, disruption in the operations of the Airline Group.

6. With respect to all TSG Operated Software as of the commencement of the Transition Period, TSG shall provide to Successor Provider source code (subject to third party consents as necessary), master file and field descriptions and record layouts, run documentation and job control listings and other similar information necessary for Successor Provider to run all TSG Operated Software.

7. Airline Group and TSG agree to negotiate in good faith, a purchase price for assets that Airline Group wants and TSG will no longer require.

8. Subject to Section "17.1. NON-SOLICITATION OF EMPLOYEES," TSG will allow Successor Provider to make employment offers to all TSG employees (other than key managers) assigned primarily to perform TSG services. To the extent any TSG employee covered by the preceding sentence has signed an employment agreement or other arrangement with TSG precluding or hindering such employee's ability to be recruited or hired by Successor Provider, TSG agrees that such restriction is null and void and will not seek to enforce such restriction or to otherwise preclude or hinder





Exhibit L to Information Technology Services Agreement                  page   1
         such employee from being recruited or hired by Successor Provider.
         TSG shall provide Successor Provider reasonable access to such employees for the purposes of interviews, evaluations, and recruitment. Upon the written request of the Successor Provider, TSG will provide Successor Provider with the names, job titles and work locations of the applicable employees.

9. TSG will make available to Successor Provider any equipment owned or leased by TSG that is then solely dedicated to the performance of the TSG services. The Successor Provider may purchase the equipment at the TSG's then current book value and/or assume TSG's rights and obligations with respect to any such equipment leased by the TSG.

10. TSG will make available to Successor Provider any third party services being utilized by TSG in the performance of the TSG Services. Subject to any necessary consents from third party vendors, TSG will also be entitled to retain the right to continue utilizing any third party services as required in connection with the performance of services for any other TSG customer.

B        Access to Systems Information.

In providing the Transition Assistance Services, TSG shall prior to the Expiration Date or the Termination Date, provide the Successor Provider reasonable access to information concerning the use of equipment, TSG Operated Software, personnel, third parties and other resources then being used by TSG. TSG's obligations in this paragraph are in all cases subject to any prohibition or restrictions on the use or disclosure of Transferred Third-Party Software and Other Third-Party Software contained in the license agreements for such software, provided however that TSG and Successor Provider shall use reasonable efforts to obtain a waiver of any such prohibition or restriction.

1. Provided there is no charge to TSG, TSG shall use reasonable efforts to cause third party licensors to assign or grant a license for Other Third Party Software to the Airline Group with permission for the Successor Provider to operate and use such software for the benefit of the Airline Group at no charge and pursuant to terms and conditions acceptable to the Airline Group for the following Other Third party
         Software:

                 A. Any Other Third Party Software including application and TPF operating software (including all updates, enhancements, improvements and modifications).

                 B. All other operating software that is necessary to operate application software and to which the Successor Provider cannot obtain rights on a commercially reasonable basis, along with the related documentation, data base management





Exhibit L to Information Technology Services Agreement                  page   2
                 systems, data and technical information.


2. Before the end of the Transition Period, TSG shall grant the Airline Group a non-exclusive, royalty-free, irrevocable, non-transferable license to use, possess, copy, modify, and prepare Derivative Works of the TSG Owned Software for the Airline Group's and its Affiliates' internal business purposes, to permit another to exercise these rights on the Airline Group's behalf for such internal business purposes, and for the Airline Group's use as authorized by Section "12.5.
         MARKETING RIGHTS AFTER EXPIRATION OR TERMINATION."

         Before a third party is allowed access to such software or any other Confidential Information of TSG, the third party must provide sufficient written assurance to TSG that the third party will maintain the confidentiality of the software and will not use the software for any purposes other than for processing the internal work of the Airline Group and its Affiliates. A third party that has executed an Agreement substantially in the form of Exhibit N:
         Non-disclosure/Non-competition Agreement shall be deemed to have provided sufficient written assurances to TSG.


3. At the Airline Group's sole option, TSG shall provide Maintenance for TSG Owned Software at mutually agreed upon terms and conditions and TSG will offer new releases of TSG Owned Software at reasonable fees.





Exhibit L to Information Technology Services Agreement                  page   3

                      Part II - Specific Responsibilities

I.       TSG Responsibilities.

A. Provide to Successor Provider copies of documentation used by TSG in performing the TSG Services.

B. Provide to the Successor Provider copies of other information regarding the TSG Services that are required to implement the transition plan, including but not limited to the following:

         1. A list of all program and relevant procedure libraries required by the Airline Group.

         2. Copies of all security tables and rules used in the provision of TSG Services to the Airline Group.

         3.      Copies of all terminal definition tables.

         4. Copies of all relevant system information and other required documentation.

         5. System modifications created on behalf of the Airline Group, including relevant documentation, run sheets, and job scheduling.

         6.      Network access documentation.

         7.      Premise documentation.

         8.      Help Desk documentation.

C. Identify, record and provide control release levels of Other Third Party Software.

D. Review and explain the data center, network and premise documentation to the Successor Provider operations staff. Data center, network and premise documentation describes operational and security procedures.

E. Freeze all non-critical software changes, other than modifications necessary to address processing problems or to implement regulatory changes upon the Airline Group's Notice to TSG.

F. Notify all outside vendors whose participation is relevant to the transition of procedures to be followed during the Transition Period.





Exhibit L to Information Technology Services Agreement                  page   4

G. Review all software libraries (test and production) with Successor Provider operations staff.

H.       Assist the Successor Provider in establishing naming conventions.

I. Assist the Successor Provider in its analysis of the DASD space required for the databases and software libraries.

J. Provide machine readable current version of the source code, if available, for TSG Owned Software (or in which the Airline Group holds Retained Rights) in a form reasonably requested by the Airline Group.

K.       Deliver all Documentation for the TSG Owned Software.

L. Provide Successor Provider reasonable access to TSG personnel who were performing TSG Services.

M.       Provide interim tapes of the AG Data, as reasonably requested.

N. Provide to Successor Provider multiple copies of the Airline Group DASD volumes as requested by Successor Provider in cartridge or tape medium.

O. Cooperate with Successor Provider in preparing and conducting of transition testing to facilitate the orderly transfer of services.

P. Copy to cartridge, tape, or such other medium reasonably requested by AMERICAN, all requested data files and other Confidential Information of the Airline Group subject to the Airline Group's written instructions.

Q. Deliver tapes of production data files (with content listings) and printouts of control file information to Successor Provider.

R. Provide assistance to Successor Provider in the loading of data files on Successor Provider's systems.

S. Provide assistance to Successor Provider with the turnover to Successor Provider of the Network Services and in the execution of parallel testing.

T. Provide assistance to Successor Provider with the Distributed Systems Services transition.

U. After the Transition Period, TSG shall provide additional assistance as reasonably





Exhibit L to Information Technology Services Agreement                  page   5
         requested by the Airline Group to facilitate continuity of operations at market rates.

V. Before the end of the Transition Period, TSG shall return to the Airline Group, at the Airline Group's request, any remaining property of the Airline Group in TSG's possession or under its control, including any remaining reports, data and other Confidential Information of the Airline Group.

W. Certify to the Airline Group in writing that all the Airline Group data and files have been removed from TSG's systems.

II.      The Airline Group Responsibilities.

During the Transition Period, the Airline Group shall provide to TSG the transition assistance described below:

A. Identify an individual to be the central point of contact between the Airline Group and TSG during the Transition Period.

B. Make available to TSG, as reasonably requested by TSG, management decisions, personnel information, approvals and acceptances necessary for TSG to properly assist in the transition.

C. Cooperate with TSG in establishing appropriate testing criteria and procedures for, and in the testing and conversion of applications and systems.

D. Freeze all non-critical maintenance and enhancement requests during the Transition Period, to ensure the integrity of the AG Data and application programs being transferred from TSG to the Successor Provider.

E. Schedule transition review meetings with the Successor Provider and TSG to review status of transition according to the Successor Provider's transition plan.

F.       The Airline Group is responsible for managing the transition.





Exhibit L to Information Technology Services Agreement                  page   6

                     Exhibit M: Dispute Resolution Appendix
                   Information Technology Services Agreement


A. Defined Terms. Various terms used in this Dispute Resolution Appendix, which begin with a capital letter, are defined in the Definitional Appendix to Information Technology Services Agreement. In addition, the following terms used only in this Dispute Resolution Appendix have the corresponding meanings:

                 "COMPLEX DISPUTE LIST": The "Complex Dispute List," or if that list is not then maintained by the American Arbitration Association, another list of individuals having similar qualifications maintained by the American Arbitration Association.

                 "INITIAL EXECUTIVE REVIEW COMMITTEE": A committee consisting of the Airline Group's CIO and the TSG division president designated by TSG's Account Manager.

                 "SECOND EXECUTIVE REVIEW COMMITTEE": A committee consisting of American's President and TSG's President.

                 "QUALIFICATIONS": Inclusion in the Complex Dispute List or having extensive knowledge or experience, or both, regarding information technology services similar to the TSG Service or TSG Services that are the subject of the Dispute.

         The interpretative matters set forth in the Definitional Appendix also apply to this Dispute Resolution Appendix.

B.       Dispute Resolution Procedure.

         1. General Procedure. Except as otherwise stated in the Agreement, the Parties shall resolve all Disputes in accordance with this procedure:

                 (a) Each Party shall instruct its Account Manager to promptly negotiate in good faith with the other Party's Account Manager to resolve the Dispute.

                 (b) If the Account Managers do not resolve the Dispute within ten Business Days (or such longer period as the Account Managers may agree) after the date of referral of the Dispute to them, the Dispute shall be referred (by either or both of the Account Managers) to the Initial Executive Review Committee for resolution.





Exhibit M to Information Technology Services Agreement                    page 1

                 (c) If the Initial Executive Review Committee does not resolve the Dispute within ten Business Days (or such longer period as that Committee may agree) from the date of referral to it, the Dispute shall be referred (by that Committee or any of its members) to the Second Executive Review Committee for resolution.

                 (d) If the Second Executive Review Committee does not resolve the Dispute within ten Business Days (or such longer period as that Committee may agree) after the date of referral to it, either Party may submit the Dispute to non-binding mediation in accordance with Section B.2 of this Dispute Resolution Appendix.

                 (e) If the Dispute is not resolved by any of the preceding steps and is not submitted to or is not resolved by mediation, then either Party may submit the Dispute to binding arbitration in accordance with Section B.3 of this Dispute Resolution Appendix.

         A referral under any of Sections B.1(a), B.1(b), and B.1(c) of this Dispute Resolution Appendix shall be made by written notice to the Persons designated in the applicable Section or Sections. That notice shall be in a form described in the Agreement or an electronic mail message and addressed to each Person at his office address or electronic mail address; each notice shall be given and effective as described in the Agreement or, in the case of electronic mail, upon actual receipt. The date of referral is the last date that notice is given to all of the Persons to whom the Dispute must have been referred.

         2. Mediation. The mediation of an unresolved Dispute shall be conducted in this manner:

                 (a) Either Party may submit the Dispute to mediation by giving notice of mediation to the other Party. The Parties shall attempt to agree upon and appoint a sole mediator who has the Qualifications promptly after that notice is given.

                 (b) If the Parties are unable to agree upon a mediator within ten days after the date the Dispute is submitted to mediation, either Party may request the Dallas office of the American Arbitration Association to appoint a mediator who has the Qualifications.
                          The mediator so appointed shall be deemed to have the Qualifications and to be accepted by the Parties.





Exhibit M to Information Technology Services Agreement                    page 2

                 (c) The mediation shall be conducted in the Dallas-Fort Worth metropolitan area at a place and a time agreed by the Parties with the mediator, or if the Parties cannot agree, as designated by the mediator. The mediation shall be held within 20 days after the mediator is appointed.

                 (d) If either Party has substantial need for information from the other Party (in addition to information obtained under Section 23.2 of the Agreement) in order to prepare for the mediation, the Parties shall attempt to agree on procedures for the formal exchange of information; if the Parties cannot agree, the mediator's determination shall be effective.

                 (e) Each Party shall be represented in the mediation by at least its Account Manager or another natural Person with authority to settle the Dispute on behalf of that Party and, if desired by that Party, by counsel for that Party. The Parties' representatives in the mediation shall continue with the mediation as long as the mediator requests.

                 (f) The mediation shall be subject to Chapter 154 of Title 7 of the Texas Civil Practice and Remedies Code.

                 (g) Unless otherwise agreed by the Parties, each Party shall pay one-half of the mediator's fees and expenses and shall bear all of its own expenses in
                          connection with the mediation.   Neither Party may
                          employ or use the mediator as a witness, consultant, expert, or counsel regarding the Dispute or any related matters.

         3. Arbitration. The arbitration of an unresolved Dispute shall be conducted in this manner:

                 (a) Either Party may begin arbitration by filing a demand for arbitration in accordance with the Arbitration Rules. The Parties shall attempt to agree upon and appoint a panel of three arbitrators promptly after that demand is filed. Each of those arbitrators must have the Qualifications, and at least one of those arbitrators must be included in the Complex Dispute List (unless no list of that kind is then maintained).

                 (b) If the Parties are unable to agree upon any or all of the arbitrators within ten days after the demand for arbitration was filed (and do not agree to an extension of that ten-day period), either Party may request the Dallas office of the American Arbitration Association to appoint the arbitrator or





Exhibit M to Information Technology Services Agreement                    page 3
                          arbitrators, who have the Qualifications (and at least one of whom must be included in the Complex Dispute List, unless no list of that kind is then maintained), necessary to complete the panel in accordance with the Arbitration Rules. Each arbitrator so appointed shall be deemed to have the Qualifications and to be accepted by the Parties as part of the panel.

                 (c) The arbitration shall be conducted in the Dallas-Fort Worth metropolitan area at a place and a time agreed by the Parties with the panel, or if the Parties cannot agree, as designated by the panel. The panel may, however, call and conduct hearings and meetings at such other places as the Parties may agree or as the panel may, on the motion of one Party, determine to be necessary to obtain significant testimony or evidence.

                 (d) The Parties shall attempt to agree upon the scope and nature of any discovery for the arbitration in addition to the information available under Section
                          23.2 of the Agreement. If the Parties do not agree, the panel may authorize any and all forms of discovery, including depositions, interrogatories, and document production, upon a showing of particularized need that the requested discovery is likely to lead to material evidence needed to resolve the Dispute and is not excessive in scope, timing, or cost.

                 (e) The arbitration shall be subject to the Federal Arbitration Act and conducted in accordance with the Arbitration Rules to the extent they do not conflict with this Section B.3 of this Dispute Resolution Appendix. The Parties and the panel may, however, agree to vary the provisions of this Section B.3 of this Dispute Resolution Appendix or the matters otherwise governed by the Arbitration Rules.

                 (f)      The panel has no power to:

                          (i) rule upon or grant any extension, renewal, or continuance of the Agreement;

                          (ii) award remedies or relief either expressly prohibited by the Agreement or under circumstances not permitted by the Agreement; or

                          (iii) grant provisional or temporary injunctive relief before rendering the final decision or award.





Exhibit M to Information Technology Services Agreement                    page 4

                 (g) Unless the Parties otherwise agree, all Disputes regarding or related to the same topic or event that are subject to arbitration at one time shall be consolidated in a single arbitration proceeding.

                 (h) A Party or other Person involved in an arbitration under this Section B.3 may join in that arbitration any Person other than a Party if

                          (i) the Person to be joined agrees to resolve the particular dispute or controversy in accordance with this Section B.3 and the other provisions of this Dispute Resolution Appendix applicable to arbitration; and

                          (ii) the panel determines, upon application of the Person seeking joinder, that the joinder of that other Person will promote the efficiency, expedition, and consistency of the result of the arbitration and will not unfairly prejudice any other party to the arbitration.

                 (i) The arbitration hearing shall be held within 30 days after the appointment of the panel. Upon request of either Party, the panel shall arrange for a transcribed record of the arbitration hearing, to be made available to both Parties.

                 (j) The panel's final decision or award shall be made within 30 days after the hearing. That final decision or award shall be made by unanimous or majority vote or consent of the arbitrators constituting the panel, and shall be deemed issued at the place of arbitration. The panel shall issue a reasoned written final decision or award based on the Agreement and Texas law; the panel may not act according to equity and conscience or as an amicable compounder or apply the law merchant.

                 (k)      The panel's final decision or award may include:

                          (i) recovery of Damages to the extent permitted by the Agreement; or

                          (ii) injunctive relief in response to any actual or threatened breach of the Agreement or any other actual or threatened action or omission of a Party under or in connection with the Agreement.

                 (l) The panel's final decision or award shall be final and binding upon the Parties, and judgment upon that decision or award may be entered in any





Exhibit M to Information Technology Services Agreement                    page 5
                          court having jurisdiction over either or both of the Parties or their respective assets. The Parties specifically waive any right they may have to apply or appeal to any court for relief from the preceding sentence or from any decision of the panel made, or any question of law arising, before the final decision or award. If any decision by the panel is vacated for any reason, the Parties shall submit that Dispute to a new arbitration in accordance with this Section B.3.

                 (m) Each Party shall pay one-half of the arbitrators' fees and expenses, and shall bear all of its own expenses in connection with the arbitration. The panel has the authority, however, to award recovery of all costs and fees (including attorneys' fees, administrative fees and the panel's fees and expenses) to the prevailing Party in the arbitration.

         4. Recourse to Courts. Nothing in the Dispute Resolution Procedure limits the right of either Party to apply to a court or other tribunal having jurisdiction to:

                 (a) enforce the Dispute Resolution Procedure, including the agreement to arbitrate in this Dispute Resolution Appendix;

                 (b) seek provisional or temporary injunctive relief, in response to an actual or impending breach of Article XIV of the Agreement or otherwise so as to avoid irreparable damage or maintain the status quo, until a final arbitration decision or award is rendered or the Dispute is otherwise resolved; or

                 (c) challenge or vacate any final arbitration decision or award that does not comport with Section B.3 of this Dispute Resolution Appendix.

         5. Submission to Jurisdiction. Each Party irrevocably submits to the jurisdiction of the federal courts of the United States and the state courts of Texas located in Tarrant County, Texas. Each Party waives any defense or challenge to that jurisdiction based on lack of personal jurisdiction, improper venue, or inconvenience of forum.

         6. Confidentiality. The proceedings of all negotiations, mediations, and arbitrations as part of the Dispute Resolution Procedure shall be privately conducted. The Parties shall keep confidential all conduct, negotiations, documents, decisions, and awards in connection with those proceedings under the Dispute Resolution Procedure.





Exhibit M to Information Technology Services Agreement                    page 6

               Exhibit P:  Electronic Travel Distribution System



A. The members of the Airline Group may use, or may cause TSG to use, PSS/FPC to develop, maintain, manage, operate and use an Electronic Travel Distribution system in their own internal operations.

B. AMERICAN may use, or may cause TSG to use, PSS/FPC to develop, maintain, manage, market and provide an Electronic Travel Distribution System for and/or to other Persons subject to the requirements that any such Electronic Travel Distribution System (i) must be branded using the name "American Airlines" and/or the name of an airline marketing alliance in which any member of the Airline Group participates and which involves an exchange of passenger or cargo traffic, (ii) if provided directly to Travel Purchasers (i.e., other than by an Intermediary), must (A) apply a minimum 90-minute penalty in its availability displays to Air Carrier services that Compete with AA Flights and (B) favor AA Flights in all other displays that include multiple Air Carriers, and (iii) if provided indirectly to Travel Purchasers (i.e., by an Intermediary), must (A) apply a minimum 360-minute penalty in its availability displays to Air Carrier services that Compete with AA Flights, (B) favor AA Flights in all other displays that include multiple Air Carriers, and
(C) be provided to Travel Purchasers without modification or enhancement of the information or software provided by the Airline Group to such Intermediary.

         (1) Providing any such Electronic Travel Distribution System described above in this Section B to any Person shall not be an Other Mixed Service. Accordingly, any charge by the Airline Group for access to, or the opportunity to use, such Electronic Travel Distribution System shall not be subject to Subsection D of Section "12.2. THE AIRLINE GROUP'S PROVISION OF SERVICES TO AG CUSTOMERS" of the Agreement.

         (2) The Airline Group shall not market or provide any such Electronic Travel Distribution System described above in this section B or any CRS to any Travel Agent if that Travel Agent has during the preceding six calendar months generated 25% or more of its total bookings through the SABRE system (and for this purpose "SABRE system" does not include any Electronic Travel Distribution System provided by the Airline Group). Further, the Airline Group shall not:

                 a. Permit or facilitate the use of PSS/FPC or any other software that would allow the use of any such Electronic Travel Distribution System in a manner contrary to any of the preceding provisions of this section B; or

                 b. Permit or facilitate any Person's use of any such Electronic Travel Distribution System, or information provided by or through any such Electronic





Exhibit P to Information Technology Services Agreement

                 Travel Distribution System, in a manner contrary to any of the preceding provisions of this section B.

         If TSG or any member of the Airline Group learns that any such Electronic Travel Distribution System is being used in a manner not permitted by this section A, then the Airline Group shall cooperate with TSG, at AMERICAN's expense, to cause such impermissible use to be terminated, including, if technologically feasible and economically practicable, blocking any further such use.

         (3) To the extent that any such Electronic Travel Distribution System described above in this section B is provided directly or indirectly to Travel Purchasers, the statement or logo "Powered by SABRE" must clearly appear on the screen used to conduct schedule or fare inquiries in such Electronic Travel Distribution System.

         (4) If the restrictions set forth above in this Section B imposed upon the Airline Group's marketing or providing an Electronic Travel Distribution System (i) would prevent the Airline Group from marketing and providing an Electronic Travel Distribution System as marketed and provided by, in connection with the Transportation Business of, any Air Carrier that Competes with AMERICAN's Transportation Business and
         (ii) would be likely, in AMERICAN'S sole judgment, to place AMERICAN at a disadvantage in Competing against such Air Carrier in the Transportation Business, then AMERICAN may market and provide such an Electronic Travel Distribution System subject to the following requirements:

                 a. Prior to marketing and providing such an Electronic Travel Distribution System, AMERICAN shall give TSG a Notice containing a description of the nature and scope of such Electronic Travel Distribution System that AMERICAN proposes to market and provide in order to alleviate such a competitive disadvantage.

                 b. AMERICAN shall consult with TSG, within ten days after such Notice, concerning measures and/or compensation that may be appropriate in order to mitigate, to the extent possible, the adverse impact of AMERICAN's marketing and providing such an Electronic Travel Distribution System on the economic expectations of TSG under the Agreement while still alleviating such competitive disadvantage to AMERICAN. If the Parties are unable to agree upon such appropriate measures and/or compensation, then AMERICAN may market and provide such an Electronic Travel Distribution System and the issue of what, if any, measures and/or compensation to TSG may be appropriate shall constitute a Dispute to be resolved in accordance with the Dispute Resolution Procedure.





Exhibit P to Information Technology Services Agreement

C. All bookings of travel-related products or services through any Electronic Travel Distribution System described in the first sentence of section B above, other than AA Flights, shall be queued to the SABRE CRS. The Airline Group shall be deemed to be a SABRE CRS subscriber for the purposes of creating bookings other than bookings of AA Flights, and all booking fees and other revenues derived from such bookings shall be treated as if generated through the SABRE CRS. TSG shall be obligated to develop and implement, at its own expense, any additional technology necessary to queue such bookings other than bookings of AA Flights to the SABRE CRS and to determine and collect the booking fees for such bookings. TSG shall not be entitled to any booking fees or other revenues for bookings of AA Flights, other than the PSS/FPC processing Fees associated with such bookings of AA Flights payable at the Current Rates set forth in the Rate and Reset Schedule. The Parties intend that TSG shall not be entitled to any PSS/FPC processing Fees associated with any booking for which TSG receives a booking fee or other booking-derived revenue. Nevertheless, the technology does not now exist to determine the correlation between bookings and PSS/FPC processing Fees with any precision. Therefore, the Parties will estimate that correlation, and such estimate may be revised from time to time by their agreement. If the technology is developed to determine such correlation with some precision, then the Parties will use that technology and discontinue use of their estimates. Nothing in this section C, however, shall obligate either Party to develop such technology.

D. If the Airline Group develops itself or causes a Person other than TSG to develop any functionality that provides input to or receives output from PSS/FPC in or for any Electronic Travel Distribution System described in the first sentence of section B above, then:

         (1) If that functionality is offered or provided to any Intermediary, AMERICAN shall promptly offer and provide it to TSG, for TSG's use with or in its equivalent products, on terms that are the same as or equivalent to the most favorable terms on which such functionality is provided to any such Intermediary.

         (2) If that functionality is not offered or provided to any Intermediary, AMERICAN shall promptly negotiate with TSG (but is not obligated to agree upon) the terms on which such functionality would be provided to TSG for TSG's use with or in its equivalent products.

In this section D, "functionality" refers to how an Electronic Travel Distribution System operates or is used, and not the travel-related products or services that are offered by or through an Electronic Travel Distribution System.





Exhibit P to Information Technology Services Agreement
                                                                          page 3